                                                                   Exhibit 10/27


                                CREDIT AGREEMENT

                                      among

                      PEGASUS MEDIA & COMMUNICATIONS, INC.


                            THE SEVERAL LENDERS FROM
                           TIME TO TIME PARTIES HERETO

                                     - and -

                       CANADIAN IMPERIAL BANK OF COMMERCE,
                                 NEW YORK AGENCY

                                    as Agent




                           Dated as of August 29, 1996

                                TABLE OF CONTENTS


SECTION                                                                                          PAGE NO.

                RECITALS   ......................................................................        1

I.              GENERAL TERMS....................................................................        1
                1.01       Reducing Revolver Facilities..........................................        1
                1.02       Revolving Lines of Credit.............................................        2
                1.03       Interest on the Notes.................................................        3
                1.04       Requests for Advances; Type of Loan...................................        6
                1.05       Loan Disbursements....................................................        7
                1.06       Payments, Prepayments and Termination or Reduction of the
                           Commitments...........................................................        7
                1.07       Fees..................................................................       11
                1.08       Requirements of Law...................................................       11
                1.09       Limitations on LIBOR Loans; Illegality................................       12
                1.10       Taxes.................................................................       13
                1.11       Indemnification.......................................................       14
                1.12       Payments Under the Notes..............................................       14
                1.13       Set-Off, Etc..........................................................       15
                1.14       Pro Rata Treatment; Sharing...........................................       16
                1.15       Non-Receipt of Funds by the Agent.....................................       16
                1.16       Replacement of Notes..................................................       17

II.             SECURITY; SUBORDINATION; USE OF PROCEEDS.........................................       17
                2.01       Security for the Obligations; Subordination; Etc......................       17
                2.02       Use of Proceeds.......................................................       18

III.            CONDITIONS OF MAKING THE LOANS...................................................       18
                3.01       Conditions to the First Advances......................................       18
                3.02       Acquisition Loans.....................................................       21
                3.03       All Loans.............................................................       23
                3.04       Lender Approvals......................................................       23

IV.             REPRESENTATIONS AND WARRANTIES...................................................       23
                4.01       Financial Statements..................................................       23
                4.02       Organization, Qualification, Etc......................................       24
                4.03       Authorization; Compliance; Etc........................................       24
                4.04       Governmental and Other Consents, Etc..................................       24
                4.05       Litigation............................................................       25
                4.06       Compliance with Laws and Agreements...................................       25
                4.07       Franchises; Licenses, Etc.............................................       25
                4.08       The Systems...........................................................       26
                4.09       Rate Regulation.......................................................       28
                4.10       The Stations..........................................................       28
                4.11       DBS Rights............................................................       29
                4.12       Title to Properties; Condition of Properties..........................       29
                4.13       Interests in Other Businesses.........................................       29
                4.14       Solvency..............................................................       29
                4.15       Full Disclosure.......................................................       30
                4.16       Margin Stock..........................................................       30
                4.17       Tax Returns...........................................................       30
                4.18       Pension Plans, Etc....................................................       30
                4.19       Material Agreements...................................................       30
                4.20       Projections...........................................................       31
                4.21       Brokers, Etc..........................................................       31
                4.22       Capitalization........................................................       31
                4.23       Environmental Compliance..............................................       31
                4.24       Investment Company Act................................................       32
                4.25       Labor Matters.........................................................       32
                4.26       Senior Debt...........................................................       32


V.              FINANCIAL COVENANTS..............................................................       32
                5.01       Leverage..............................................................       33
                5.02       Interest Coverage.....................................................       33
                5.03       Fixed Charges.........................................................       34
                5.04       Pro Forma Debt Service Coverage.......................................       34
                5.05       Capital Expenditures..................................................       34
                5.06       Restricted Payments...................................................       35

VI.             AFFIRMATIVE COVENANTS............................................................       35
                6.01       Preservation of Assets; Compliance with Laws, Etc.....................       35
                6.02       Insurance.............................................................       36
                6.03       Taxes, Etc............................................................       36
                6.04       Notice of Proceedings, Defaults, Adverse Change, Etc..................       37
                6.05       Financial Statements and Reports......................................       37
                6.06       Inspection............................................................       40
                6.07       Accounting System.....................................................       40
                6.08       Appraisals............................................................       40
                6.09       Additional Assurances.................................................       40
                6.10       Completion of Improvements............................................       41
                6.11       Renewal of Franchises.................................................       41
                6.12       Compliance with Environmental Laws....................................       41
                6.13       Interest Rate Protection..............................................       42

VII.            NEGATIVE COVENANTS...............................................................       42
                7.01       Indebtedness..........................................................       42
                7.02       Liens.................................................................       43
                7.03       Disposition of Assets; etc............................................       44
                7.04       Fundamental Changes; Acquisitions.....................................       44
                7.05       Local Marketing Agreements, Etc.......................................       45
                7.06       Management............................................................       45
                7.07       Sale and Leaseback....................................................       45
                7.08       Investments...........................................................       45
                7.09       Change in Business....................................................       45
                7.10       Accounts Receivable...................................................       45
                7.11       Transactions with Affiliates..........................................       45
                7.12       Amendment of Certain Agreements, Etc..................................       45
                7.13       ERISA.................................................................       46
                7.14       Margin Stock..........................................................       46
                7.15       Negative Pledges, etc.................................................       46

VIII.           DEFAULTS   ......................................................................       46



IX.             REMEDIES ON DEFAULT, ETC.........................................................       49

X.              THE AGENT  ......................................................................       49
                10.01      Appointment, Powers and Immunities....................................       49
                10.02      Reliance by Agent.....................................................       50
                10.03      Events of Default.....................................................       50
                10.04      Rights as a Lender....................................................       50
                10.05      Indemnification.......................................................       50
                10.06      Non-Reliance on Agent and Other Lenders...............................       51
                10.07      Failure to Act........................................................       51
                10.08      Resignation or Removal of Agent.......................................       51
                10.09      Cooperation of Lenders................................................       51

XI.             DEFINITIONS......................................................................       52

XII.            ENTIRE AGREEMENT; AMENDMENTS AND WAIVERS;
                SEPARATE ACTIONS BY THE LENDERS..................................................       69

XIII.           BENEFIT OF AGREEMENT; ASSIGNMENTS AND
                PARTICIPATIONS...................................................................       70

XIV.            MISCELLANEOUS....................................................................       72
                14.01      Survival..............................................................       72
                14.02      Fees and Expenses; Indemnity; Etc.....................................       72
                14.03      Notice................................................................       73
                14.04      Governing Law.........................................................       74
                14.05      CONSENT TO JURISDICTION, WAIVER OF
                           JURY TRIAL............................................................       74
                14.06      Severability..........................................................       74
                14.07      Section Headings, Etc.................................................       75
                14.08      Several Nature of Lenders' Obligations................................       75
                14.09      Counterparts..........................................................       75
                14.10      Knowledge and Discovery...............................................       75
                14.11      Amendment of Other Agreements.........................................       75
                14.12      FCC and Municipal Approvals...........................................       75
                14.13      Disclaimer of Reliance................................................       76
                14.14      Environmental Indemnification.........................................       76
                14.15      Designation of Senior Debt............................................       76

                               INDEX OF SCHEDULES


Schedule 1.01(a)                       Allocation of Loans and Commitments
Schedule 1.01(c)                       Form of Reducing Revolving Credit Note
Schedule 1.02                          Form of Revolving Credit Note
Schedule 1.04(a)                       Request for Advances
Schedule 1.04(d)                       Interest Rate Option Notice
Schedule 2.01                          Exceptions to Security
Schedule 2.02                          Sources and Uses of Proceeds
Schedule 4.01(a)                       Financial Statements
Schedule 4.01(b)                       Opening Balance Sheet
Schedule 4.01(c)                       Parent's Indebtedness
Schedule 4.02                          Organization, Etc.
Schedule 4.04                          Governmental and Other Consents
Schedule 4.05                          Litigation
Schedule 4.07(a)                       Franchises
Schedule 4.07(b)                       Licenses
Schedule 4.09                          Rate Regulation
Schedule 4.10                          Stations
Schedule 4.11                          DBS Agreements
Schedule 4.12                          Head-End and Tower Site Leases, Etc.
Schedule 4.13                          Interests in Other Businesses
Schedule 4.18                          Pension Plans
Schedule 4.19                          Material Agreements
Schedule 4.20                          Projections
Schedule 4.22                          Capitalization
Schedule 4.23                          Environmental Compliance
Schedule 4.26                          Senior Debt
Schedule 6.05                          Compliance Certificate
Schedule 7.01                          Indebtedness
Schedule 7.02                          Liens
Schedule 13(b)(iv)                     Form of Assignment and Acceptance
Schedule 13(b)(v)                      Form of Notice of Assignment and
                                         Acceptance

                                CREDIT AGREEMENT


       AGREEMENT dated as of August 29, 1996, by and among CIBC INC. ("CIBC") and the various other financial institutions which are now, or in accordance with Article XIII hereafter become, parties hereto by execution of the signature pages to this Agreement (collectively, the "Lenders" and each individually, a "Lender"); CANADIAN IMPERIAL BANK OF COMMERCE, NEW YORK AGENCY, as agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, the "Agent"); and PEGASUS MEDIA & COMMUNICATIONS, INC., a Delaware corporation (the "Borrower"), a subsidiary of Pegasus Communications Holdings, Inc., a Delaware corporation ("Holdings"). Certain capitalized terms used herein without definition are defined in Article XI of this Agreement.

                                    RECITALS

       A. The Borrower's various direct and indirect Subsidiaries own and operate (1 ) cable television systems located in Connecticut, Massachusetts, New Hampshire and Puerto Rico, (2) broadcast television stations located in Florida, Maine, Mississippi, Pennsylvania and Tennessee and (3) rights to deliver direct broadcast satellite ("DBS") service in portions of Connecticut, Massachusetts, New Hampshire and New York. Certain special purpose subsidiaries of the Borrower or Holdings, referred to herein as the License Subsidiaries, own the licenses for each broadcast television station.

       B. Holdings and Dominica Padilla Acosta (a/k/a Dominick Padilla), Maria del Carmen Padilla Lopez, Dom's Tele-Cable, Inc. and Domar, Inc. (collectively, the "San German Sellers") are parties to an Asset Purchase Agreement dated as of March 21, 1996, as amended as of May 31, 1996, July 1, 1996, (the "San German Acquisition Agreement"), providing for the purchase of certain additional cable television systems in Puerto Rico (the "San German Systems") by Holdings or its designee (the "San German Acquisition").

       C. The Borrower desires to obtain additional funds (1) to retire the Borrower's existing indebtedness to IBJ Schroder Bank and Trust Company, (2) for working capital and Capital Expenditures, (3) to finance the San German Acquisition and (4) subject to availability, to finance Permitted Acquisitions.

       D. The Lenders are willing to provide such funds, all subject to the terms and conditions of this Agreement.

       NOW THEREFORE, the parties hereto, intending to be legally bound, and in consideration of the foregoing and the mutual covenants contained herein, hereby agree as follows:

       I.       GENERAL TERMS


       Section 1.01.  Reducing Revolver Facilities.

       (a) On the Closing Date, subject to the terms and conditions contained in this Agreement, the Lenders agree to establish in favor of the Borrower reducing revolving credit facilities (the "Reducing Revolvers") in the aggregate principal amount of (i) $40,000,000, allocated among the Lenders as set forth in
Schedule 1.01(a) (collectively, in either case, as reduced pursuant to Section 1.06, the "Reducing Revolver Commitments" and, with respect to each Lender's allocation of the Reducing Revolvers, its "Reducing Revolver Commitment"), which shall expire on June 30, 2003 (such date, or such earlier date as the Reducing

Revolver Commitments shall be terminated hereunder, being referred to herein as the "Expiration Date").

       (b) Borrowings under the Reducing Revolver Commitments shall be limited to $28,000,000, until such time, if any, as CIBC assigns at least $12,000,000 of the Reducing Revolver Commitments to one or more lenders unaffiliated with CIBC. For purposes of this Agreement, the term "Available Reducing Revolver Commitments" shall mean, at any time, the aggregate amount of the Reducing Revolver Commitments specified in the second table set forth in Section 1.06(b) (and reduced as otherwise provided in Section 1.06), until the completion of the assignment(s) referred to above. In the event that, as contemplated by Section 1.06(e), the Borrower shall prepay the Reducing Revolver Notes from the proceeds of a Disposition, then an amount of the Available Reducing Revolver Commitments equal to the amount of such prepayment (the "Reserved Commitment Amount") shall be reserved and shall not be available for borrowings hereunder except and to the extent that the proceeds of such borrowings are to be applied to make Permitted Acquisitions consummated within the time periods applicable to reinvestments under Section 1.06(e)(y). The Borrower agrees, upon the occasion of any borrowing hereunder made for the purpose of utilizing all or any portion of the Reserved Commitment Amount, to advise the Agent in writing of such fact at the time of such borrowing, identifying (i) the amount of such borrowing to be so applied, (ii) the Permitted Acquisition in respect of which the proceeds of such borrowing are to be applied and (iii) the reduced Reserved Commitment Amount to be in effect after giving effect to such borrowing.

       (c) Loans made under the Reducing Revolvers are hereinafter sometimes referred to collectively as the "Reducing Revolver Advances". The aggregate principal amount of Reducing Revolver Advances made by the Lenders as requested in any Request for Advances shall be (i) at least $1,000,000 and, if more, a multiple of $100,000 in the case of LIBOR Loans, and $500,000, and, if more, a multiple of $100,000, in the case of Prime Rate Loans or (ii) such lesser amount as equals the then unadvanced portion of the aggregate Available Reducing Revolver Commitments. From the Closing Date to and including the Expiration Date and within the limits of the aggregate Available Reducing Revolver Commitments, the Borrower may borrow, repay and reborrow under this Section 1.01.

       (d) The borrowings under this Section 1.01 shall be evidenced by the Borrower's Reducing Revolving Credit Notes, each in the form attached hereto as
Schedule 1.01(c) (together with any additional Reducing Revolving Credit Notes issued to any assignee(s) of the Reducing Revolver Commitments under Article XIII or otherwise issued in substitution therefor, the "Reducing Revolver Notes"). The Reducing Revolver Notes are hereby incorporated by reference herein and made a part hereof.

       (e) The parties hereby expressly acknowledge and agree that (i) the initial allocation of $40,000,000 of the Reducing Revolver Commitments to CIBC in Schedule 1.01(a) has been effected for the sole purpose of eliminating the need to revise this Agreement, if and when one or more other lenders unaffiliated with CIBC subsequently become parties hereto and assume at least $12,000,000 of such Reducing Revolver Commitments, and (ii) in no event shall CIBC have any liability under any circumstances to advance more than $28,000,000 (such maximum amount to be reduced from time to time as provided in Section 1.06) under the Reducing Revolver Commitments or to arrange for other lenders to advance the balance of the Reducing Revolver Commitments.

       Section 1.02.  Revolving Lines of Credit.

       (a) On the Closing Date, subject to the terms and conditions contained in this Agreement, the Lenders agree to establish in favor of the Borrower revolving lines of credit (the "Revolving Lines of Credit") in the aggregate principal amount of $10,000,000, allocated among the Lenders as set forth in
Schedule 1.01(a) (collectively, as reduced pursuant to Section 1.06, the

"Revolving Credit Commitments" and, with respect to each Lender's allocation of the Revolving Lines of Credit, its "Revolving Credit Commitment") which shall expire on the Expiration Date.

       (b) Borrowings under the Revolving Credit Commitments shall be limited to an aggregate amount of $7,000,000 until such time, if any, as CIBC assigns at least $3,000,000 of the Revolving Credit Commitments to one or more lenders unaffiliated with CIBC (as so limited, the "Available Revolving Credit Commitments").

       (c) Loans made under the Revolving Lines of Credit are hereinafter sometimes referred to collectively as the "Revolving Credit Advances" and, together with the Reducing Revolver Advances, the "Advances"). The aggregate principal amount of Revolving Credit Advances made by the Lenders as requested in any Request for Advances shall be (i) at least $1,000,000 and, if more, a multiple of $100,000, in the case of LIBOR Loans, and $500,000 and, if more, a multiple of $100,000, in the case of Prime Rate Loans, or (ii) such lesser amount as equals the then unadvanced portion of the aggregate Available Revolving Credit Commitments. From the date hereof to and including the Expiration Date and within the limits of the aggregate Available Revolving Credit Commitments, the Borrower may borrow, repay and reborrow under this
Section 1.02.

       (d) The borrowings under this Section 1.02 shall be evidenced by the Borrower's Revolving Credit Notes, each in the form attached hereto as Schedule
1.02 (together with any additional Revolving Credit Notes issued to any assignee(s) of the Revolving Credit Commitments under Article XIII or otherwise issued in substitution therefor, the "Revolving Credit Notes" and, collectively with the Reducing Revolver Notes, the "Notes"). The Revolving Credit Notes are hereby incorporated by reference herein and made a part hereof.

       (e) The parties hereby expressly acknowledge and agree that (i) the initial allocation of $10,000,000 of the Revolving Credit Commitments to CIBC in
Schedule 1.01(a) has been effected for the sole purpose of eliminating the need to revise this Agreement if and when one or more other Lenders unaffiliated with CIBC subsequently become parties hereto and assume at least $3,000,000 of such Revolving Credit Commitments, and (ii) in no event shall CIBC have any liability under any circumstances to advance more than $7,000,000) (such maximum amount to be reduced from time to time as provided in Section 1.06) under the Revolving Credit Commitments or to arrange for other Lenders to advance the balance of the Revolving Credit Commitments.

       Section 1.03.  Interest on the Notes.

       (a) Interest Rate . Subject to the terms and conditions set forth in this
Section 1.03, including without limitation paragraph (b) (iii) below, the Borrower may elect an interest rate for the outstanding principal balances from time to time of the Notes, or any portion thereof, based on either the Prime Rate or the applicable LIBOR Rate and determined as follows:

                (i) the rate for any Prime Rate Loan shall be the Prime Rate plus the Applicable Margin for Prime Rate Loans then in effect; and

                (ii) the rate for any LIBOR Loan shall be the applicable LIBOR Rate plus the Applicable Margin for LIBOR Loans in effect on the first day of the applicable Interest Period.

       (b) Applicable Margin. The "Applicable Margin" shall be determined as follows:

       (i) from and after the Closing Date until the first Interest Adjustment Date, the Applicable Margin for Prime Rate Loans shall be 1.75% and the Applicable Margin for LIBOR Loans shall be 3.00%;

       (ii) from and after the first Interest Adjustment Date until the next Interest Adjustment Date and each subsequent Interest Adjustment Date until the next Interest Adjustment Date, subject to the provisions of subparagraph (v) below, the Applicable Margin shall be determined as provided in this Section 1.03(b), from the following table based upon the ratio of Total Funded Debt on the Quarterly Date immediately preceding the applicable Interest Adjustment Date , to Adjusted Operating Cash Flow for the Interest Adjustment Period ended on such Quarterly Date (the "Leverage Ratio"), provided that, if the Leverage Ratio shall exceed 6.50:1.00, the provisions of paragraph (iii) below shall govern:


---------------------------------------------------------------------------------------------------------------------

                                                                     Applicable Margin

--------------------------------------------------------------------------------------------------------------------
        Ratio of Total Funded
           Debt to Adjusted
         Operating Cash Flow                      Prime Rate Loans                          LIBOR Loans
--------------------------------------------------------------------------------------------------------------------
 Less than or equal to 6.50:1.00 but
  greater than or equal to 5.50:1.00                    1.75%                                  3.00%
--------------------------------------------------------------------------------------------------------------------
 Less than 5.50:1.00 but greater than
        or equal to 5.00:1.00                           1.50%                                  2.75%
--------------------------------------------------------------------------------------------------------------------
 Less than 5.00:1.00 but greater than
        or equal to 4.50:1.00                           1.25%                                  2.50%
--------------------------------------------------------------------------------------------------------------------
 Less than 4.50:1.00 but greater than
        or equal to 4.00:1.00                           1.00%                                  2.25%
--------------------------------------------------------------------------------------------------------------------
         Less than 4.00:1.00                             .75%                                  2.00%
------------------------------------------------------------------------------ -------------------------------------

       (iii) If, with respect to any Interest Adjustment Period, the Leverage Ratio exceeds 6.50:1.00, then from and after the Closing Date until the first Interest Adjustment Date or from and after any subsequent Interest Adjustment Date until the next Interest Adjustment Date, as applicable, (x) that portion of the aggregate outstanding principal balances of the Notes other than the Enhanced Yield Balances shall bear interest, as elected by the Borrower in accordance with Section 1.04, at either (A) the Prime Rate plus 1.75% or (B) the applicable LIBOR Rate plus 3.00%; and (y) the Enhanced Yield Balances of the Notes shall bear interest, as elected by the Borrower in accordance with Section 1.04, at either (A) the Prime Rate plus 3.75% or (B) the applicable LIBOR Rate plus 5.00%. As used herein, the term "Enhanced Yield Balances" shall mean, as of any Quarterly Date, the portion of the aggregate outstanding principal balances of the Notes which, if repaid, would cause the applicable Leverage Ratio to be less than or equal to 6.50:1.00. For purposes of this clause (iii), the Enhanced Yield Balances as of the Closing Date shall be deemed to be $11,500,000.

       (iv) Nothing in paragraph (a) above or in this Section 1.03(b) shall be deemed to constitute a waiver of the requirements of Section 5.01, default under which will result in an Event of Default and the application of the default rate of interest specified in Section 1.03(e).

       (v) As used in this Section 1.03, the term "Interest Adjustment Date" shall mean the first day of the first month after the date on which the Lenders have received all of the unaudited financial statements and compliance certificates required to be delivered under Section 6.05(b) and (d) (the "Required Financial Statements") with respect to any period of four (4) consecutive fiscal quarters (each an "Interest Adjustment Period"), commencing with the Interest Adjustment Period ending September 30, 1996, in each case together with a certificate of the chief executive officer or chief financial officer of the Borrower as to the ratio of Total Funded Debt to Adjusted Operating Cash Flow.

       (vi) The determination of the Applicable Margin under this Section 1.03 as of any Interest Adjustment Date shall be based on unaudited quarterly financial statements as provided above. Notwithstanding the preceding sentence, in the event of any discrepancy between the computation based on unaudited financial statements upon which the Applicable Margin shall have been increased or decreased and the related audited financial statements furnished pursuant to
Section 6.05(a) (the "Audited Financial Statements"), the computation based upon the Audited Financial Statements shall govern retroactive to the first day of the first month following the month in which the event giving rise to such discrepancy occurred, if such event and the date of the occurrence thereof is readily and objectively identifiable, or, if such event or the date of the occurrence thereof is not so identifiable, then retroactive to the Interest Adjustment Date as of which the Applicable Margin was adjusted based on such unaudited financial statements. In the event of a retroactive correction in the determination of the Applicable Margin in favor of the Borrower, the amount of interest thereby refundable to the Borrower shall be applied on the date of such retroactive correction, to prepay interest payable on the Notes. In the event of a retroactive correction in the determination of the Applicable Margin in favor of the Lenders, the amount of interest thereby due and payable by the Borrower shall be paid to the Agent (without additional penalty thereon), for the ratable account of the Lenders, within three (3) Business Days after the Agent gives notice to the Borrower of such retroactive correction.

       (c) Interest Payment Dates. Interest on the Loans shall be payable in arrears, without setoff, deduction or counterclaim, as follows:

       (i) Interest on each Prime Rate Loan shall be due and payable on the last Business Day of March, June, September and December of each year (the "Quarterly Dates"), commencing September 30, 1996, and at maturity, whether by reason of acceleration, prepayment, payment or otherwise, provided that interest accrued on any Prime Rate Loan which is converted to a LIBOR Loan shall be paid on the Quarterly Date following the date of such conversion (or, if accrued on a Prime Rate Loan which is so converted on a Quarterly Date, on such Quarterly Date). The interest rate on Prime Rate Loans shall change on the date of any change in the applicable Prime Rate.

       (ii) Interest on each LIBOR Loan shall be due and payable on the last day of the Interest Period applicable to such Loan and, if such Interest Period exceeds three (3) months, every three (3) months after the beginning thereof, until and at maturity, whether by reason of acceleration, prepayment, payment or otherwise.

       (d) Computations. Interest on Prime Rate Loans shall be computed on the basis of the actual number of days elapsed over a 365 or 366-day year, as applicable. Interest on LIBOR Loans shall be computed on the basis of the actual number of days elapsed over a 360-day year.

       (e)      Effect of Defaults, Etc.

       (i) Notwithstanding the foregoing, no downward adjustment of the Applicable Margin hereunder shall be permitted (A) unless the financial statements for the relevant fiscal period delivered to the Agent are accompanied (or followed before the applicable Interest Adjustment Date) by a written request by the Borrower for such adjustment or (B) during the existence of any Default.

       (ii) During the existence of any Event of Default, the outstanding principal under the Notes and, to the extent permitted by applicable law, overdue interest, fees or other amounts payable hereunder or under the other Loan Documents shall bear interest, from and including the date such Event of Default occurred until such Event of Default is waived in writing as provided herein, at a rate per annum (computed on the basis of the actual number of days elapsed over a 360-day year) equal to two percent (2.00%) above (a) the interest rate or rates then applicable to Prime Rate Loans and overdue interest, fees and other expenses, or (b) with respect to any LIBOR Loans then in effect (and only until the end of the Interest Period applicable to such LIBOR Loans) the interest rate or rates then applicable to such LIBOR Loans.

       (iii) Nothing in this Section 1.03(e) shall affect the rights of the Agent or the Lenders to exercise any rights or remedies under the Loan Documents or applicable law arising upon the occurrence of an Event of Default.

       Section 1.04.  Requests for Advances; Type of Loan.

       (a) Requests for Advances. Each request by the Borrower for Advances under the Reducing Revolvers or the Revolving Lines of Credit (other than the initial Advances, if made concurrently herewith) shall be made not later than
(i) 11:00 A.M. (New York time) on the Business Day prior to the proposed Borrowing Date, if such Advances are Prime Rate Loans, or (ii) 11:00 A.M. (New York time) on the third Business Day prior to the proposed Borrowing Date, if any of such Advances are LIBOR Loans, by a written Request for Advances, in the form of Schedule 1.04(a) (each, a "Request for Advances"), signed by a duly authorized representative of the Borrower and indicating (i) the date of such Advances, (ii) whether such Advances shall be Prime Rate Loans or LIBOR Loans and, if so, the Interest Period therefor, and (iii) the use of proceeds thereof, to the extent any such proceeds are not being used for working capital purposes. The Agent shall promptly notify the Lenders of such Request for Advances and the information contained therein. Such Request for Advances shall be irrevocable and binding on the Borrower.

       (b) Conversion to a Different Type of Loan. The Borrower may elect from time to time to convert any outstanding Advances to Prime Rate Loans or LIBOR Loans, as the case may be, provided that (i) with respect to any such conversion of LIBOR Loans to Prime Rate Loans, the Borrower shall provide the appropriate Interest Rate Option Notice by 11:00 A.M. (New York time) on the date of such proposed conversion; (ii) with respect to any such conversion of Prime Rate Loans to LIBOR Loans, the Borrower shall provide the appropriate Interest Rate Option Notice by 11:00 A.M. (New York time ) at least three Business Days' prior to the date of such proposed conversion; (iii) with respect to any such conversion of LIBOR Loans into Prime Rate Loans, such conversion shall only be made on the last day of the related Interest Period; (iv) no Loans may be converted into LIBOR Loans when any Default has occurred and is continuing; (v) the Borrower may have no more than six (6) LIBOR Loans outstanding at any time;
(vi) any conversion of less than all of the outstanding Prime Rate Loans into LIBOR Loans shall be in a minimum aggregate principal amount of $1,000,000 and, if greater, an integral multiple of $500,000; and (vii) any conversion of less than all of the outstanding LIBOR Loans into Prime Rate Loans shall be in a minimum aggregate principal amount of $1,000,000 and, if greater, an integral multiple of $100,000. The Agent shall promptly notify the Lenders of such Interest Rate Option Notice and the information contained therein.

       (c) Continuance of an Interest Rate Option. The Borrower may continue any LIBOR Loans as such upon the expiration of the related Interest Period by providing to the Agent (i) an Interest Rate Option Notice in compliance with the notice provisions set forth in Section 1.04(b) or (ii) standing written instructions authorizing the automatic continuation of such Loans, which instructions shall be effective until notice to the Agent by the Borrower revoking the same (such notice to take effect no sooner than three Business Days after receipt by the Agent); provided that no LIBOR Loans may be continued when any Default has occurred and is continuing, but shall be automatically converted to Prime Rate Loans on the last day of the first applicable Interest Period which ends during the continuance of such Default. Prime Rate Loans shall be deemed to continue as such until receipt of an Interest Rate Option Notice requesting conversion thereof to LIBOR Loans.

       (d) Form of Notice. Each Interest Rate Option Notice shall be substantially in the form of Schedule 1.04(d) and shall specify: (i) the aggregate principal amount of Loans to be continued or converted; (ii) the proposed date thereof; (iii) the Interest Period for such LIBOR Loans; and (iv) whether such Loans shall be LIBOR Loans or Prime Rate Loans.

       Section 1.05. Loan Disbursements. The Advances shall be made by the Lenders pro rata as provided in Section 1.14. Not later than 12:00 noon (New York time), in the case of LIBOR Loans, or 2:00 P.M. (New York time), in the case of Prime Rate Loans, on the date specified for any Advances, each Lender shall make available to the Agent the portion of the Advances to be made by it on such date, in immediately available funds, for the account of the Borrower. The amount so received by the Agent shall, subject to the terms and conditions of this Agreement, be made available to the Borrower by depositing the same in immediately available funds in the appropriate account or accounts of the Borrower and by disbursing such funds as indicated in writing in the related Request for Advances prior to the date such Advances are proposed to be made.

       Section 1.06. Payments, Prepayments and Termination or Reduction of the Commitments.

       (a) Voluntary Reductions and Related Prepayments. At any time prior to the Expiration Date, upon at least three (3) Business Days' written notice to the Agent (each, a "Commitment Reduction Notice"), the Borrower may permanently terminate or permanently reduce any of the Commitments, provided as follows:

       (i) any such reduction shall be in an aggregate amount of not less than $1,000,000 or, if greater, an integral multiple thereof;

       (ii) any such reduction shall apply to each Lender's Reducing Revolver Commitment or Revolving Credit Commitment, as the case may be, pro rata as provided in Section 1.14;

       (iii) each such reduction of the Reducing Revolver Commitments shall apply to subsequent scheduled automatic reductions thereof under Section 1.06(b) in the order in which they first occur, but only to the extent that the aggregate amount so applied does not exceed the aggregate amount of reductions so scheduled during the twelve (12) month period commencing on the applicable Commitment Reduction Date, with any excess amount to be applied to each of the next following scheduled automatic reductions under Section 1.06(b);

       (iv) simultaneously with each such reduction, the Borrower (A) shall pay to the Agent, for the ratable account of each Lender, any then accrued unpaid Commitment Fee on the terminated or reduced portion of the respective Commitments, (B) shall repay such amount of the aggregate principal amount of the respective Notes as shall cause the outstanding principal balance thereunder to be less than or equal to the aggregate Reducing Revolver Commitments or the aggregate Available Revolving Credit Commitments, as the case may be, after giving effect to such reduction, and (C) shall pay any indemnification payments due in accordance with Section 1.11 in respect of LIBOR Loans so prepaid, provided that any such prepayment shall be an aggregate amount of not less than $1,000,000 or, if greater, an integral multiple of $250,000, in the case of LIBOR Loans, or $250,000 or, if greater, integral multiples thereof, with respect to Prime Rate Loans.

Each Commitment Reduction Notice shall specify the date fixed for such termination or reduction, the aggregate principal amount thereof and the aggregate principal amount of the applicable Notes required to be repaid hereunder on such date.

       (b) Mandatory Scheduled Reductions of Reducing Revolver Commitments. The Reducing Revolver Commitments (i) shall be automatically permanently reduced on March 31, 1998 and each Quarterly Date thereafter, on each of which dates the Borrower shall repay such amount of the aggregate Reducing Revolver Notes as shall cause the outstanding principal balance thereunder to be less than or equal to the Available Reducing Revolver Commitments, as so reduced, and (ii) shall expire on the Expiration Date, when all outstanding principal and accrued interest on the Reducing Revolving Notes shall be due and payable in full. Such quarterly reductions of the Reducing Revolver Commitments shall be in such amount as is necessary to cause the Reducing Revolver Commitments to equal the following levels before giving effect to any other mandatory or optional Commitment reductions:

                                           Maximum Level if                   Maximum Level if
                                            $12,000,000 of                      $12,000,000 of
                                         Commitments Have Not                Commitments Have Been
                Quarterly Date          Been Assigned  by CIBC                  Assigned by  CIBC
                --------------          ----------------------               ---------------------
             December 31, 1997               $28,000,000                           $40,000,000
                March 31, 1998               $27,125,000                           $38,750,000
                 June 30, 1998               $26,250,000                           $37,500,000
            September 30, 1998               $25,375,000                           $36,250,000
             December 31, 1998               $24,500,000                           $35,000,000
                March 31, 1999               $23,450,000                           $33,500,000
                 June 30, 1999               $22,400,000                           $32,000,000
            September 30, 1999               $21,350,000                           $30,500,000
             December 31, 1999               $20,300,000                           $29,000,000
                March 31, 2000               $19,075,000                           $27,250,000
                 June 30, 2000               $17,850,000                           $25,500,000
            September 30, 2000               $16,625,000                           $23,750,000
             December 31, 2000               $15,400,000                           $22,000,000
                March 31, 2001               $14,000,000                           $20,000,000
                 June 30, 2001               $12,600,000                           $18,000,000
            September 30, 2001               $11,200,000                           $16,000,000
             December 31, 2001               $ 9,800,000                           $14,000,000
                March 31, 2002               $ 8,225,000                           $11,750,000
                 June 30, 2002               $ 6,650,000                           $ 9,500,000
            September 30, 2002               $ 5,075,000                           $ 7,250,000
             December 31, 2002               $ 3,500,000                           $ 5,000,000
                March 31, 2003               $ 1,750,000                           $ 2,500,000
                 June 30, 2003                   - 0-                                 - 0-

       (c) Casualty Events. Within one hundred eighty (180) days following the receipt by the Borrower or any of the Operating Companies of the proceeds of insurance, condemnation award or other compensation in respect of any Casualty Event (or upon such earlier date as the Borrower or any Operating Company shall have determined not to repair or replace the asset or property affected by such Casualty Event), which proceeds, together with all other such proceeds theretofore received in respect of Casualty Events, exceed $500,000 in the aggregate, the Borrower shall prepay the Notes, and the Commitments shall be automatically reduced, as provided in Section 1.06(f), in an aggregate amount, if any, equal to the aggregate amount of such proceeds not theretofore applied to the repair or replacement of such asset or property under Section 6.02(b). Nothing in this Section 1.06(c) shall be deemed (i) to limit any obligation of the Companies pursuant to the Security Agreement to remit to the Collateral Account the proceeds of insurance, condemnation award or other compensation received in respect of any Casualty Event, (ii) to obligate the Agent to release any of such proceeds from the Collateral Account to the Borrower or any Operating Company during the existence of any Default or (iii) to apply to temporary prepayments of the Notes from insurance proceeds pending completion of repairs and restoration within the one hundred eighty (180) day period referred to above.

       (d) Excess Cash Flow. On or before May 1 of each year, commencing May 1, 1999, the Borrower shall prepay the Notes, and the Commitments shall be automatically reduced, in an aggregate amount equal to fifty percent (50%) of Excess Cash Flow for the immediately preceding fiscal year, as provided in
Section 1.06(f).

       (e) Dispositions of Assets. Without limiting the obligation of the Borrower under Section 7.03 to obtain the consent of the Required Lenders to any Disposition not otherwise permitted hereunder, the Borrower agrees (i) two (2) Business Days prior to the occurrence of any disposition of assets or properties other than pursuant to Section 7.03(a), to deliver to the Agent (in sufficient copies for each Lender) a statement, certified by the chief executive officer or chief financial officer of the Borrower and in reasonable detail, of the estimated amount of the Net Cash Proceeds of such Disposition and (ii) that in the event such Disposition is completed, the Borrower will prepay the Notes, and the Commitments will be subject to automatic reduction, as follows:

                (A) on the date of such Disposition, in an aggregate amount equal to 100% of the Net Cash Proceeds of such Disposition received by the Borrower or any of the Operating Companies on the date of such Disposition; and

                (B) thereafter, quarterly, on the date of the delivery to the Agent pursuant to Section 6.05 hereof of the financial statements for each fiscal quarter or (if earlier) the date which is forty-five (45) days after the end of such fiscal quarter, to the extent the Borrower or any Operating Company shall receive Net Cash Proceeds during such fiscal quarter under deferred payment arrangements or investments entered into or received in connection with any Disposition, an amount equal to 100% of the aggregate amount of such Net Cash Proceeds, provided that if, prior to the date upon which the Borrower would otherwise be required to make a prepayment under this paragraph (B) with respect to any fiscal quarter, all such Net Cash Proceeds received in cash shall aggregate an amount that will require a prepayment of $250,000 or more under this paragraph (B) with respect to such fiscal quarter, then the Borrower shall immediately make a prepayment under this paragraph (B) in an amount equal to such required prepayment.

Notwithstanding the foregoing, the Borrower shall not be required to make a prepayment pursuant to this Section 1.06(e) with respect to the Net Cash Proceeds from any such Disposition (1) to the extent that the aggregate Net Cash Proceeds of such Disposition and all prior Dispositions do not exceed $5,000,000, or (2) in the event that the Borrower advises the Agent at the time the Net Cash Proceeds from such Disposition are received that it intends to reinvest such Net Cash Proceeds in replacement assets pursuant to a Permitted Acquisition, so long as:

                (x) such Net Cash Proceeds are (i) held by the Agent in the Collateral Account pending such reinvestment, in which event the Agent need not release such Net Cash Proceeds except upon presentation of evidence satisfactory to it that such Net Cash Proceeds are to be so reinvested in compliance with the provisions of this Agreement, (ii) applied by the Borrower to the prepayment of the Reducing Revolver Notes (in which event the Borrower agrees to advise the Agent in writing at the time of such prepayment of Reducing Revolver Notes that such prepayment is being made from the proceeds of a Disposition and that, as contemplated by Section 1.01, a portion of the Reducing Revolving Commitments hereunder equal to the amount of such prepayment gives rise to a Reserved Commitment Amount that shall be available hereunder only for the purposes of making Permitted Acquisitions) or (iii) held and applied in any combination of clauses (i) and (ii) above; and

                (y) the Net Cash Proceeds from any such Disposition are in fact so reinvested prior to the earlier to occur of (i) 270 days following said Disposition or (ii) 180 days following the date of such Disposition, except to the extent a definitive agreement with respect to a Permitted Acquisition utilizing Net Cash Proceeds shall have been entered into, it being understood that, in the event Net Cash Proceeds from more than one Disposition are paid into the Collateral Account or applied to the prepayment of the Reducing Revolving Notes as provided in paragraph (x) above, such Net Cash Proceeds shall be deemed to be released (or, as the case may be, Loans utilizing the Reserved Commitment Amount shall be deemed to be made) in the same order in which such Dispositions occurred.

Accordingly, (1) any such Net Available Proceeds so held for more than the 180 or 270 day period referred to in paragraph (y) above shall be forthwith applied to the prepayment of the Notes and the reduction of the Commitments as provided above and (2) any Reserved Commitment Amount that remains unutilized for more than such 180 or 270 day period, as the case may be, shall be automatically terminated and the aggregate Commitments shall be permanently reduced in such amount, as provided in Section 1.06(f) below.

       Nothing in this Section 1.06 shall be deemed to obligate the Agent to release any of such proceeds from the Collateral Account to the Borrower or any Operating Company for purposes of reinvestment as aforesaid during the existence of any Default.

       (f) Application of Reductions. Upon the occurrence of any of the events described in the above paragraphs of this Section 1.06, the amount of the proposed or required reduction shall be applied to the reduction of the Commitments on a pro rata basis, as provided in Section 1.14. Each such reduction of the Commitments shall be applied as follows:

                (i) in the case of reductions made out of Excess Cash Flow under
        Section 1.06(d), first, to subsequent scheduled automatic reductions of the Reducing Revolver Commitments under Section 1.06(b) in the inverse order in which they appear, and second, to the Revolving Credit Commitments; and

                (ii) in the case of reductions from the proceeds of Dispositions and Casualty Events under Sections 1.06(c) and (e), first, to reduce the dollar levels of each of the Reducing Revolver Commitments shown in the Table of scheduled automatic reductions Section 1.06(b) for reduction dates occurring after the date of the reduction under Sections 1.06(c) or (e), and second, to the Revolving Credit Commitments.

       (g) Applications of Prepayments. All prepayments of the Notes under this
Section 1.06 shall be made without set-off, deduction or counterclaim, (ii) shall (unless otherwise determined by the Lenders) be applied to the Lenders' Notes pro rata as provided in Section 1.14 and (iii) unless otherwise specified in this Section 1.06, shall be applied first, to overdue interest, fees and expenses hereunder, second, to pay principal of the Reducing Revolver Notes, and third, to pay principal of the Revolving Credit Notes, provided that applications of prepayments to principal shall be made first to Prime Rate Loans and then to LIBOR Loans, and provided further that, so long as no Default then exists, the Borrower may, at or prior to the time said payment is made, elect to allocate all or any portion of the application of voluntary prepayments of principal pursuant to Section 1.06(a) to the Revolving Credit Notes.

       Section 1.07.  Fees.

       (a) Commitment Fee. The Borrower shall pay to the Agent, for the ratable account of each Lender, a non-refundable fee (the "Commitment Fee") on the aggregate daily unused portion of the Available Commitments from the Closing Date hereof to and including the earlier of the termination of the Commitments or the Expiration Date, at the rate of one-half of one percent (1/2%) (computed on the basis of the actual number of days elapsed over a 365-366 day year), payable quarterly on each Quarterly Date, without setoff, deduction or counterclaim, with a final payment at the maturity of the Notes, whether by payment, prepayment, acceleration or otherwise.

        (b) Facility Fees. The Borrower shall pay CIBC a non-refundable facility fee in the amount specified in the Fee Letter (the "Facility Fee").

        (c) Agency Fee. The Borrower shall pay the Agent a non-refundable agency fee in the amount specified in the Fee Letter.

         Section l.08. Requirements of Law.

        (a) In the event that any Regulatory Change shall:

                  (i) change the basis of taxation of any amounts payable to any Lender under this Agreement or the Notes in respect of any Loans, including without limitation LIBOR Loans (other than taxes imposed on the overall net income of such Lender);

                  (ii) impose or modify any reserve, compulsory loan assessment, special deposit or similar requirement relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, any office of such Lender (including any of such Loans or any deposits referred to in the definition of "LIBOR Base Rate" in Article
         XI); or

                  (iii) impose any other conditions affecting this Agreement in respect of Loans, including without limitation LIBOR Loans (or any of such extensions of credit, assets, deposits or liabilities);

and the result of any of the foregoing shall be to increase such Lender's costs of making or maintaining any Loans, including without limitation LIBOR Loans or any Commitment, or to reduce any amount receivable by such Lender hereunder in respect of any of its LIBOR Loans or any Commitment, in each case only to the extent that such additional amounts are not included in the LIBOR Base Rate or Prime Rate applicable to such Loans, then the Borrower shall pay on demand to such Lender, through the Agent, and from time to time as specified by such Lender, such additional amounts as such Lender shall reasonably determine are sufficient to compensate such Lender for such increased cost or reduced amount receivable.

         (b) If at any time after the date of this Agreement any Lender shall have determined that the applicability of any law, rule, regulation or guideline adopted pursuant to or arising out of the July 1988 report of the Basle Committee on Lending Regulations and Supervisory Practices entitled "International Convergence of Capital Measurement and Capital Standards", or the adoption or implementation of any Regulatory Change regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof (whether or not having the force of law), has or will have the effect of reducing the rate of return on such Lender's capital or on the capital of such Lender's holding company, if any, as a consequence of the existence of its obligations hereunder to a level below that which such Lender or its holding company could have achieved but for such adoption, change or compliance (taking into consideration such Lender's policies with respect to capital adequacy) by an amount reasonably deemed by such Lender to be material, then from time to time following written notice by such Lender to the Borrower as provided in paragraph (c) of this Section, within fifteen (15) days after demand by such Lender, the Borrower shall pay to such Lender, through the Agent, such additional amount or amounts as such Lender shall reasonably determine will compensate such Lender or such corporation, as the case may be, for such reduction, provided that to the extent that any or all of the Borrower's liability under this Section arises following the date of the adoption of any such Regulatory Change (the "Effective Date"), such compensation shall be payable only with respect to that portion of such liability arising after notice of such Regulatory Change is given by such Lender to the Borrower (unless such notice is given within sixty (60) days after the Effective Date, in which case such compensation shall be payable in full).

         (c) If any Lender becomes entitled to claim any additional amounts pursuant to this Section, it shall promptly notify the Borrower of the event by reason of which it has become so entitled. A certificate setting forth in reasonable detail the computation of any additional amounts payable pursuant to this Section submitted by such Lender to the Borrower shall be delivered to the Borrower and the other Lenders promptly after the initial incurrence of such additional amounts and shall be conclusive in the absence of manifest error. The covenants contained in this Section shall survive for six months following the termination of this Agreement and the payment of the outstanding Notes. No failure on the part of any Lender to demand compensation under paragraph (a) or
(b) above on any one occasion shall constitute a waiver of its rights to demand compensation on any other occasion. The protection of this Section shall be available to each Lender regardless of any possible contention of the invalidity or inapplicability of any law, regulation or other condition which shall give rise to any demand by such Lender for compensation thereunder.

         Section 1.09.     Limitations on LIBOR Loans; Illegality.

         (a) Anything herein to the contrary notwithstanding, if, on or prior to the determination of an interest rate for any LIBOR Loans for any applicable Interest Period, the Agent shall determine (which determination shall be conclusive absent manifest error) that:

                  (i) by reason of any event affecting United States money markets or the London interbank market, quotations of interest rates for the relevant deposits are not being provided in the relevant amounts or for the relevant maturities for purposes of determining the rate of interest for such Loans under this Agreement; or

       (ii) the rates of interest referred to in the definition of "LIBOR Base Rate" in Article XI, on the basis of which the rate of interest on any LIBOR Loans for such period is determined, do not accurately reflect the cost to the Lenders of making or maintaining such LIBOR Loans for such period; then the Agent shall give the Borrower prompt notice thereof (and shall thereafter give the Borrower prompt notice of the cessation, if any, of such condition), and so long as such condition remains in effect, the Lenders shall be under no obligation to make LIBOR Loans or to convert Prime Rate Loans into LIBOR Loans and the Borrower shall, on the last day(s) of the then current Interest Period(s) for any outstanding LIBOR Loans, either prepay such LIBOR Loans in accordance with Sections 1.01, 1.02 and 1.06 or convert such Loans into Prime Rate Loans in accordance with Section 1.04.

         (b) Notwithstanding any other provision herein, if for any reason a Lender shall be unable to make or maintain LIBOR Loans as contemplated by this Agreement, such Lender shall provide prompt written notice to the Borrower and
(i) such Lender's commitment hereunder to make LIBOR Loans, continue LIBOR Loans as such and convert Prime Rate Loans to LIBOR Loans shall thereupon terminate and (ii) such Lender's Loans then outstanding as LIBOR Loans, if any, shall be converted automatically to Prime Rate Loans on the respective last days of the then current Interest Periods with respect to such Loans or within such earlier period as required by law. If any such conversion of a LIBOR Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, and if the reason for such Lender's inability to make or maintain LIBOR Loans as contemplated by this Agreement is a Regulatory Change, then the Borrower shall pay to such Lender such amounts, if any, as may be required pursuant to Section 1.11.

         Section 1.10.  Taxes.

         (a) All payments made by the Borrower under this Agreement and the Notes shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority (all such taxes, levies, imposts, duties, charges, fees, deductions and withholdings being hereinafter called "Taxes"); provided, however, that the term "Taxes" shall not include net income taxes, franchise taxes (imposed in lieu of net income taxes) and general intangibles taxes (such as those imposed by the State of Florida) imposed on the Agent or any Lender, as the case may be, as a result of a present or former connection or nexus between the jurisdiction of the government or taxing authority imposing such tax (or any political subdivision or taxing authority thereof or therein) and the Agent or such Lender other than that arising solely from the Agent or such Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement, the Notes or any of the Security Documents. If any Taxes are required to be withheld from any amounts payable to the Agent or any Lender hereunder or under the Notes, the amounts so payable to the Agent or such Lender shall be increased to the extent necessary to yield to the Agent or such Lender (after payment of all Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement and the Notes. Whenever any Taxes are payable by the Borrower in respect of this Agreement or the Notes, as promptly as possible thereafter the Borrower shall send to the Agent for its own account or for the account of such Lender, as the case may be, a certified copy of an original official receipt received by the Borrower showing payment thereof. If the Borrower fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to the Agent the required receipts or other required documentary evidence, the Borrower shall indemnify the Agent and the Lenders for any incremental taxes, interest or penalties that may become payable by the Agent or any Lender as a result of any such failure. If, after any payment of Taxes by the Borrower under this Section, any part of any Tax paid by the Agent or any Lender is subsequently recovered by the Agent or such Lender, the Agent or such Lender shall reimburse the Borrower to the extent of the amount so recovered. A certificate of an officer of the Agent or such Lender setting forth the amount of such recovery and the basis therefor shall, in the absence of manifest error, be conclusive. The Agent and the Lenders shall use reasonable efforts to notify the Borrower of their attempts, if any, to obtain abatements of any such Taxes and the receipt by the Agent or the Lenders of any funds in connection therewith. The agreements in this subsection shall survive the termination of this Agreement and the payment of the Notes and all other amounts payable hereunder.

         (b) Each Lender, if any, that is not incorporated under the laws of the United States or a state thereof agrees that prior to the date any payment is required to be made to it hereunder it will deliver to the Borrower and the Agent (i) two duly completed copies of United States Internal Revenue Service Form 1001 or 4224 or successor applicable form, as the case may be, and (ii) an Internal Revenue Service Form W-8 or W-9 or successor applicable form. Each such Lender also agrees to deliver to the Borrower and the Agent two further copies of the said Form 1001 or 4224 and Form W-8 or W-9, or successor applicable forms or other manner of certification, as the case may be, on or before the date that any such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrower, and such extensions or renewals thereof as may reasonably be requested by the Borrower or the Agent, unless in any such case an event (including, without limitation, any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender so advises the Borrower and the Agent. Such Lender shall certify (x) in the case of a Form 1001 or 4224, that it is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes and (y) in the case of a Form W-8 or W-9, that it is entitled to an exemption from United States backup withholding tax.

         Section 1.11. Indemnification. The Borrower shall pay to the Agent, for the account of each Lender, upon the request of such Lender delivered to the Agent and thereafter delivered by the Agent to the Borrower, such amount or amounts as shall compensate such Lender for any loss (including, in the case of LIBOR Loans, loss of profit), cost or expense incurred by such Lender (as reasonably determined by such Lender) as a result of:

         (a) any payment or prepayment or conversion of any LIBOR Loan held by such Lender on a date other than the last day of the Interest Period for such LIBOR Loan (including without limitation any such payment, prepayment or conversion required under Section 1.04 or 1.06); or

         (b) any failure by the Borrower to borrow, convert into or continue a LIBOR Loan on the date for such borrowing specified in the relevant Request for Advances or Interest Rate Option Notice under Section 1.04 or otherwise.

Such indemnification may include an amount equal to the excess, if any, of (i) the amount of interest which would have accrued on the amount so prepaid, or not so borrowed, converted or continued, for the period from the date of such prepayment or of such failure to borrow, convert or continue to the last day of such Interest Period (or, in the case of a failure to borrow, convert or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Loans provided for herein (excluding, however, the Applicable Margin included therein, if any) over (ii) the amount of interest (as reasonably determined by such Lender) which would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank eurodollar market. This covenant shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder. The determination by each such Lender of the amount of any such loss or expense, when set forth in a written notice delivered to the Agent (and thereafter delivered by the Agent to the Borrower), containing such Lender's calculation thereof in reasonable detail, shall be presumed correct in the absence of manifest error.

         Section 1.12. Payments Under the Notes. All payments and prepayments made by the Borrower of principal of, and interest on, the Notes and other sums and charges payable under this Agreement, including without limitation the Commitment Fee and any payments under Sections 1.08, 1.10 and 1.11, shall be made in immediately available funds to the Agent (as specified in Section 14.03) for the accounts of the Lenders as provided in Section 1.14 and otherwise herein or in the Fee Letter, not later than 2:00 P.M. (New York Time), on the date on which such payment shall become due. The failure by the Borrower to make any such payment by such hour shall not constitute a default hereunder so long as payment is received later that day, provided that any such payment made after 2:00 P.M. (New York Time), on such due date shall be deemed to have been made on the next Business Day for the purpose of calculating interest on amounts outstanding on the Notes. The Borrower shall, at the time of making each payment under this Agreement or the Notes, specify to the Agent the Notes or amounts payable by the Borrower hereunder to which such payment is to be applied (and in the event that it fails to so specify, or if an Event of Default has occurred and is continuing, the Agent may distribute such payments in such manner as the Required Lenders may direct or, absent such direction, as it determines to be appropriate, subject to the provisions of Section 1.14). Except as otherwise provided in the definition of "Interest Period" with respect to LIBOR Loans, if any payment hereunder or under the Notes shall be due and payable on a day which is not a Business Day, such payment shall be deemed due on the next following Business Day and interest shall be payable at the applicable rate specified herein through such extension period. The Agent, or any Lender for whose account any such payment is made, may (but shall not be obligated to) debit the amount of any such payment which is not made by such time to any deposit account of the Borrower with the Agent or such Lender, as the case may be. Each payment received by the Agent under this Agreement or any Note for the account of a Lender shall be paid promptly to such Lender, in immediately available funds, for the account of such Lender for the Note in respect to which such payment is made.

         Section 1.13. Set-Off, Etc. The Borrower agrees that, in addition to (and without limitation of) any right of set-off, bankers' lien or counterclaim a Lender may otherwise have, each Lender shall be entitled, at its option, to offset balances held by it for the account of the Borrower at any of its offices, in Dollars or in any other currency, against any principal of or interest on the Notes held by such Lender or other fees or charges owed to such Lender hereunder which are not paid when due (regardless of whether such balances are then due to the Borrower), in which case it shall promptly notify the Borrower and the Agent thereof, provided that such Lender's failure to give such notice shall not affect the validity thereof and (as security for any Indebtedness hereunder) the Borrower hereby grants to the Agent and the Lenders a continuing security interest in any and all balances, credit, deposits, accounts or moneys of the Borrower maintained with the Agent and any Lender now or hereafter. If a Lender shall obtain payment of any principal, interest or other amounts payable under this Agreement through the exercise of any right of set-off, banker's lien or counterclaim or otherwise, it shall promptly purchase from the other Lenders participations in (or, if and to the extent specified by such Lender, direct interests in) the Note(s) held by the other Lenders in such amounts, and make such other adjustments from time to time as shall be equitable, to the end that all the Lenders shall share the benefit of such payment (net of any expenses which may be incurred by such Lender in obtaining or preserving such benefit) pro rata in accordance with the unpaid principal amounts of and interest on the Note(s) held by each of them. To such end, the Lenders shall make appropriate adjustments among themselves (by the resale of participations sold or otherwise) if such payment is rescinded or must otherwise be restored. The Borrower agrees that any Lender or any other Person which purchases a participation (or direct interest) in the Note(s) held by any or all of the Lenders (each being hereinafter referred to as a "Participant") may exercise all rights of set-off, bankers' lien, counterclaim or similar rights with respect to such participation as fully as if such Participant were a direct holder of Notes in the amount of such participation, provided that the Borrower was notified of such purchase. Nothing contained herein shall be deemed to require any Participant to exercise any such right or shall affect the right of any Participant to exercise, and retain the benefits of exercising, any such right with respect to any indebtedness or obligation of the Borrower, other than the Borrower's indebtedness and obligations under this Agreement.

         Section 1.14.  Pro Rata Treatment; Sharing.

         (a) Except to the extent otherwise provided herein and in the Fee Letter or as otherwise agreed by the Lenders: (i) each borrowing from the Lenders under the Commitments shall be made from the Lenders and each payment of the Commitment Fee under Section 1.07 shall be made to the Lenders pro rata according to the amounts of their respective unused Commitments; (ii) the principal amount of LIBOR Loans made by each Lender shall be determined on a pro rata basis in accordance with its respective Commitment (when making Advances) or the outstanding principal amounts of the Loans owed to such Lender (in the case of conversions to or continuations of Loans as LIBOR Loans); (iii) each payment and prepayment of principal of the Notes shall be made to the Lenders pro rata in accordance with the respective unpaid principal amounts of the respective Notes held by the Lenders; (iv) each payment of interest on the Notes shall be made for the accounts of the Lenders and each payment of any other sums and charges payable under this Agreement (except for the Agency Fee and the Facility Fees, which are payable in accordance with the Fee Letter) shall be made to the Lenders pro rata in accordance with the respective unpaid principal amounts of, and interest on, the Loans made by each of them; (v) each payment under Section 1.08, 1.10 or 1.12 shall be made to each Lender in the amount required to be paid to such Lender to adequately indemnify or compensate such Lender for losses suffered or costs incurred by such Lender as provided in such Section; and (vi) each distribution of cash, property, securities or other value received by any Lender, directly or indirectly, in respect of the Borrower's Indebtedness hereunder, whether pursuant to any attachment, garnishment, execution or other proceedings for the collection thereof or pursuant to any bankruptcy, reorganization, liquidation or other similar proceeding, after payment of collection and other expenses as provided herein and in the Security Documents, shall be apportioned among the Lenders pro rata in accordance with the respective unpaid principal amounts of and interest on the Notes held by each of them.

         (b) Notwithstanding the foregoing, if any Lender (a "Recovering Party") shall receive any such distribution (a "Recovery") in respect thereof, such Recovering Party shall pay to the Agent for distribution to the Lenders as set forth herein their respective pro rata shares of such Recovery, as set forth herein, unless the Recovering Party is legally required to return any Recovery, in which case each party receiving a portion of such Recovery shall return to the Recovering Party its pro rata share of the sum required to be returned without interest. For purposes of this Agreement, calculations of the amount of the pro rata share of each Lender shall be rounded to the nearest whole dollar.

         (c) The Borrower acknowledges and agrees that, if any Recovering Party shall be obligated to pay to the other Lenders a portion of any Recovery pursuant to Section 1.17(b) and shall make such recovery payment, the Borrower shall be deemed to have satisfied its obligations in respect of Indebtedness held by such Recovering Party only to the extent of the Recovery actually retained by such Recovering Party after giving effect to the pro rata payments by such Recovering Party to the other Lenders. The obligations of the Borrower in respect of Indebtedness held by each other Lender shall be deemed to have been satisfied to the extent of the amount of the Recovery distributed to each such other Lender by the Recovering Party.

         Section 1.15. Non-Receipt of Funds by the Agent. Unless the Agent shall have been notified in writing by a Lender or the Borrower prior to the date on which such Lender or the Borrower is scheduled to make payment to the Agent of (in the case of a Lender) the proceeds of a Loan to be made by it hereunder or (in the case of the Borrower) a payment to the Agent for the account of any or all of the Lenders hereunder (such payment being herein referred to as a "Required Payment"), which notice shall be effective upon actual receipt, that it does not intend to make such Required Payment to the Agent, the Agent may (but shall not be required to) assume that the Required Payment has been made and may (but shall not be required to), in reliance upon such assumption, make the amount thereof available to the intended recipient(s) on such date and, if such Lender or the Borrower (as the case may be) has not in fact made the Required Payment to the Agent, the recipient(s) of such payment shall, on demand, or with respect to payment received by the Borrower, within three (3)

Business Days after such receipt repay to the Agent for the Agent's own account the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Agent until the date the Agent recovers such amount at a rate per annum equal to (a) the Federal Funds Rate for such day, with respect to interest paid by such Lender, or (b) the applicable rate provided under Section 1.03, with respect to interest paid by the Borrower.

         Section 1.16. Replacement of Notes. Upon receipt of evidence reasonably satisfactory to the Borrower of the loss, theft, destruction or mutilation of any Note and, in the case of any such loss, theft or destruction, upon delivery of an indemnity agreement reasonably satisfactory to the Borrower, or in the case of any such mutilation, upon the surrender of such Note for cancellation, the Borrower will execute and deliver, in lieu of such lost, stolen, destroyed, or mutilated Note, a new Note of like tenor.

II.  SECURITY; SUBORDINATION;  USE OF PROCEEDS

       Section 2.01.  Security for the Obligations; Subordination; Etc.

       (a) Except as specified in Schedule 2.01 attached hereto, the Borrower's obligations hereunder, under the Notes and in respect of any Rate Hedging Obligations entered into with any of the Lenders or any Affiliates of any of the Lenders shall be secured at all times by:

                (i) the unconditional guaranty of each of the Operating Companies and the Parent (provided that the Parent's guaranty shall be non-recourse except to the extent of any Collateral required to be provided by the Parent);

                (ii) a first priority perfected security interest in and lien upon all presently owned and hereafter acquired tangible and intangible personal property and fixtures of each of the Borrower and the Operating Companies (except for licenses and permits issued by the FCC and local franchising authorities, to the extent it is unlawful to grant a security interest in such licenses and permits), including the PCT-CONN Note Documents, the MCT Note Documents and any other intercompany notes, obligations or agreements, subject only to any prior Liens expressly permitted under this Agreement;

                (iii) first mortgages on all presently owned and hereafter acquired real estate owned by each of the Borrower and the Operating Companies, subject only to any prior Liens expressly permitted under this Agreement, together with mortgagee's title insurance policies acceptable to the Lenders;

                (iv) first priority perfected collateral assignments of or leasehold mortgages on all real estate leases in which any of the Borrower and the Operating Companies (other than PCT-CONN and MCT, to the extent provided in Schedule 2.01) now has or may in the future have an interest and such third party consents, lien waivers, non-disturbance agreements and estoppel certificates as the Agent shall reasonably require, together with mortgagee's title insurance policies acceptable to the Agent;

                (v) a first priority perfected collateral assignment and/or pledge of all of the issued and outstanding ownership interests of each of the Borrower (other than the Borrower's now outstanding shares of its Class B Common Stock) and the Operating Companies and all warrants, options and other rights to purchase such ownership interests;

                (vi) first priority perfected collateral assignments of all such franchises, pole attachment agreements, construction contracts, management agreements, programming agreements, network affiliation agreements, satellite broadcasting distribution agreements and other licenses, permits and authorizations (except for licenses and permits issued by the FCC and local franchising authorities, to the extent it is unlawful to grant a security interest in such licenses and permits) and other agreements as the Agent shall reasonably deem necessary to protect the interests of the Lenders, together with such third party consents, lien waivers and estoppel certificates as the Agent shall reasonably require.

       (b) Subordination. To the extent requested by the Required Lenders, all existing and hereafter arising indebtedness of the Borrower and the Operating Companies to the Manager, Pegasus Towers, L.P., the Unrestricted Subsidiaries and any other Affiliates of the Companies shall be subordinated to any Indebtedness of the Companies to the Lenders pursuant to subordination agreements satisfactory in form and substance to the Required Lenders and to the Agent's counsel (the "Affiliate Subordination Agreements").

       (c) Security Documents. All agreements and instruments described or contemplated in this Section 2.01, together with any and all other agreements and instruments heretofore or hereafter securing the Notes and the Borrower's obligations hereunder or otherwise executed in connection with this Agreement, are sometimes hereinafter referred to collectively as the "Security Documents" and each individually as a "Security Document". The Borrower agrees to take such action as the Lenders may reasonably request from time to time in order to cause the Agent and the Lenders to be secured at all times as described in this Section.

       Section 2.02.  Use of Proceeds.

       (a) The proceeds of the Reducing Revolver Advances shall be applied (i) to retire the Borrower's existing indebtedness to IBJ Schroder in the principal amount not exceeding $9,000,000, (ii) to finance a portion of the San German Acquisition, (iii) to finance Permitted Acquisitions, (iv) to finance Capital Expenditures permitted under this Agreement, and (v) for working capital purposes of the Borrower and the Restricted Subsidiaries, including Transaction Costs. Attached as Schedule 2.02 hereto is the Borrower's current projection, as of the date hereof, of its sources and uses of proceeds as of the Closing Date.

       (b) The proceeds of the Revolving Credit Advances shall be applied (i) to finance the balance of the San German Acquisition, (ii) to finance Capital Expenditures permitted under this Agreement and (ii) for working capital purposes of the Borrower and the Restricted Subsidiaries, including Transaction Costs.

III.   CONDITIONS OF MAKING THE LOANS

       Section 3.01. Conditions to the First Advances. The obligations of the Lenders to enter into this Agreement and to make Advances to the Borrower on the Closing Date are subject to the following conditions:

       (a) Representations and Warranties. The representations and warranties of the Borrower and its Affiliates set forth in this Agreement and in the Loan Documents shall be true and correct in all material respects on and as of the date hereof and on the Closing Date and the Borrower shall have performed all obligations which were to have been performed by it hereunder prior to the Borrowing Date of such Advances.

       (b) Loan Documents and Organizational Documents. The Borrower shall have executed and/or delivered to the Agent (or shall have caused to be executed and delivered to the Agent by the appropriate Persons), the following:

                (i)      The Notes;

                (ii) All of the Security Documents, including without limitation all Uniform Commercial Code Financing Statements and Termination Statements and all mortgages, deeds of trusts and amendments thereto, lessor consents and waivers and related title insurance policies required by the Agent or its counsel in connection with the Borrower's compliance with the provisions of Section 2.01;

                (iii) Certified copies of the resolutions of the Board of Directors of each Company, or of each Company's partners and/or corporate general partner, as the case may be, authorizing the execution and delivery of the Loan Documents to which it is a party;

                (iv) A copy of the Certificate or Articles of Incorporation of each corporate Company and each corporate general partner of a partnership Company, with any amendments thereto, certified by the appropriate Secretary of State and by the Secretary or an Assistant Secretary of such Company or general partner;

                (v) A copy of the limited partnership agreement of each partnership Company, with any amendments thereto, certified by the Secretary or an Assistant Secretary of such Company's corporate general partner;

                 (vi) For each Company, certificates of legal existence and good standing (both as to corporation law, if applicable, and, if available, tax matters) issued as of a reasonably recent date by such Company's state of organization and any other state in which such Company is authorized or qualified to transact business;

                 (vii) No later than three (3) Business Days prior to the Closing Date, to the extent requested by the Agent, true and correct copies of all Franchises, Licenses and DBS Agreements, all other material governmental licenses, franchises and permits, all material franchiser and other third party consents and all other material leases, contracts, agreements, instruments and other documents specified in Schedules 4.04, 4.07(a), 4.07(b), 4.11, 4.12, 4.18 and 4.19;

                 (viii) Such Uniform Commercial Code, Federal tax lien and judgment searches with respect to the Companies, any Seller being paid with the proceeds of any Advances (and the assets to be acquired under the related Acquisition Agreement) and any other third parties as the Agent shall require, the results thereof to be satisfactory to the Agent;

                  (ix)    The Opening Balance Sheet;

                  (x) The Environmental Site Assessments and completed Environmental Questionnaires referred to in Section 4.23;

                  (xi) Certificates of insurance evidencing the insurance coverage and policy provisions required in this Agreement; and

                  (xii) Such other supporting documents and certificates as the Agent or the Lenders may reasonably request from time to time.

       (c) Subordinated Indenture, Etc. The Borrower shall have delivered to the Agent true and complete copies of the Subordinated Debt Documents, certified as such by an executive officer of the Borrower.

       (d) Officer's Certificates as to Compliance, Solvency, Documents, Etc. The Borrower shall have provided to the Agent one or more compliance and other closing certificates, in forms satisfactory to the Agent, executed on behalf of the Borrower by its chief executive officer or chief financial officer, certifying as to satisfaction by the Borrower of the conditions to lending set forth in this Section 3.01 and in Sections 3.02 and 3.03, as applicable, and, specifically, as to certain matters specified therein.

       (e)      Company Counsel Opinions.  The Agent shall have received:

                (i) the favorable written opinion of Drinker Biddle & Reath, counsel to the Companies dated as of the date hereof, addressed to the Agent and the Lenders and reasonably satisfactory to the Agent in scope and substance;

                (ii) the favorable written opinions of Drinker Biddle & Reath and special local counsel to the Companies, for each State or Commonwealth in which the Companies do business other than Massachusetts, New Hampshire and New York, each dated as of the date hereof, addressed to the Agent and the Lenders and reasonably satisfactory to the Agent in scope and substance; and

                (iii) the favorable written opinion(s) of special communications counsel to the Companies dated as of the date hereof and addressed to the Agent and the Lenders, with respect to FCC (both cable and broadcast) and related matters, which opinion(s) shall be reasonably satisfactory to the Lenders in scope and substance.

       (f) Repayment of Existing Indebtedness. As of the Closing Date, the Agent shall have received evidence that (i) the principal of and interest on, and all other amounts owing in respect of, Indebtedness indicated on Schedule 2.02 which is to be repaid on the date of the first Advances hereunder shall have been (or shall simultaneously be) paid in full in cash, (ii) any commitments to extend credit under the agreements or instruments relating to such Indebtedness have been terminated or canceled and (iii) all guaranties in respect of, and liens securing, any such Indebtedness have been released (or arrangements for such releases made to the reasonable satisfaction of the Agent), which requirement shall include receipt by the Agent of all such executed pay-off letters, Uniform Commercial Code termination statements, mortgage releases and other instruments as the Agent shall have requested to release and terminate of record any such liens.

       (g) Adjusted Operating Cash Flow. After giving effect to the San German Acquisition, Adjusted Operating Cash Flow for the period of twelve (12) consecutive months ending July 31, 1996 shall equal or exceed $16,300,000 and the Agent shall have received satisfactory evidence to such effect.

       (h) No Material Adverse Change. As of the date hereof and as of the Closing Date, and since December 31, 1995, no event or circumstance shall have occurred which could have a Material Adverse Effect.

       (i) Legal and Other Fees. As of the date hereof and as of the Closing Date, all fees owed to the Agent and the Lenders under the Fee Letter and all legal fees and expenses of counsel to the Agent incurred through such date shall have been paid in full.

       (j) Review by Agent's Counsel. All legal matters incident to the transactions hereby contemplated shall be reasonably satisfactory to counsel for the Agent.

       Section 3.02. Acquisition Loans. Without in any way limiting the discretion of the Required Lenders to approve or withhold approval of any Acquisition or to impose additional conditions upon their consent to such Acquisitions, the obligations of the Lenders to make any Advances to finance any Permitted Acquisition are subject to the following conditions:

       (a)      Acquisition Closings.

                (i) The transactions contemplated by the applicable Acquisition Agreement shall have been consummated (except for the payment of that portion of the purchase price thereunder being paid with the proceeds of Advances) substantially in accordance with the terms thereof and, in any event, in a manner reasonably satisfactory to Agent, including without limitation (A) the repayment in full in cash (simultaneously with, and from the proceeds of, Advances, or otherwise) of all Indebtedness of the applicable Sellers not being assumed by the Borrower or a Restricted Subsidiary (other than, in the case of the San German Acquisition, the liabilities referred to in Sections 5.17 and 5.24 of Amendment No. 1 to the San German Acquisition Agreement) and (B) the valid assumption by the Borrower or such Restricted Subsidiary of all other liabilities of the applicable Sellers in respect of the assets and properties transferred under such Acquisition Agreement.

                (ii) The Agent shall have received evidence of the receipt of all licenses, permits, approvals and consents, if any, required with respect to such Acquisition and any other related transaction contemplated by this Agreement (including without limitation the consents of municipal franchising authorities and the FCC to the sale contemplated by such Acquisition Agreement and to the collateral assignment of any related franchises or other material agreements or licenses to the Agent, on behalf of the Lenders, and any other consents or filings of or with applicable governmental authorities or other third parties.

                (iii) The applicable Sellers shall have consented to the collateral assignment to the Agent of the rights of the Borrower or the applicable Restricted Subsidiary under the Acquisition Agreement and any other agreements executed thereunder, as required under Section 2.01(a).

                (iv) The Agent shall have received copies of the legal opinions delivered by the Seller(s) pursuant to the applicable Acquisition Agreement in connection with the Acquisition, together with a letter from each Person delivering an opinion (or authorization within the opinion) authorizing reliance thereon by the Agent and the Lenders.

                (v) Any other conditions imposed by the Required Lenders in giving their consent to such Permitted Acquisition shall have been satisfied.

        (b) Due Diligence. The Agent and its counsel shall have completed their due diligence review with respect to the proposed Acquisition, including a review of all of the Franchises, DBS Agreements, Tower Site Leases, Headend Site Leases and other material agreements and shall be satisfied with the results of such review.

       (c) Officer's Certificates as to Compliance, Solvency, Documents, Etc. The Borrower shall have provided to the Agent one or more compliance and other closing certificates, in forms satisfactory to the Agent, executed on behalf of the Borrower by its chief executive officer or chief financial officer, certifying as to satisfaction by the Borrower of the conditions to lending set forth in this Section 3.02 and in Section 3.03 and, specifically, as to certain matters specified therein.

        (d) Compliance Certificate. The Borrower shall have executed and delivered (or caused to be executed and delivered by the appropriate Operating Companies) to the Agent a certificate of representations, warranties and compliance satisfactory in form and substance to the Agent, together with updated versions of Schedules to this Agreement and of the applicable Officer's Certificates delivered pursuant to the Security and Pledge Agreements, and otherwise adjusting the Companies' representations and warranties contained herein and therein, to the extent appropriate in connection with such Acquisition and approved by the Required Lenders in writing in their sole discretion (which certificate, if so approved, shall be deemed an amendment of this Agreement and such Security Documents and shall be incorporated by reference herein and therein).

       (e) Other Deliveries. The Companies shall have executed and/or delivered to the Agent (or shall have caused to be executed and delivered to the Agent by the appropriate persons), the following:

                (i) With respect to the assets to be acquired pursuant to such Acquisition, and the applicable Seller(s), all Uniform Commercial Code Financing Statements and Termination Statements and all mortgages, deeds of trusts and amendments thereto and related title insurance policies required by the Agent or its counsel in connection with the Borrower's compliance with the provisions of Section 2.01;

                (ii) Certified copies of the resolutions of the Board of Directors or partners of each applicable Company authorizing such Acquisition;

                (iii) Such certificates of public officials and copies of material consents, agreements and other documents and such other supporting documents and information as the Agent shall reasonably request;

                (iv) If requested by the Agent, Environmental Site Assessments, Environmental Questionnaires and other information with respect to owned and leased real properties, which shall be reasonably satisfactory in all respects to the Required Lenders;

                (v) Such Uniform Commercial Code, Federal tax lien and judgment searches as the Agent shall reasonably require, the results thereof to disclose no liens except liens permitted by this Agreement and liens to be discharged upon completion of the Acquisition;

                (vi) A combined balance sheet for the Companies, pro forma for the Acquisition and the proposed Advances;

                (vii) Certificates of insurance evidencing the additional insurance coverage and policy provisions required in this Agreement; and

                (ix) Such other supporting documents and certificates as the Agent or the Lenders may reasonably request.

       (f) General and Local Counsel Opinions. The Agent shall have received the favorable written opinions of regular and local counsel to the Companies dated the date of such Loans and addressed to the Agent and the Lenders, reasonably satisfactory to the Agent in scope and substance.

       (g) FCC Opinions. The Agent shall have received the favorable written opinion of special communications counsel to the Companies dated the date of such Loans and addressed to the Agent and the Lenders, with respect to FCC and related matters, which opinion shall be reasonably satisfactory to the Lenders in scope and substance.

       (h) Legal Fees. All legal fees and expenses of counsel to the Agent incurred through the date of such Loans shall have been paid in full.

       (i) Review by Agent's Counsel. All legal matters incident to the transactions hereby contemplated shall be reasonably satisfactory to counsel for the Agent.

       Section 3.03. All Loans. The obligations of the Lenders to make any Loans (including the Advances made on the Closing Date and in respect of Acquisitions consummated thereafter) are subject to the following conditions:

       (a) All warranties and representations set forth in this Agreement shall be true and correct in all material respects as of the date such Loans are made (except to the extent they expressly relate to an earlier specified date or are affected by transactions or events occurring after the Closing Date and permitted or not prohibited hereunder).

       (b) After giving effect to such Loans (both as of the proposed date thereof and, on a pro forma basis, the last day of the most recent month for which financial statements have been delivered to the Lenders under Section 6.05), no Default shall have occurred and be continuing. Each telephonic or written request for such Loans shall constitute a representation to such effect as of the date of such request and as of the date of such borrowing.

       (c) The Agent shall have received a properly completed Request for Advances, together with all such financial and other information as the Agent shall require to substantiate the current and pro forma certifications of no Default contained therein.

       (d) The Agent shall have received such other supporting documents and certificates as the Agent and the Required Lenders may reasonably request.

       Section 3.04. Lender Approvals. For purposes of determining compliance with the conditions precedent referred to in Sections 3.01, 3.02 and 3.03, on the date of the first Advances hereunder, each of the Lenders shall be deemed to have consented to, approved or accepted or be satisfied with each document or other matter which is the subject of such Lender's consideration under any of the provisions of such Sections, unless an officer of the Agent responsible for the transactions contemplated by the Loan Documents shall have received notice from such Lender prior to the first Advances hereunder specifying its objection thereto and such Lender shall have failed to make available to the Agent such Lender's ratable share of the first Advances.

       IV. REPRESENTATIONS AND WARRANTIES. The Borrower represents and warrants to the Lenders (which representations and warranties shall give effect to the consummation of all of the transactions referred to in Section 3.01 and shall survive the delivery of the Notes and the making of the Loans) that:

       Section 4.01. Financial Statements. The Borrower has heretofore furnished to the Lenders:

       (a) the audited and unaudited balance sheets and related statements of operations, stockholders' equity and cash flow of the Borrower and its Subsidiaries attached as Schedule 4.01(a) (the "Financial Statements"); and

       (b) the June 30, 1996 balance sheet of the Borrower and the Operating Companies showing their pro forma financial condition after the consummation of any and all transactions contemplated to have occurred as of the Closing Date, as if they had occurred on June 30, 1996, attached as Schedule 4.01(b) (the "Opening Balance Sheet").

       The Financial Statements have been prepared in accordance with GAAP. Since December 31, 1995, there has been no material adverse change in the assets, properties, business or condition (financial or otherwise) of any of the Companies and no dividends or distributions have been declared or paid by any of the Companies. None of the Companies has any contingent obligations, liabilities for taxes or unusual forward or long-term commitments except as specified in such Financial Statements. The Opening Balance fairly represents the pro forma financial condition of the Borrower and the Operating Companies as of its date. All financial projections submitted to the Lenders by the Borrower (including all projections set forth in the Budget) are believed by the Borrower to be reasonable in light of all information presently known by the Borrower. Except as set forth on Schedule 4.01(c), as of the date of this Agreement, the Parent has no Indebtedness.

       Section 4.02. Organization, Qualification, Etc. Each of the Companies (a) is a corporation or limited partnership duly organized or formed, as the case may be, validly existing and in good standing under the laws of its state of organization or formation, all as specified in Schedule 4.02, (b) has the power and authority to own its properties and to carry on its business as now being conducted and as presently contemplated, (c) has the power and authority to execute and deliver, and perform its respective obligations under, this Agreement, the Notes and the Security Documents and all other agreements and instruments contemplated hereby and (d) is duly qualified to transact business in the jurisdictions specified in such Schedule 4.02 and in each other jurisdiction where the nature of its activities requires such qualification. As of the date of this Agreement none of the Companies has any Subsidiaries, except as described in Schedule 4.22.

       Section 4.03. Authorization; Compliance; Etc. The execution and delivery of, and performance by the Companies of their respective obligations under, this Agreement, the Notes, the Security Documents, the Registration Statement, the Acquisition Agreements and the other agreements and instruments relating thereto (all of the foregoing being hereinafter referred to collectively as the "Transaction Documents") have been duly authorized by all requisite corporate and partnership action and will not violate any provision of law, any order, judgment or decree of any court or other agency of government, including without limitation the FCC, the charter documents or by-laws of any corporate Company, the limited partnership agreement or certificate of limited partnership of any partnership Company or any indenture, agreement or other instrument to which any Company is a party, or by which any Company is bound, or be in conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under, or except as may be permitted under this Agreement, result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the property or assets of any Company pursuant to, any such indenture, agreement or instrument. Each of the Transaction Documents constitutes the valid and binding obligation of each of the Companies and their Affiliates party thereto, enforceable against such party in accordance with its terms, subject, however to bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the rights and remedies of creditors generally or the application of principles of equity, whether in any action in law or proceeding in equity, and subject to the availability of the remedy of specific performance or of any other equitable remedy or relief to enforce any right under any such agreement.

       Section 4.04.  Governmental and Other Consents, Etc.

       (a) Except for filings and recording required under Section 2.01 and the Security Documents and except as set forth in Schedule 4.04, none of the Companies is required to obtain any consent, approval or authorization from, to file any declaration or statement with or to give any notice to, any Governmental Authority (including without limitation the Commonwealth of Puerto Rico, the State of Connecticut, the FCC, the Copyright Office and the communities included in the Franchise Areas), or any other Person (including, without limitation, any notices required under the applicable bulk sales law) in connection with or as a condition to the execution, delivery or performance of any of the Transaction Documents. Except as set forth in such Schedule 4.04, all consents, approvals and authorizations described in such Schedule have been duly granted and are in full force and effect on the date hereof and all filings described in such Schedule have been properly and timely made.

       (b) Notwithstanding the foregoing, (i) from time to time, the Companies may be required to obtain certain authorizations of or to make certain filings with the FCC and local franchising authorities which are required in the ordinary course of business, (ii) copies of certain documents, including without limitation certain Transaction Documents, may be required to be filed with the FCC pursuant to 47 C.F.R. Section 73.3613 and with local franchising authorities, (iii) the FCC must be notified of the consummation of any assignments or transfers of control of FCC authorizations for any television broadcast stations and ownership reports are required to be filed with the FCC after such consummation pursuant to 47 C.F.R. Section 73.3615, and similar requirements of local franchising authorities exist under state and local law, and (iv) prior to the exercise of certain rights or remedies under the Loan Documents by the Agent or the Lenders, FCC consents and notifications and similar actions with respect to local franchising authorities with respect to such exercise may be required to be timely obtained or made.

       Section 4.05. Litigation. Except as specified in Schedule 4.05, there is no action, suit or proceeding at law or in equity or by or before any governmental instrumentality or other agency (including without limitation the FCC), now pending or, to the knowledge of the Borrower, threatened (nor is any basis therefor known to the Borrower), (a) which questions the validity of any of the Transaction Documents, or any action taken or to be taken pursuant hereto or thereto, in a manner or to an extent which would have a Material Adverse Effect, or (b) against or affecting any Company which, if adversely determined, either in any case or in the aggregate, would have a Material Adverse Effect.

       Section 4.06. Compliance with Laws and Agreements. Except as disclosed in this Agreement, none of the Companies is a party to any agreement or instrument or subject to any partnership or other restriction which could have a Material Adverse Effect. None of the Companies is in violation of any provision of its corporate charter or by-laws or partnership agreement, as the case may be, or of any material indenture, agreement or instrument to which it is a party or by which it is bound or, to the best of the Borrower's knowledge and belief, of any provision of law, the violation of which could have a Material Adverse Effect, or any order, judgment or decree of any court or other agency of government (including without limitation the Commonwealth of Puerto Rico, the State of Connecticut, the FCC, the FAA, the Copyright Office and the communities included in the Franchise Areas).

       Section 4.07.  Franchises; Licenses, Etc.

         (a) (i) Schedule 4.07(a) sets forth a complete and correct list of all Franchises (identified by issuing authority, Franchise Area, franchisee and expiration date) granted, issued or assigned to any Company as of the Closing Date. The Companies possess all such Franchises and all copyrights, licenses, trademarks, service marks, trade names and other contract rights, including licenses and permits granted by the FCC, agreements with public utilities and microwave transmission companies, pole or conduit attachment, use, access or rental agreements, utility easements and agreements the delivery of pay programming to subscribers that are necessary for the operation and planned expansion of the Systems, except to the extent the absence thereof could not reasonably be expected to have a Material Adverse Effect. Each of such Franchises, copyrights, licenses, patents, trademarks, service marks, trade names and other rights and agreements is in full force and effect and no material default has occurred and is continuing thereunder.

         (ii) No approval, application, filing, registration, consent or other action of any Governmental Authority (including the Commonwealth of Puerto Rico, the State of Connecticut, the FCC, the Copyright Office and the communities included in the Franchise Areas) is required to enable any Company to take advantage of the rights and privileges intended to be conferred by the Franchises, except for approvals, applications, filings, registrations, consents or other actions that (if not made or obtained) could not reasonably be expected to have a Material Adverse Effect. None of the Companies has received any notice with respect to any breach of any covenant under, or any default with respect to, any Franchise. Complete and correct copies of all Franchises have heretofore been delivered to the Agent.

       (b) Schedule 4.07(b) accurately and completely lists all Licenses (identified by issuing authority, licensee, Station call letters and expiration date) granted, issued or assigned to any Company as of the Closing Date. The Companies possess all such Licenses and all copyrights, licenses, trademarks, service marks, trade names and other contract rights, including agreements with public utilities, use, access or rental agreements, utility easements, network affiliation agreements, film rental agreements and talent employment agreements that are necessary for the operation of the Stations, except to the extent the absence thereof could not reasonably be expected to have a Material Adverse Effect. Each of such Licenses, copyrights, licenses, patents, trademarks, service marks, trade names and other rights and agreements is in full force and effect and no material default has occurred and is continuing thereunder. None of the FCC Licenses held by any Company is the subject of a pending license renewal application and the Borrower has no reason to believe that any of such FCC Licenses will be revoked or will not be renewed in the ordinary course.

         Section 4.08.  The Systems.

         (a) Each of the Companies and the Systems are in compliance with all applicable federal, state and local laws, rules and regulations, including without limitation the Telecommunications Act of 1996, the Communications Act of 1934, as amended, the Cable Communications Policy Act of 1984, the Cable Television Consumer Protection and Competition Act of 1992, the Copyright Revisions Act of 1976, and the rules and policies of the FCC, the FAA and the Copyright Office, including without limitation rules and laws governing system registration, use of aeronautical frequencies and signal carriage, equal employment opportunity, cumulative leakage index testing and reporting, signal leakage and subscriber privacy, except to the extent that the failure to so comply could not (either individually or in the aggregate) reasonably be expected to have a Material Adverse Effect. Without limiting the generality of the foregoing (except to the extent that the failure to comply with any of the following could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect):

                  (i) the communities included in the Franchise Areas have been registered with the FCC;

                  (ii) all of the annual performance tests on the Systems required under the rules and policies of the FCC have been performed and the results of such tests demonstrate satisfactory compliance with the applicable requirements being tested in all material respects;

                  (iii) the Companies have filed all material reports and other submissions required to be filed with the FCC with respect to the Systems and their operations;

                  (iv) the Systems currently meet or exceed the technical standards set forth in the rules and policies of the FCC, including, without limitation, the leakage limits contained in 47 C.F.R.
         Section 76.605(a)(11);

                  (v) the channel capacities of the New England Systems are 36, 50 and 62 channels, representing approximately 45%, 22% and 33% of New England cable subscribers; the MCT Systems have a capacity of 60-channels; the San German System has a capacity of 50-channels; and each System is fully addressable or capable thereof and delivers picture quality that complies in all material respects with applicable FCC requirements and the requirements of the applicable Franchises;

                  (vi) the Systems are being operated in compliance with the provisions of 47 C.F.R. Sections 76.610 through 76.619 (mid-band and super-band signal carriage), including 47 C.F.R. Section 76.611 (compliance with the cumulative signal leakage index);

                  (vii) the Systems are being operated in compliance with the requirements of the applicable Franchises;

                  (viii) where required, appropriate authorizations from the FCC have been obtained for the use of all aeronautical frequencies in use in the Systems and the Systems are presently being operated in compliance with such authorizations;

                  (ix) all of the existing towers used in the operation of the Systems are obstruction-marked and lighted to the extent required by, and in accordance with, the rules and regulations of the FAA and appropriate notification to the FAA has been filed for each such tower where required by the Rules and policies of the FCC, and all other required certificates, permits and clearances from Governmental Authorities, including the FAA, with respect to all towers, earth stations, business radios and frequencies utilized and carried by the Systems have been obtained; and

                  (x) all notices to subscribers of the Systems required by the rules and policies of the FCC have been provided.

         (b) All notices, statements of account, supplements and other documents required under Section 111 of the Copyright Act of 1976 and under the rules of the Copyright Office with respect to the carriage of off-air signals by the Systems have been duly filed, and the proper amount of copyright fees have been paid on a timely basis, and each System qualifies for the compulsory license under Section 111 of the Copyright Act of 1976, except to the extent that the failure to so file or pay could not (either individually or in the aggregate) reasonably be expected to have a Material Adverse Effect.

         (c) The carriage of all off-air signals by the Systems to be owned by the Companies is permitted by valid transmission consent agreements or by must-carry elections by broadcasters, except to the extent the failure to obtain any of the foregoing could not (either individually or in the aggregate) reasonably by expected to have a Material Adverse Effect.

         (d) Each of the Companies and, to the Borrower's best knowledge, the San German Sellers, have complied with their respective obligations with regard to protecting the privacy rights of any past or present customers of the Systems, except to the extent that the failure to so comply could not (either individually or in the aggregate) reasonably be expected to have a Material Adverse Effect.

         (e) None of the Companies which owns the Systems has been denied EEO certification by the FCC, and no FCC proceedings against any such Company in respect of EEO violation are pending or, to the Borrower's best knowledge, threatened, which, if resolved adversely to the Companies, could reasonably be expected (either individually or in the aggregate) to have a Material Adverse Effect.

         (f) The assets of the Systems are adequate and sufficient in all material respects for all of the current operations of the Systems.

         Section 4.09. Rate Regulation. Each of the Companies has reviewed and evaluated in detail the FCC rules currently in effect (the "Rate Regulation Rules") implementing the rate regulation provisions of the Cable Television Consumer Protection and Competition Act of 1992 as amended by the Telecommunications Act of 1996 (as so amended, the "Rate Regulation Act"). Based upon such review and completion by the Companies of all applicable worksheets contemplated by the Rate Regulation Rules for each System, and except as set forth in Schedule 4.09:

         (a) The Systems are in material compliance with the Rate Regulation Act and the Rate Regulation Rules applicable to them; and

         (b) The Systems are owned by Companies which are "small cable operators" as defined by the Telecommunications Act of 1996. As such, the Cable Programming Services Tier rates of the Systems with Basic-only rates have likewise been deregulated. Schedule 4.09 lists all pending rate proceedings before the FCC and any local franchising authorities that have jurisdiction over the Company. Schedule 4.09 also sets forth FCC and local franchising authority orders approving the Companies' rates.

         Section 4.10.  The Stations.

         (a) Each of the Companies and the Stations is in compliance with all applicable federal, state and local laws, rules and regulations, including without limitation, the Telecommunications Act of 1996, the Communications Act of 1934, as amended, and the rules and policies of the FCC, including without limitation rules and laws governing, equal employment opportunity, except to the extent that the failure to so comply could not (either individually or in the aggregate) reasonably be expected to have a Material Adverse Effect. Without limiting the generality of the foregoing (except to the extent that the failure to comply with any of the following could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect):

                  (i) the Companies have filed all material reports and other submissions required to be filed with the FCC by the Companies with respect to the Stations and their operations;

                  (ii) the operation of the Stations is in compliance in all material respects with ANSI Standards C95.1-1982 to the extent required under applicable rules and regulations;

                  (iii) all of the existing towers used in the operation of the Stations are obstruction-marked and lighted to the extent required by, and in accordance with, the rules and regulations of the FAA and appropriate notification to the FAA has been filed for each such tower where required by the rules and policies of the FCC; and

                  (iv) the Stations are being operated in compliance with the applicable Licenses.

         (b) No material FCC proceedings against any of the Companies in respect of EEO violations are pending or, to the Borrower's best knowledge, threatened.

         (c) The assets of the Stations are adequate and sufficient in all material respects for all of the current operations of the Stations.

       Section 4.11. DBS Rights. Schedule 4.11 accurately and completely lists all DBS Agreements to which PST is a party as of the Closing Date. PST possesses all such DBS Agreements, and all exclusive DBS Rights and other rights and agreements as are necessary for the operation of its DBS business in accordance with the Projections, except to the extent that the absence thereof could not reasonably be expected to have a Material Adverse Effect. Each of such DBS Agreements and other rights and agreements is in full force and effect.

       Section 4.12.  Title to Properties; Condition of Properties.

       (a) Except as set forth on Schedule 4.12, the Companies have good title to all of their properties and assets (including all of the Systems and Stations) free and clear of all mortgages, security interests, restrictions (other than FCC restrictions on the transfer of capital stock or FCC authorizations), liens and encumbrances of any kind, including without limitation liens or encumbrances in respect of unpaid taxes (collectively, "Liens"), except liens and encumbrances permitted under this Agreement. Such
Schedule 4.12 also sets forth a description of all real properties owned by the Companies.

       (b) Schedule 4.12 accurately and completely lists, and sets forth a description of, all agreements between any Company and any Person relating to the location of (i) Headend sites used in the operation of the Systems (the "Headend Site Leases"), (ii) tower and transmitter sites used in the operation of the Stations (the "Tower Site Leases") and (iii) offices, studios and other facilities, and the same constitute the only Headend Site Leases, Tower Site Leases and other leases necessary in connection with the conduct by the Companies of their businesses as presently conducted. Each of the Companies enjoys quiet possession under all leases (including without limitation the Headend Site Leases and the Tower Site Leases) to which it is a party as lessee, and all of such leases are valid, subsisting and in full force and effect. None of such leases contains any provision restricting the incurrence of indebtedness by the lessee.

       (c) Except as specified in such Schedule 4.12, none of the real property owned by any Company is located within any federal, state or municipal flood plain zone.

       Section 4.13. Interests in Other Businesses. Except as reflected in
Schedule 4.13 or Schedule 4.22 hereto, neither the Borrower nor any Operating Company holds or owns any of the issued and outstanding capital stock, partnership interests or similar equity interests, or any rights to acquire the same, of any corporation, partnership, firm or entity other than as specified or permitted in this Agreement.

       Section 4.14.  Solvency.

       (a) The aggregate amount of the full salable value of the assets and properties of each Company exceeds the amount that will be required to be paid on or in respect of such Company's existing debts and other liabilities (including contingent liabilities) as they mature.

       (b) No Company's assets and properties constitute unreasonably small capital for such Company to carry out its business as now conducted and as proposed to be conducted, including such Company's capital needs, taking into the account the particular capital requirements of such Company's business and the projected capital requirements and capital availability thereof.

       (c) The Companies do not intend to, nor will the Companies, incur debts beyond their ability to pay such debts as they mature, taking into account the timing and amounts of cash reasonably anticipated to be received by each Company and the amounts of cash reasonably anticipated to be payable on or in respect of each Company's obligations. The Companies' aggregate cash flow, after taking into account all anticipated sources and uses of cash, will at all times be sufficient to pay all such amounts on or in respect of their indebtedness when such amounts are required to be paid.

       (d) The Borrower believes that no reasonably anticipated final judgment in a pending action or, to its knowledge, any threatened actions for money damages will be rendered at a time when, or in an amount such that, any Company will be unable to satisfy such judgments promptly in accordance with their terms (taking into account the maximum reasonable amount thereof and the earliest reasonable time at which such judgments might be rendered). The cash available to each Company, after taking into account all other anticipated uses of cash (including the payment of all such Company's indebtedness) is anticipated to be sufficient to pay any such judgments promptly in accordance with their terms.

       (e) No Company is contemplating either the filing of a petition by it under any state or federal bankruptcy or insolvency laws or the liquidating of all or a substantial portion of its property, and the Borrower has no knowledge of any Person contemplating the filing of any such petition against any Company.

       Section 4.15 Full Disclosure. No statement of fact made by or on behalf of any Person other than the Lenders in this Agreement, the Security Documents or in any certificate or schedule furnished to the Lenders pursuant hereto or thereto contains any untrue statement of a material fact or omits to state any material fact necessary to make statements contained therein or herein not misleading. There is no fact presently known to the Borrower which has not been disclosed to the Lenders in writing which materially affects adversely, or, as far as the Borrower can reasonably foresee, could have a Material Adverse Effect, other than facts and circumstances generally known within the cable television or broadcast television industry.

       Section 4.16. Margin Stock. The Companies do not own or have any present intention of acquiring any "margin stock" within the meaning of Regulation U (12 CFR Part 221), of the Board of Governors of the Federal Reserve System (herein called "Margin Stock").

       Section 4.17. Tax Returns. Each of the Companies has filed all federal, state and local tax and information returns required to be filed, and has paid or made adequate provision for the payment of all material federal, state and local taxes, franchise fees, charges and assessments shown thereon.

       Section 4.18.  Pension Plans, Etc.

       (a) Except as described in Schedule 4.18, neither the Borrower nor any member of the Controlled Group has any pension, profit sharing or other similar plan providing for a program of deferred compensation to any employee.

       (b) Neither the Borrower nor any member of the Controlled Group has any material liability (i) under Section 412 of the Code for failure to satisfy the minimum funding requirements for pension plans, (ii) as the result of the termination of a defined benefit plan under Title IV of ERISA, (iii) under
Section 4201 of ERISA for withdrawal or partial withdrawal from a multiemployer plan, or (iv) for participation in a prohibited transaction with an employee benefit plan as described in Section 406 of ERISA and Section 4975 of the Code.

       Section 4.19. Material Agreements. Except for matters disclosed in Schedules 4.07(a), 4.07(b) , 4.09, 4.10, 4.11 and 4.12, Schedule 4.19 hereto accurately and completely lists all agreements, if any, among the stockholders or partners of the Borrower or any of the Operating Companies and all material construction, engineering, management, consulting and other agreements, if any, which are in effect on the date hereof in connection with the conduct of the business of the Borrower and the Operating Companies, including without limitation the acquisition, construction, extension and/or operation of the Systems and the Stations, or for the distribution of satellite broadcasting service.

       Section 4.20. Projections. Attached as Schedule 4.20 are projections of the operation of the Companies' businesses through December 31, 2003 (the "Projections").

       Section 4.21. Brokers, Etc. None of the Companies has dealt with any broker, finder, commission agent or other similar Person in connection with the Loans or the transactions contemplated by this Agreement or is under any obligation to pay any broker's fee, finder's fee or commission in connection with such transactions.

       Section 4.22. Capitalization. Attached as Schedule 4.22 is a schematic diagram of the ownership relationships among the Companies, showing accurate ownership percentages of the stockholders of record and accompanied by a statement of authorized and issued equity securities for each such entity as of the date hereof. Such Schedule 4.22 also includes a narrative indicating, as of the date hereof (a) which securities, if any, carry preemptive rights; (b) to the best of the Borrower's knowledge whether there are any outstanding subscriptions, warrants or options to purchase any securities; (c) whether any Company is obligated to redeem or repurchase any of its securities, and the details of any such committed redemption or repurchase; and (d) any other agreement, arrangement or plan to which any Company is a party or participant or of which any Company has knowledge which will directly or indirectly affect the capital structure of the Companies. All such equity securities of the Companies are validly issued and fully paid and non-assessable, and owned as set forth on such Schedule 4.22. All such equity securities of the Companies are owned, legally and beneficially, free of any assignment, pledge, lien, security interest, charge, option or other encumbrance, except for liens and security interests granted to the Agent or the Lenders or permitted under Section 7.02 and restrictions on transfer imposed by applicable securities laws, indicated on the certificates evidencing such shares or as may be imposed by the FCC or local franchising authorities.

       Section 4.23.  Environmental Compliance.

       (a) To the best of the Borrower's knowledge, all real property leased, owned, controlled or operated by the Companies (the "Properties") and their existing and, to the best of the Borrower's knowledge, prior uses and activities thereon, including, but not limited to, the use, maintenance and operation of each of the Properties and all activities in conduct of business related thereto comply and have at all times complied in all material respects with all Environmental Laws.

       (b) None of the Companies, and to the best of the Borrower's knowledge, no previous owner, tenant, occupant or user of any of the Properties or any other Person, has engaged in or permitted any operations or activities upon any of the Properties for the purpose of or in any way involving the handling, manufacture, treatment, storage, use, generation, release, discharge, refining, dumping or disposal of a material amount of any Hazardous Materials the removal of which is required or the maintenance of which is prohibited or penalized.

       (c) To the best of the Borrower's knowledge, no Hazardous Material has been or is currently located in, on, under or about any of the Properties in a manner which materially violates any Environmental Law or which requires cleanup or corrective action of any kind under any Environmental Law.

       (d) No notice of violation, lien, complaint, suit, order or other notice or communication concerning any alleged violation of any Environmental Law in, on, under or about any of the Properties has been received by any Company or, to the best of the Borrower's knowledge, any prior owner or occupant of any of the Properties which has not been fully satisfied and complied with in a timely fashion so as to bring such Property into full compliance with all Environmental Laws.

       (e) The Companies have all permits and licenses required under any Environmental Law to be issued to them by any Governmental Authority on account of any or all of its activities on any of the Properties, except to the extent that the absence of any such permit or license could have a Material Adverse Effect, and are in material compliance with the terms and conditions of such permits and licenses. To the best of the Borrower's knowledge, no change in the facts or circumstances reported or assumed in the application for or granting of such permits or licenses exist, and such permits and licenses are in full force and effect.

       (f) No portion of any of the Properties has been listed, designated or identified in the National Priorities List (NPL) or the CERCLA information system (CERCLIS), both as published by the United States Environmental Protection Agency, or any similar list of sites published by any Federal, state or local authority proposed for or requiring cleanup, or remedial or corrective action under any Environmental Law.

       (g) The Borrower, at its expense, has provided to the Agent and the Lenders a "Phase One" site assessment for each of the Properties designated by the Lenders, including all owned Properties (collectively the "Environmental Site Assessments"), prepared by an environmental consulting firm of national reputation satisfactory to the Lenders. Each of the Environmental Site Assessments is, to the best of the Borrower's knowledge, true and accurate in all material respects. In addition, the Borrower has provided to the Agent and the Lenders true and accurate responses to the Agent's Environmental Questionnaire as to each of the other Properties.

       Section 4.24. Investment Company Act. None of the Companies is an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company," or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended.

       Section 4.25. Labor Matters. No Company is experiencing any strike, labor dispute, slow down or work stoppage due to labor disagreements which could reasonably be expected to have a Material Adverse Effect; there is no such strike, dispute, slow down or work stoppage threatened against any Company; none of the Companies is subject to any collective bargaining or similar arrangements.

       Section 4.26. Senior Debt. All of the Obligations constitute "Senior Debt" and, with the exception of Rate Hedging Obligations owed to the Lenders, "Designated Senior Debt" under the Subordinated Indenture. As of the date hereof, the Calculation of Leverage Ratio attached hereto as Schedule 4.26 correctly applies the provisions of the Subordinated Indenture to the appropriate financial statements and books and records of the Borrower and accurately calculates the Indebtedness to Adjusted Operating Cash Flow Ratio (as defined in the Subordinated Indenture). After giving effect to the initial requested Advance of $22,250,000 on the date hereof, including the uses of the proceeds thereof, the Indebtedness to Adjusted Operating Cash Flow Ratio will not exceed 6.50 to 1.00, and the Borrower will be in full compliance with
Section 4.09 of the Subordinated Indenture. After giving effect to the subsequent requested Advances of $5,750,000 and $3,600,000 on the date hereof, the Borrower will be in full compliance with Section 4.09 of the Subordinated Indenture.

       V. FINANCIAL COVENANTS. The Borrower covenants and agrees that, so long as any Lender has any obligation to extend credit to the Borrower hereunder, and for so long thereafter as there remains outstanding any portion of the principal of, or interest on, any Note or any other Obligations, whether now existing or arising hereafter, the Borrower and the Operating Companies will (on a consolidated or combined basis, as applicable):

       Section 5.01.  Leverage

       (a) At all times during each period indicated below, maintain a ratio of
(i) Total Funded Debt to (ii) Adjusted Operating Cash Flow for the most recently ended period of four (4) consecutive fiscal quarters of not more than the following:

                                                                         Maximum Ratio of Total Funded Debt
                            Period                                        to Adjusted Operating Cash Flow
                            ------                                       -----------------------------------
Closing Date through December 30, 1996                                                7.20:1.00
December 31, 1996 through March 30, 1997                                              6.60:1.00
March 31, 1997 through December 30, 1997                                              6.50:1.00
December 31, 1997 through June 29, 1998                                               6.25:1.00
June 30, 1998 through September 29, 1998                                              6.00:1.00
September 30, 1998 through December 30, 1998                                         5.75:1.00
December 31, 1998 through June 29, 1999                                               5.25:1.00
June 30, 1999 through December 30, 1999                                               4.75:1.00
December 31, 1999 through June 29, 2000                                               4.25:1.00
June 30, 2000 and thereafter                                                          4.00:1.00

       (b) At all times during each period indicated below, maintain a ratio of
(i) Senior Funded Debt to (ii) Adjusted Operating Cash Flow for the most recently ended period of four (4) consecutive fiscal quarters of not more than the following:

                                                                         Maximum Ratio of Senior Funded Debt
                            Period                                        to Adjusted Operating Cash Flow
                            ------                                       ------------------------------------
The Closing Date through June 29, 2000                                                2.50:1.00
June 30, 2000 and thereafter                                                          2.00:1.00

       Section 5.02. Interest Coverage. For each period of four (4) consecutive fiscal quarters ending on the Quarterly Dates indicated below, maintain a ratio of Operating Cash Flow to Total Interest Expense of at least the following:

                                                                             Minimum Ratio of Operating
                        Quarterly Dates                                  Cash Flow to Total Interest Expense
                       -----------------                                -------------------------------------
 September 30, 1996                                                                1.05:1.00
 December 31, 1996                                                                 1.10:1.00
 March 31, 1997 through December 31, 1997                                          1.20:1.00
 March 31, 1998 through September 30, 1999                                         1.50:1.00
 December 31, 1999 through September 30, 2000                                      2.00:1.00
 December 31, 2000 and each Quarterly Date thereafter                              2.50:1.00


       Section 5.03. Fixed Charges. For each period of four (4) consecutive fiscal quarters ending on the Quarterly Dates indicated below, maintain a ratio of Operating Cash Flow to Fixed Charges for such period of at least the following:

                                                                          Minimum Ratio of Operating
                     Quarterly Dates                                      Cash Flow to Fixed Charges
                     ---------------                                      ---------------------------
December 31, 1997 through June 30, 1998                                         1.00:1.00
September 30, 1998 and
each Quarterly Date thereafter                                                  1.10:1.00

       Section 5.04. Pro Forma Debt Service Coverage. As of each Quarterly Date indicated below, maintain a ratio of Adjusted Operating Cash Flow to Pro Forma Debt Service for the immediately succeeding period of four (4) consecutive fiscal quarters of at least the following:

                                                                           Minimum Ratio of Adjusted
                                                                             Operating Cash Flow to
                      Quarterly Date                                    Pro Forma Debt Service Coverage
                      --------------                                    -------------------------------
September 30, 1996 through December 31, 1996                                    1.00:1.00
March 31, 1997 through December 31, 1997                                        1.10:1.00
March 31, 1998 and
each Quarterly Date thereafter                                                  1.25:1.00

    For purposes of this Section 5.04 only, and only as of March 31, 1997, June 30, 1997, September 30, 1997 and December 31, 1997, the above ratios will be computed by adding to Adjusted Operating Cash Flow the lesser of (i) the unused borrowing availability under the Available Reducing Revolver Commitments as of the applicable Quarterly Date or (ii) the sum of $3,050,000.

       Section 5.05. Capital Expenditures. Not make or incur Capital Expenditures in any of the following periods in excess of the respective aggregate amounts for all of the Operating Companies indicated below:

      Fiscal Year                                      Maximum
  Ending December 31                             Capital Expenditures
  ------------------                             --------------------
December 31, 1996                                    $12,700,000
December 31, 1997                                    $ 5,500,000
December 31, 1998
 and each December 31 thereafter                     $ 4,500,000

provided, however, that so long as no Event of Default shall then exist, Capital Expenditures permitted, but not made, in any such fiscal year (or portion thereof) as provided under the foregoing table may be deferred and made in the subsequent fiscal year in addition to permitted Capital Expenditures for such subsequent fiscal year specified above, provided that no such deferred Capital Expenditures may be further deferred.

       Section 5.06. Restricted Payments. Not directly or indirectly declare, order, pay or make any Restricted Payment or set aside any sum or property therefor except as follows:

       (a) The Operating Companies may pay (i) monthly Management Fees to the Manager and (ii) lease payments to Pegasus Towers, L.P. in respect of the tower leases in effect on the date hereof, and any renewals thereof; provided that
(aa) such payments shall be subject to the applicable Affiliate Subordination Agreement, (bb) no Default shall exist as of the date of any such proposed payment and after giving effect thereto, and (cc) such payments shall not exceed, during any period of twelve (12) consecutive months, the lesser of $1,750,000 or the actual cost of providing management and administrative support services to the Operating Companies for such period.

       (b) The Borrower may make regularly scheduled payments of interest under the Subordinated Notes unless an Event of Default shall have occurred and be continuing.

       (c) Subject to the provisions of the Affiliate Subordination Agreements and provided that no Default shall exist as of the date of the proposed payment or after giving effect thereto (i) the Restricted Subsidiaries may pay dividends and make distributions to the Borrower or other Restricted Subsidiaries holding equity interests in the payor, (ii) the Operating Companies may repay indebtedness owed to the Borrower or to Restricted Subsidiaries other than PCT-CONN, MCT and MCT Cablevision, Ltd. and (iii) the Operating Companies and the Borrower may make intercompany loans to one another subject to the limitations set forth in Section 7.01.

       VI. AFFIRMATIVE COVENANTS. The Borrower hereby covenants and agrees to and with each of the Lenders that, so long as any Lender has any obligation to extend credit to the Borrower hereunder, and for so long thereafter as there remains outstanding any portion of any Obligation, whether now existing or hereafter arising, the Borrower and each of the Operating Companies shall:

       Section 6.01.  Preservation of Assets; Compliance with Laws, Etc.

       (a) Do or cause to be done all things necessary to preserve, renew and keep in full force and effect its corporate or partnership existence, as the case may be, all material rights, licenses, permits and franchises (including all Licenses, Franchises and DBS Agreements) and comply in every material respect with all laws and regulations applicable to it (including without limitation the Communications Act of 1934, as amended, the Copyright Act of 1976, as amended, the Rate Regulation Act, the Rate Regulation Rules and all other rules, regulations, administrative orders and policies of the FCC) and all material agreements to which it is a party, including without limitation all network affiliation agreements and all agreements with its stockholders or partners, as the case may be, the violation of which could have a Material Adverse Effect;

       (b) at all times maintain, preserve and protect all material trade names and proprietary rights; and

       (c) preserve all the remainder of its material property used or useful in the conduct of its business and keep the same in good repair, working order and condition (reasonable wear and tear and damage by fire or other casualty excepted), and from time to time, make or cause to be made all needful and proper repairs, renewals, replacements, betterments and improvements thereto, so that the business carried on in connection therewith may be conducted at all times in the ordinary course in a manner substantially consistent with past practices.

       Section 6.02.  Insurance.

       (a) Keep all of its insurable properties now or hereafter owned adequately insured at all times against loss or damage by fire or other casualty to the extent customary with respect to like properties of companies conducting similar businesses; maintain public liability, business interruption, broadcasters' liability and workers' compensation insurance insuring such Company to the extent customary with respect to companies conducting similar businesses, all by financially sound and reputable insurers and furnish to the Lenders satisfactory evidence of the same (including certification by the chief executive officer of the Borrower of timely renewal of, and timely payment of all insurance premiums payable under, all such policies, which certification shall be included in the next succeeding certificate delivered pursuant to
Section 6.05(d)); notify each of the Lenders of any material change in the insurance maintained on its properties after the date hereof and furnish each of the Lenders satisfactory evidence of any such change; maintain insurance with respect to its headend, tower, transmission and studio facilities and related equipment in an amount equal to the full replacement cost thereof; provide that each insurance policy pertaining to any of its insurable properties shall: (i) name the Agent, on behalf of the Lenders, as loss payee pursuant to a so-called "standard mortgagee clause" or "Lender's loss payable endorsement", or as additional insured (as appropriate), (ii) provide that no action of any Company shall void such policy as to the Agent or the Lenders, and (iii) provide that the insurer(s) shall notify the Agent of any proposed cancellation of such policy at least thirty (30) days in advance thereof (unless such proposed cancellation arises by reason of non-payment of insurance premiums in which case such notice shall be given at least ten (10) days in advance thereof) and that the Agent or the Lenders will have the opportunity to correct any deficiencies justifying such proposed cancellation.

       (b) In the event of a casualty loss, the Lenders will deliver to such Company the proceeds of any insurance thereon, subject to the provisions of
Section 1.06(c), provided that (i) such Company shall use such proceeds for the restoration or replacement of the property or asset which was the subject of such loss within 180 days after the receipt thereof, (ii) such Company shall have demonstrated to the reasonable satisfaction of the Lenders that such property or asset will be restored to substantially its previous condition or will be replaced by substantially identical property or assets, and (iii) if the Agent, on behalf of the Lenders, had a security interest in and lien upon the property or asset which was the subject of such loss, the Lenders shall have received, at their request, a favorable opinion from the Borrower's counsel, in form and substance satisfactory to the Agent, as to the perfection of the Agent's security interest in and lien upon such restored or replaced property or asset and such evidence satisfactory to the Agent as to the priority of such security interest and liens. Notwithstanding the foregoing, and subject to
Section 1.06(c), if a casualty loss results in the Agent's receipt of insurance proceeds aggregating $500,000.00 or more, then in lieu of delivering such proceeds to a Company, the Lenders shall have the right to retain such proceeds for the purpose of making disbursement thereof jointly to such Company and any contractors, subcontractors and materialmen to whom payment is owed in connection with such restoration.

       (c) To the extent, if any, that the real property (whether owned or leased) of the Companies is situated in a flood zone designated as type "A" or "B" by the U.S. Department of Housing and Urban Development, obtain and maintain flood insurance in coverage and amount satisfactory to the Required Lenders.

       Section 6.03. Taxes, Etc. Pay and discharge or cause to be paid and discharged all taxes, assessments and governmental charges or levies imposed upon it or upon its income and profits or upon any of its property, real, personal or mixed, or upon any part thereof, before the same shall become in default, as well as all lawful claims for labor, materials and supplies or otherwise, which, if unpaid, might become a lien or charge upon such properties or any part thereof; provided that no Company shall be required to pay and discharge or cause to be paid and discharged any such tax, assessment, charge, levy or claim so long as the validity thereof shall be contested in good faith by appropriate proceedings and it shall have set aside on its books adequate reserves with respect to any such tax, assessment, charge, levy or claim, so contested; and provided, further that, in any event, payment of any such tax, assessment, charge, levy or claim shall be made before any of its property shall be seized or sold in satisfaction thereof.

       Section 6.04. Notice of Proceedings, Defaults, Adverse Change, Etc. Promptly (and in any event within five (5) days after the discovery by the Borrower thereof) give written notice to each of the Lenders of (a) any proceedings instituted or threatened against it by or in any federal, state or local court or before any commission or other regulatory body, whether federal, state or local, including without limitation the FCC, which, if adversely determined, could have a Material Adverse Effect; (b) any notices of default received by any Company (together with copies thereof, if requested by any Lender) with respect to (i) any alleged default under or violation of any of its material licenses, permits or franchises (including the Franchises and the Licenses), any Headend Site Lease or Tower Site Lease, any DBS Agreement or any other material agreement to which it is a party, or (ii) any alleged default with respect to, or acceleration or other action under, the Subordinated Debt Documents or any other evidence of material Indebtedness of any Company or any mortgage, indenture or other agreement relating thereto; (c) (i) any notice of any material violation or administrative or judicial complaint or order filed or to be filed against any Company and/or any real property owned or leased by it alleging any violations of any law, ordinance and/or regulation or requiring it to take any action in connection with the release and/or clean-up of any Hazardous Materials, or (ii) any notice from any governmental body or other Person alleging that any Company is or may be liable for costs associated with a release or clean-up of any Hazardous Materials or any damages resulting from such release; (d) any change in the condition, financial or otherwise, of any Company which could have a Material Adverse Effect; or (e) the occurrence of any Default or the occurrence of any event which, upon notice or lapse of time or both, would constitute such a Default.

       Section 6.05. Financial Statements and Reports. Furnish to the Agent (with multiple copies for each of the Lenders):

       (a) Within one hundred twenty (120) days after the end of each fiscal year, the consolidated and consolidating (or, if applicable, combined and combining) balance sheets and statements of income, stockholders' or partners' equity (as applicable) and cash flows of the Borrower, all of its Subsidiaries and the Parent Subsidiaries, together with supporting schedules in form and substance satisfactory to the Lenders, audited by independent certified public accountants selected by the Borrower and reasonably acceptable to the Required Lenders (the "Accountants"), the form of opinion to be also reasonably satisfactory to the Required Lenders, showing the financial condition of the Borrower, all of its subsidiaries and the Parent Subsidiaries at the close of such fiscal year and the results of operations during such year, and containing a statement to the effect that the Accountants have examined the provisions of this Agreement and that, to the best of their knowledge, no Event of Default, nor any event which upon notice or lapse of time or both would constitute an Event of Default, has occurred under Article V or otherwise (or, if such an event has occurred, a statement explaining its nature and extent), including without limitation any Subordinated Indenture Default; provided, however, that in issuing such statement, the Accountants shall not be required to exceed the scope of normal auditing procedures conducted in connection with their opinion referred to above;

       (b) Within forty-five (45) days after the end of each quarter in each fiscal year, the consolidated (or, if applicable, combined) balance sheets and statements of income, stockholders' or partners' equity (as applicable) and cash flows of the Borrower, all of its Subsidiaries and the Parent Subsidiaries, together with supporting schedules, setting forth in each case in comparative form the corresponding figures from the preceding fiscal period of the same duration, prepared by the Borrower in accordance with GAAP (except for the absence of notes) and certified by the Borrower's chief financial officer, such balance sheets to be as of the close of such quarter, and such statements of income, stockholders' equity and cash flow to be for the quarter then ended and the period from the beginning of the then current fiscal year to the end of such quarter (in each case subject to normal audit and year-end adjustments) and to include (i) a comparison of actual results to results for the comparable period of the preceding fiscal year and projected results set forth in the Budget for such period and (ii) a breakdown of revenues, expenses and Operating Cash Flow for each division and each Station;

       (c) Within forty-five (45) days after the end of each month, consolidated (or, if applicable, combined) balance sheets and statements of income of the Borrower, all of its Subsidiaries and the Parent Subsidiaries, together with supporting schedules, prepared by the Borrower in accordance with GAAP (except for the absence of notes) and certified by an authorized representative of the Borrower, such balance sheets to be as of the end of such month and such income statements to be for the period from the beginning of the then current fiscal year to the end of such month (subject to normal audit and year-end adjustments) and to include a comparison of actual results to results for the comparable period of the preceding fiscal year and projected results set forth in the Budget for such period and (ii) a breakdown of revenues, expenses and Operating Cash Flow for each division and each Station;

       (d) Concurrently with the delivery of any annual financial statements required by Section 6.05(a) and any quarterly financial statements required by
Section 6.05(b), a certificate in the form of Schedule 6.05 attached hereto (or otherwise in a form satisfactory to the Agent) signed on behalf of the Borrower by the chief financial officer or chief executive officer of the Borrower, setting forth the calculations contemplated in Article V of this Agreement and certifying as to the fact that such Person has examined the provisions of this Agreement and that no Event of Default nor any event which upon notice or lapse of time, or both, would constitute such an Event of Default, including without limitation any Subordinated Indenture Default, has occurred and is continuing (or, if such event has occurred, a statement explaining its nature and extent) which certificate shall also provide detailed reconciliations breaking out the results of any Subsidiaries included in such financial statements and shall be delivered together with a certification of compliance with Section 4.09 (and all other provisions) of the Subordinated Indenture and the absence of any Subordinated Indenture Default, including an updated Calculation of Leverage Ratio in the form attached as Schedule 4.26, in reasonable detail and reasonably satisfactory to the Required Lenders;

       (e) (i) On or before February 15 of each fiscal year, an updated monthly cost budget approved by the Board of Directors of the Parent, including planned Capital Expenditures other Improvements and projected borrowings for such fiscal year, with updated Projections showing financial covenant compliance (collectively, the "Budget"), for the operation of the Companies' businesses during the current fiscal year, setting forth in detail reasonably satisfactory to the Lenders the projected results of operations of the Companies and stating underlying assumptions, and (ii) within five (5) days after the effective date thereof, notice of any material changes or modifications in the Budget (which shall not include changes resulting from unmaterial adjustments to the timing of any proposed borrowings);

       (f) As soon as reasonably possible and in any event within thirty (30) days after the end of each month, a certificate of a responsible officer of PCT, setting forth in reasonable detail, as to each of the Systems, (i) the miles of activated plant and number of homes passed, (ii) the numbers of basic subscribers, the numbers of pay television units as at the end of such month,
(iii) changes in numbers of each such category of subscribers (including numbers of disconnects and connects within each such category), (iv) the average monthly aggregate basic and pay service revenues per subscriber as at the end of such month (excluding revenues in respect of home shopping services, connects, disconnects, repair calls or other related services), (v) rate changes, if any, (vi) changes in wattage, channel capacity and addressability, and (vii) the numbers of subscribers more than forty-five (45) days delinquent measured from the date of original billing;

       (g) As soon as reasonably possible and in any event within thirty (30) days after the end of each month, a certificate of a responsible officer of PST (together with the report referred to in paragraph (f) above, the "Monthly Subscriber Reports"), setting forth in reasonable detail, (i) the numbers of DBS subscribers as at the end of the most recent monthly cut off, (iii) changes in numbers of subscribers, (ii) the average monthly aggregate revenues per subscriber as at the end of such month, (iii) rate changes, if any, and (iii) the number of subscribers more than forty-five (45) days delinquent measured from the date of original billing;

       (h) Promptly upon their becoming available, and in any event within ten
(10) Business Days after receipt thereof, all Nielsen and other rating reports, if any, received by any Company;

       (i) Promptly, and in any event within five (5) days, after the Borrower or any member of the Controlled Group (i) is notified by the Internal Revenue Service of its liability for the tax imposed by Section 4971 of the Code, for failure to make required contributions to a pension, or Section 4975 of the Code, for engaging in a prohibited transaction, (ii) notifies the PBGC of the termination of a defined benefit pension plan, if there are or may not be sufficient assets to convert the plan's benefit liabilities as required by
Section 4041 of ERISA, (iii) is notified by the PBGC of the institution of pension plan termination proceedings under Section 4042 of ERISA or that it has a material liability under Section 4063 of ERISA, or (iv) withdraws from a multiemployer pension plan and is notified that it has withdrawal liability under Section 4202 of ERISA which is material, copies of the notice or other communication given or sent;

       (j) Promptly upon receipt or issuance thereof, and in any event within five (5) Business Days after such receipt, copies of all audit reports submitted to any Company by its accountants in connection with each yearly, interim or special audit of the books of any Company made by such accountants, including any material related correspondence between such accountants and the Borrower's management;

       (k) Promptly upon circulation thereof, and in any event within five (5) Business Days after such circulation, copies of any material written reports issued by the Borrower or any Operating Company to any of its stockholders, partners or material creditors relating to the Notes or any material change in any Company's financial condition;

       (l) Within ten (10) days after the receipt or filing thereof by any Company, as applicable, copies of any periodic or special reports filed by any Company with the FCC or any state or local governmental body having jurisdiction over any System, Station, Franchise or License, and copies of any material notices and other material communications from the FCC or any such state or local governmental body which specifically relate to any Company, any System or Station or any Franchise or License, but in each case only if such reports or communications indicate any material adverse change in such Company's standing before the FCC, in the Franchise Areas or in respect of any Franchise or License or if copies thereof are requested by the Agent;

       (m) Within ten (10) days after the receipt or filing thereof by the Parent or any other Affiliate of the Borrower, copies of (i) any registration statements, prospectuses and any amendments and supplements thereto, and any regular and periodic reports (including without limitation reports on Form 10-K, Form 10-Q or Form 8-K), if any, filed by the Parent or such Affiliate with any securities exchange or with the United States Securities and Exchange Commission (the "SEC"); and (ii) any letters of comment or correspondence with respect to filings or compliance matters sent to the Parent or such Affiliate by any such securities commission or the SEC in relation to the Parent or such Affiliate and its respective affairs; and

       (n) As soon as reasonably possible after request therefor, such other information regarding its operations, assets, business, affairs and financial condition or regarding any of the Companies or (to the extent available to the Borrower without undue effort and expense) their stockholders, partners or other Affiliates as the Lenders may reasonably request, including copies of any and all material agreements to which any Company is a party from time to time.

       Section 6.06. Inspection. Permit employees, agents and representatives of the Lenders to inspect, during normal business hours, its premises and its books and records (and those of the Unrestricted Subsidiaries) and to make abstracts or reproductions thereof. In connection with any such inspections, the Lenders will use reasonable efforts to avoid an unreasonable disruption of the Companies' businesses and, to the extent possible or appropriate absent any Default, will give reasonable notice thereof.

       Section 6.07. Accounting System. Maintain a system of accounting in accordance with generally accepted accounting principles and maintain a fiscal year ending December 31 for each of the Companies (other than Bride Communications, Inc., HMW, Inc., Portland Broadcasting, Inc. and BT Satellite, Inc., until such time as it is reasonably practicable to amend each such corporations fiscal year to conform to that of the other Companies).

       Section 6.08. Appraisals. If any Lender determines in good faith that it is required, by applicable law or by the Comptroller of Currency or any other Governmental Authority, to obtain appraisals as to the market value of any real property constituting Collateral, obtain such appraisals, at the sole cost and expense of the Borrower and in conformity with all requirements of applicable law, as from time to time in effect.

       Section 6.09.  Additional Assurances.  From time to time hereafter:

       (a) execute and deliver or cause to be executed and delivered, such additional instruments, certificates and documents, and take all such actions, as the Agent or the Lenders shall reasonably request for the purpose of implementing or effectuating the provisions of this Agreement and the other Loan Documents, including without limitation (i) the items set forth in Schedule 2.01 which require action after the Closing Date, as stated in such Schedule, and
(ii) the execution and delivery to the Agent of a mortgage or deed of trust or collateral assignment of lease or leasehold mortgage in form and substance satisfactory to the Agent (in a recordable form and in such number of copies as the Agent shall have requested) covering any real property interests acquired (by ownership or lease) by the Borrower or any of the Operating Companies, together with any necessary consents relating thereto;

       (b) upon the exercise by the Agent or the Lenders of any power, right, privilege or remedy pursuant to this Agreement or any other Loan Document which requires any consent, approval, registration, qualification or authorization of any Governmental Authority, execute and deliver all applications, certifications, instruments and other documents and papers that the Lenders may be so required to obtain; and

       (c) use reasonable efforts to obtain any consents from any Governmental Authorities and other Persons necessary to create and perfect a valid and enforceable first priority lien on the Franchises and any other applicable contract and agreement not so encumbered as of the Closing Date as specified in
Schedule 4.04, so that, to the maximum extent practicable, the lien of the Agent and the Lenders created therein pursuant to the Security Documents will be a valid and enforceable first priority lien on all Franchises and other contracts and agreements of the Companies.

Nothing contained in this Section 6.09 shall constitute a waiver of any Event of Default arising from the Borrower's failure to locate, deliver and/or file or record any Security Document, any consent of any Governmental Authority or other Person or any other document required under Section 2.01 or otherwise under this Agreement, after giving effect to the Post-Closing Obligations Agreement of even date herewith between the Borrower and the Agent, as amended from time to time.

       Section 6.10. Completion of Improvements. Complete all Improvements by such date as may be necessary to comply with applicable Franchise and other regulatory or contractual requirements, and, within thirty (30) days thereafter, supply the Lenders with such documentation as the Lenders shall reasonably request evidencing such completion.

       Section 6.11. Renewal of Franchises. Comply with the provisions of all applicable federal and local laws relating to the renewal of Significant Franchises, including without limitation pursuing proceedings for the renewal of such Significant Franchises in accordance with those procedures customarily followed by holders of similar franchises. Without limiting the foregoing, the Companies will seek renewal of all Significant Franchises within the time periods prescribed by, and otherwise in compliance with, Section 546 of the Cable Communications Policy Act of 1984 (47 U.S.C. Section 546).

       Section 6.12.  Compliance with Environmental Laws.

       (a) Comply, and cause all tenants or other occupants of any of the Properties to comply in all material respects with all Environmental Laws and not generate, store, handle, process, dispose of or otherwise use and not permit any tenant or other occupant of any of the Properties to generate, store, handle, process, dispose of or otherwise use Hazardous Materials in, on, under or about the Property in a manner that could lead or potentially lead to imposition on any Company or the Agent or any Lender or any of the Properties of any liability or lien of any nature whatsoever under any Environmental Law.

       (b) Notify the Agent promptly in the event of any spill or other release of any Hazardous Material in, on, under or about any of the Properties which is required to be reported to a Governmental Authority under any Environmental Law, promptly forward to the Agent copies of any notices received by any Company relating to any alleged violation of any Environmental Law and promptly pay when due any fine or assessment against the Lenders, any Company or any of the Properties relating to any Environmental Law.

       (c) If at any time it is determined that the operation or use of any of the Properties violates any applicable Environmental Law or that there is any Hazardous Material located in, on, under or about the Properties which under any Environmental Law requires special handling in collection, treatment, storage or disposal or any other form of cleanup or remedial or corrective action, then, within thirty (30) days after receipt of notice thereof from a Governmental Authority (or such other time period as may be specified in the notice sent by such Governmental Authority) or from the Lenders, take, at its sole cost and expense, such actions as may be necessary to fully comply in all respects with all Environmental Laws, provided, however, that if such compliance cannot reasonably be completed within such thirty (30) day period, the Borrower shall commence such necessary action within such thirty (30) day period and shall thereafter diligently and expeditiously proceed to fully comply in all respects and in a timely fashion with all Environmental Laws. Nothing herein shall prohibit the Borrower from asserting any good faith defenses against the government in any governmental demands.

       (d) If a lien is filed against any of the Properties by any Governmental Authority resulting from the need to expend or the actual expending of monies arising from an action or omission, whether intentional or unintentional, of any Company or for which any Company is responsible, resulting in the releasing, spilling, leaking, leaching, pumping, emitting, pouring, emptying or dumping of any Hazardous Material, then, within thirty (30) days from the date that such Company is first given notice such lien has been placed against the Properties, either (i) pay the claim and remove the lien or (ii) furnish a cash deposit, bond or such other security with respect thereto as is satisfactory in all respects to the Lenders and is sufficient to effect a complete discharge of such lien on the Properties.

       (e) Perform any and all Remedial Work necessary under all Environmental Laws applicable (now or in the future) to the Companies or their businesses.

       Section 6.13.  Interest Rate Protection.

       (a) Within ninety (90) days after the date of the first Advances under the Reducing Revolving Commitments, enter into, and, thereafter, maintain in full force and effect, one or more Rate Hedging Agreements containing terms and conditions reasonably satisfactory to the Required Lenders and generally prevailing at such time and sufficient to ensure that at least fifty percent (50%) of the aggregate principal amount of the Reducing Revolver Advances then outstanding is protected at all times against increases in the applicable Prime Rate or LIBOR Rate for a term extending for at least two (2) years.

       (b) (i) Within fifteen (15) days prior to the expiration of the Rate Hedging Agreement(s) entered into as required under Section 6.13(a) and each subsequent Rate Hedging Agreement executed by the Borrower hereunder, enter into and thereafter maintain one or more Rate Hedging Agreements containing terms and conditions reasonably satisfactory to the Required Lenders and covering at least fifty percent (50%) of the aggregate principal amount of the Reducing Revolver Advances then outstanding.

       (c) Deliver to the Agent copies of each such Rate Hedging Agreement, including any and all amendments thereto and substitutions thereof, and such other documentation relating thereto as the Agent or the Lenders may from time to time request.

       VII. NEGATIVE COVENANTS. The Borrower covenants and agrees that, so long as any Lender has any obligation to extend credit to the Borrower hereunder, and for so long thereafter as there remains outstanding any portion of any Obligation, whether now existing or arising hereafter, unless the Required Lenders shall otherwise consent in writing in accordance with the terms of
Article XII, none of the Borrower, the Operating Companies or the Unrestricted Subsidiaries will, directly or indirectly:

       Section 7.01. Indebtedness. Incur, create, assume, become or be liable, directly, indirectly or contingently, in any manner with respect to, or permit to exist, any Indebtedness or liability, except:

       (a) Indebtedness of the Borrower to the Lenders hereunder and under the Notes;

       (b) the guaranties of the Operating Companies and the Parent required under Section 2.01;

       (c) any Rate Hedging Obligation incurred in accordance with Section 6.13;

       (d) Indebtedness existing on the date hereof and described in Schedule 7.01; provided however, that the terms of such indebtedness shall not be modified or amended in any material respect, nor shall payment thereof be extended, without the prior written consent of the Required Lenders;

       (e) Indebtedness in respect of endorsements of negotiable instruments for collection in the ordinary course of business;

       (f) Indebtedness under Capital Leases and purchase money Indebtedness relating to the purchase price of real estate and equipment to be used in the Companies' businesses, in the aggregate principal amount (including any such amounts set forth on Schedule 7.01 attached hereto) of not more than $2,000,000 outstanding at any time;

       (g) Indebtedness to the Subordinated Noteholders under the Subordinated Debt Documents;

       (h) Indebtedness among the Borrower and the Operating Companies (including Indebtedness under the PCT-CONN Note Documents and the MCT Note Documents), provided, (i) that not more than $400,000 in additional loans to PCT -CONN and (ii) $1,000,000 in aggregate amount of additional loans to Pegasus San German and MCT shall be permitted under this Section 7.01;

       (i) the WTLH Debt; and

       (j) Unsecured Indebtedness of the Borrower and the Operating Companies of a type not covered by any of the other provisions of this Section 7.01 and which does not at any time exceed $1,000,000 in aggregate amount as to the Borrower and all Operating Companies as a group.

       Section 7.02. Liens. Create, incur, assume, suffer or permit to exist any mortgage, pledge, lien, charge or other encumbrance of any nature whatsoever on any of its assets or ownership interests, now or hereafter owned, other than:

       (a) liens securing the payment of taxes, either not yet due or the validity of which is being contested in good faith by appropriate proceedings, and as to which it shall have set aside on its books adequate reserves;

       (b) deposits under workers' compensation, unemployment insurance and social security laws, or to secure the performance of bids, tenders, contracts (other than for the repayment of borrowed money) or leases, or to secure statutory obligations or surety or appeal bonds, or to secure indemnity, performance or other similar bonds arising in the ordinary course of business;

       (c) liens existing on the date hereof and described on Schedule 7.02 attached hereto;

       (d) liens against the Companies imposed by law, such as vendors', carriers', lessors', warehouser's or mechanics' liens, incurred by it in good faith in the ordinary course of business;

       (e) liens arising out of a prejudgment attachment, a judgment or award against it with respect to which it shall currently be prosecuting an appeal, a stay of execution pending such appeal having been secured, except any such lien arising in connection with a judgment, attachment or proceeding which gives rise to an Event of Default under paragraph (k) or (l) of Article VIII;

       (f) liens in favor of the Agent or the Lenders securing the Notes or the other obligations of the Companies to the Lenders hereunder or under Rate Hedging Obligations entered into with any Lender or any Lender's Affiliate;

       (g) liens against the Companies arising under or securing Capital Leases and liens or mortgages securing purchase money Indebtedness described in Section 7.01(f), provided that the obligation secured by any such lien shall not exceed one hundred percent (100%) of the lesser of cost or fair market value as of the time of the acquisition of the property covered thereby and that each such lien or mortgage shall at all times be limited solely to the item or items of property so acquired; and

       (h) restrictions, easements and minor irregularities in title which do not and will not interfere with the occupation, use and enjoyment by any Company of such properties and assets in the normal course of its business as presently conducted or materially impair the value of such properties and assets for the purpose of such business.

       Section 7.03. Disposition of Assets; etc. Sell, lease, transfer or otherwise dispose of its properties, assets, rights, licenses and franchises to any Person (including without limitation dispositions in exchange for similar assets and properties and commonly referred to as "asset swaps") (all of the foregoing being referred to herein as a "Disposition"), except for:

       (a) Dispositions made in the ordinary course of business (including the Disposition, without replacement, of equipment which is obsolete or no longer needed by the Companies in the conduct of their businesses and the replacement of equipment with other equipment of at least equal utility and value (provided that the Agent's or the Lenders' lien upon such newly acquired equipment shall have the same priority as the Agent's or the Lenders' lien upon the replaced equipment subject to any prior liens permitted by Sections 7.01(f) and 7.02(g)); and

       (b) the Disposition of the Operating Companies' existing cable television systems in Connecticut, Massachusetts and New Hampshire prior to March 31, 1998 and the Disposition of other assets having a fair market value of not more than $5,000,000 in the aggregate for all such other assets ( all of which dispositions may be made free from the liens of the Security Documents); provided, however, that (i) the Operating Companies shall have received payment in cash or cash equivalents of at least eighty-five percent (85%) of both gross and net proceeds from any such disposition of assets (other than like-kind exchanges under Section 1031 of the Internal Revenue Code) and (ii) the Borrower shall have complied with the provisions of Section 1.06(e). The Companies may dispose of additional properties made outside the ordinary course of business with the prior written consent of the Required Lenders, in their sole and absolute discretion, which consent, if given, shall in any event be contingent upon satisfaction of the threshold conditions set forth in clauses (i) and (ii) above.

       Section 7.04.  Fundamental Changes; Acquisitions.

       (a) (i) Form any subsidiary or otherwise change the corporate structure or organization of the Borrower or the Operating Companies from that set forth in Schedule 4.22, except in connection with any Permitted Acquisition and as expressly contemplated in the Registration Statement in connection with the consummation of the Offering; (ii) permit any of the Inactive Subsidiaries to engage in any activities, other than the dissolution thereof; (iii) permit or suffer any amendment of its charter or partnership documents which could have a Material Adverse Effect (it being expressly agreed that the inclusion in any such charter documents of any provision similar to those set forth in Section 102(b)(2) of Title 8 of the Delaware Code is prohibited under this Section);
(iv) dissolve, liquidate, consolidate with or merge with, or otherwise acquire any Station, System or DBS Rights or all or any substantial portion of the ownership interests or assets or properties of any corporation, partnership or other entity or any other material assets, other than pursuant to (A) Permitted Acquisitions and Capital Expenditures permitted hereunder (B) purchases of inventory and supplies in the ordinary course of business; (v) repurchase any shares of capital stock or partnership interests; or (vi) issue any additional shares of capital stock or partnership interests, except for securities (A) in respect of which the issuing Company has no obligation to redeem or to pay cash distributions or dividends, (B) the issuance of which does not result in an Event of Default and (C) which shall have been collaterally assigned or pledged to the Agent as required hereunder.

       (b) Notwithstanding the foregoing, (i) the Borrower and one or more Restricted Subsidiaries may merge or consolidate with each other if the surviving or resulting corporation is either the Borrower or a Restricted Subsidiary and if all actions required by Section 2.01 shall have been taken and
(ii) the Parent may transfer to the Borrower and the Borrower may transfer to one or more Restricted Subsidiaries the outstanding capital stock of Bride Communications, Inc., HMW, Inc. and BT Satellite, Inc.

       Section 7.05. Local Marketing Agreements, Etc. Enter into any LMA or other similar arrangement, other than Permitted LMAs.

       Section 7.06. Management. Turn over the management of its properties, assets, rights, licenses and franchises to any Person other than the Manager or a full-time employee of the Companies.

       Section 7.07. Sale and Leaseback. Enter into any arrangements, directly or indirectly, with any Person whereby it shall sell or transfer any property, real, personal or mixed, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property; provided, however, that the Borrower and the Operating Companies may engage in such transactions to the extent structured as Capital Leases and subject to the limitations in Section 7.01(f).

       Section 7.08. Investments. Except for Permitted Investments, purchase, invest in or otherwise acquire or hold securities, including, without limitation, capital stock and evidences of indebtedness of, or make loans or advances to, or enter into any arrangement for the purpose of providing funds or credit to, any other Person.

       Section 7.09. Change in Business. Engage, directly or indirectly, in any business other than the businesses in which it is currently engaged.

       Section 7.10. Accounts Receivable. Sell, assign, discount or dispose in any way of any accounts receivable, promissory notes or trade acceptances held by any Company, with or without recourse, except for collection (including endorsements) in the ordinary course of business.

       Section 7.11. Transactions with Affiliates. Except for transactions contemplated by the Management Agreement and the License Agreements, enter into any transaction, including, without limitation, the purchase, sale or exchange of property or assets or the rendering or accepting of any service with or to any Affiliate of any Company, except in the ordinary course of business and pursuant to the reasonable requirements of its business and upon terms not less favorable to such Company than it could obtain in a comparable arm's-length transaction with a third party other than such Affiliate.

       Section 7.12. Amendment of Certain Agreements, Etc. (a) Amend, modify or terminate any Franchise or License, the PCT-CONN Note Documents, the MCT Note Documents, any DBS Agreement, any agreement or instrument evidencing Subordinated Debt or any material agreement to which any Company is a party, or enter into any material agreement, in each case, if the effect thereof would be to increase materially the obligations of any Company thereunder or to confer additional rights upon the other parties thereto which could have a Material Adverse Effect or (b), in any event, subject to applicable law, elect to terminate or amend any License Agreement.

       Section 7.13. ERISA. (a) Fail to make contributions to pension plans required by Section 412 of the Code, (b) fail to make payments required by Title IV of ERISA as the result of the termination of a single employer pension plan or withdrawal or partial withdrawal from a multiemployer pension plan, or (c) fail to correct a prohibited transaction with an employee benefit plan with respect to which it is liable for the tax imposed by Section 4975 of the Code.

       Section 7.14. Margin Stock. Use or permit the use of any of the proceeds of the Loans, directly or indirectly, for the purpose of purchasing or carrying, or for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry, any Margin Stock or for any other purpose which might constitute the transactions contemplated hereby a "purpose credit" within the meaning of Regulation U (12 CFR Part 221) of the Board of Governors of the Federal Reserve System, or cause any Loan, the application of proceeds thereof or this Agreement to violate Regulation G, Regulation U, Regulation T or Regulation X of the Board of Governors of the Federal Reserve System or any other regulation of such Board or the Securities Exchange Act of 1934, as amended, or any rules or regulations promulgated under such statutes.

       Section 7.15. Negative Pledges, etc. Enter into any agreement (excluding this Agreement or any other Transaction Document) prohibiting (a) any Company from amending or otherwise modifying this Agreement or any other Transaction Document, or (b) the creation or assumption of any lien upon the properties, revenues or assets of any Company, whether now owned or hereafter acquired.

       VIII. DEFAULTS. In each case of happening of any of the following events (each of which is herein sometimes called an "Event of Default"):

       (a) any representation or warranty made by or on behalf of any Company or any of its Affiliates in this Agreement or the Security Documents, or in any report, certificate, financial statement or other instrument furnished in connection with this Agreement, or the borrowing hereunder, shall prove to be false or misleading in any material respect when made or reconfirmed;

       (b) default in the payment or mandatory prepayment of any installment of the principal of any Note or any payment of any installment of the principal of any other indebtedness of any Company to the Agent or any Lender, or any payment in respect of any Rate Hedging Obligations entered into with the Agent or any Lender, when the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment or by acceleration or otherwise;

       (c) default in the payment of any installment of any interest on any Note, or any premium or fee or any other indebtedness of any Company to the Agent or any Lender for more than five (5) Business Days after the date when the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment or by acceleration or otherwise;

       (d) default in the due observance or performance by, or compliance with, any Person other than the Agent or any Lender of any covenant or agreement contained in Article III or V, Sections 6.02, 6.03 (but only if the same involves any seizure or property), 6.05, 6.06, 6.07 and 6.11 or Article VII of this Agreement, provided, however, that a default in the delivery of financial or other information under paragraphs (b) through (e) of Section 6.05 shall not constitute an Event of Default unless and until the same continues unremedied for thirty (30) days after the earlier to occur of (i) the Borrower's discovery thereof or (ii) written notice thereof from the Agent or any Lender to the Borrower (provided that such thirty (30) day period shall be available for the remedy of any such default only once in any period of twelve (12) consecutive months and three (3) times during the term of this Agreement;

       (e) default in the due observance or performance of, or compliance with, any other covenant, condition or agreement, on the part of any Person other than the Agent or any Lender to be observed or performed pursuant to the terms of this Agreement or pursuant to the terms of any Security Document or any Rate Hedging Obligation entered into with the Agent or any Lender, which default is not referred to in paragraphs (a) through (d), inclusive, of this Article VIII and which default shall continue unremedied for thirty (30) days after the earlier to occur of (i) the Borrower's discovery of such default, or (ii) written notice thereof from the Agent or any Lender to the Borrower, provided, however, that if any such default cannot be remedied, then such default shall be deemed to be an Event of Default as of the date of the occurrence thereof;

       (f) any Subordinated Indenture Default or any other default under the Subordinated Debt Documents or with respect to any other evidence of Indebtedness of the Borrower or any Operating Company (other than to the Lenders hereunder) for borrowed money, or default under any agreement giving rise to monetary remedies, in each case which, when aggregated with all other such defaults of the Borrower or the Operating Companies, exceeds $2,000,000, if the effect of such default is to permit the holder of such Indebtedness to accelerate the maturity of such Indebtedness, unless such holder shall have permanently waived the right to accelerate the maturity of such Indebtedness on account of such default;

       (g) (i) the Borrower or any Operating Company shall lose, fail to keep in force, suffer the termination, suspension or revocation of or terminate, forfeit or suffer a material adverse amendment to any Franchise at any time held by it, the loss, termination, suspension, revocation or amendment of which could adversely affect the Borrower's ability to perform its obligations under this Agreement or the Notes, including without limitation the obligations set forth in Section 5.01 (a "Significant Franchise") or any material FCC License held by a License Subsidiary; (ii) any governmental regulatory authority shall conduct a hearing on the renewal of any Significant Franchise or any material FCC License and the result thereof is reasonably likely to be the termination, revocation, suspension or material adverse amendment of such Franchise or FCC License; (iii) any governmental regulatory authority shall commence an action or proceeding seeking the termination, suspension, revocation or material adverse amendment of any Significant Franchise or any material FCC License and the result thereof is likely to be the termination, suspension, revocation or material adverse amendment of such Significant Franchise or FCC License; or (iv) any material DBS Agreement shall be terminated or amended in a manner reasonably likely to have a Material Adverse Effect;

       (h) the cable television operations of any System(s) served pursuant to one or more Significant Franchises or the on-the-air television operation of any Stations(s) shall be interrupted at any time for more than (x) seventy-two (72) consecutive hours, unless such interruption occurs by reasons of force majeure, or (y) in the event of force majeure, fourteen (14) days, in each case, unless (and only so long as) all damages, liabilities and other effects of such interruption of service (including any adverse effect on the Borrower's ability to perform its obligations under this Agreement and the Notes) are fully covered by business interruption insurance;

       (i) any Company shall (i) discontinue its business, (ii) apply for or consent to the appointment of a receiver, trustee, custodian or liquidator of it or any of its property, (iii) admit in writing its inability to pay its debts as they mature, (iv) make a general assignment for the benefit of creditors, (v) be adjudicated a bankrupt or insolvent or be the subject of an order for relief under Title 11 of the United States Code or (vi) file a voluntary petition in bankruptcy, or a petition or an answer seeking reorganization or an arrangement with creditors or to take advantage of any bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation law or statute, or an answer admitting the material allegations of a petition filed against it in any proceeding under any such law or corporate action shall be taken for the purpose of effecting any of the foregoing;

       (j) there shall be filed against any Company an involuntary petition seeking reorganization of such company or the appointment of a receiver, trustee, custodian or liquidator of such company or a substantial part of its assets, or an involuntary petition under any bankruptcy, reorganization or insolvency law of any jurisdiction, whether now or hereafter in effect and such involuntary petition shall not have been dismissed within sixty (60) days thereof;

       (k) final judgment for the payment of money which, when aggregated with all other outstanding judgments against the Companies, exceeds $1,000,000 (exclusive of amounts covered by insurance or actually contributed in cash by third party obligors with respect to such judgments) shall be rendered against any Company, and the same shall remain undischarged (unless fully bonded upon terms satisfactory to the Required Lenders) for a period of thirty (30) consecutive days, during which execution shall not be effectively stayed;

       (l) the occurrence of any attachment of any deposits or other property of any Company in the hands or possession of the Agent or any of the Lenders, or the occurrence of any attachment of any other property of any Company in an amount which, when aggregated with all other attachments against the Companies, exceeds $1,000,000 and which shall not be discharged within sixty (60) days of the date of such attachment;

       (m) for any reason, (i) the Borrower shall cease to own all of the issued and outstanding capital stock of each of PBT, PST and PCT; (ii) PBT shall cease to own directly or indirectly all of the issued and outstanding capital stock or other equity interests of each of the License Subsidiaries (except that all the issued and outstanding capital stock of HMW, Inc., may be owned directly or indirectly by the Parent until it is transferred to the Borrower and re-transferred by the Borrower to PBT); (iii) PCT shall cease to own directly or indirectly all of the issued and outstanding capital stock or other equity interest of each of PCT-CONN, MCT and Pegasus San German or (iii) Marshall W. Pagon shall cease to control the Companies;

       (n) for any reason, the Parent shall cease to own all of the issued and outstanding capital stock of the Borrower (other than the shares of the Borrower's Class B Common Stock outstanding on the date of this Agreement);

       (o) for any reason, PCT-CONN shall retain more than $250,000 in cash balances, after the payment of all operating expenses and the distribution or advance of excess cash to PCT; or

       (p) for any reason (other than the gross negligence of the Agent or the Lenders, it being nonetheless understood and agreed that the Borrower shall have the primary responsibility for filing continuation statements under the Uniform Commercial Code and making other conforming amendments to the Security Documents to reflect changed circumstances and assure continued compliance therewith and with Section 2.01), any material Security Document shall not be in full force and effect in all material respects or shall not be enforceable in all material respects in accordance with its terms, or any security interest(s) or lien(s) granted pursuant thereto which is, or are in the aggregate, material shall fail to be perfected, or any party thereto other than the Agent or the Lenders shall contest the validity of any material lien(s) granted under, or shall disaffirm its obligations under, any material Security Document; then and upon every such Event of Default and at any time thereafter during the continuance of such Event of Default, at the election of the Required Lenders as provided in Article XII, the Commitments shall terminate and the Notes and any and all other Indebtedness of the Borrower to the Lenders shall immediately become due and payable, both as to principal and interest, without presentment, demand, prior notice, or protest, all of which are hereby expressly waived, anything contained herein or in the Notes or other evidence of such indebtedness to the contrary notwithstanding (except in the case of an Event of Default under paragraph (i) or (j) of this Article VIII which, under applicable law, would result in the automatic acceleration of the Borrower's Indebtedness, in which event the Commitments shall automatically terminate and such Indebtedness shall automatically become due and payable).

       IX. REMEDIES ON DEFAULT, ETC. In case any one or more Events of Default shall occur and be continuing, the Agent and the Lenders may proceed to protect and enforce their rights by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained in this Agreement, any Security Document or the Notes, or for an injunction against a violation of any of the terms hereof or thereof or in and of the exercise of any power granted hereby or thereby or by law, all subject to the provisions of Article XII. In the event that the Agent shall apply for the appointment of, or taking possession by, a trustee, receiver or liquidator of the Borrower or any Operating Company or of any other similar official, to hold or liquidate all or any substantial part of the properties or assets of the Borrower or such Operating Company following the occurrence of a default in payment of any amount owed to the Agent or any Lender hereunder, the Borrower, for itself and on behalf of the Operating Companies (with all due and proper authorization of the Boards of Directors and partners, as the case may be of the Operating Companies), hereby jointly and severally consent to such appointment and taking of possession and agree to execute and deliver any and all documents requested by the Agent relating thereto (whether by joining in a petition for the voluntary appointment of, or entering no contest to a petition for the appointment of, such an official or otherwise, as appropriate under applicable law). No right conferred upon the Agent or the Lenders hereby or by any Security Document or the Notes shall be exclusive of any other right referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise.

       X.  THE AGENT.

       Section 10.01. Appointment, Powers and Immunities. Each Lender hereby irrevocably (subject to Section 10.08) designates and appoints Canadian Imperial Bank of Commerce, New York Agency, which designation and appointment is coupled with an interest, as the Agent of such Lender under this Agreement and the other Transaction Documents, and each such Lender irrevocably authorizes Canadian Imperial Bank of Commerce, New York Agency, as the Agent of such Lender, to take such action on its behalf under the provisions of this Agreement and the other Transaction Documents and to exercise such powers and perform such duties as are expressly delegated to the Agent by the terms of this Agreement and the other Transaction Documents, together with such other powers as are reasonably incidental thereto. The Agent (which term as used in this sentence and in Section 10.05 and such first sentence of Section 10.06 hereof shall include reference to its affiliates and its own and such affiliates' officers, directors, employees and agents) shall not: (a) have any duties or responsibilities to be a trustee for any Lender; (b) be responsible to the Lenders for any recitals, statements, representations or warranties contained in this Agreement, or in any certificate or other document referred to or provided for in, or received by either of them under, this Agreement, or for the value, validity, effectiveness, genuineness, enforceability, perfection or sufficiency of this Agreement, any Note, any Security Document or any other document referred to or provided for herein or for any failure by any Company or any other Person to perform any of its obligations hereunder or thereunder; (c) be required to initiate or conduct any litigation or collection proceedings hereunder except to the extent requested by the Required Lenders; and (d) be responsible for any action taken or omitted to be taken by it hereunder or under any other document or instrument referred to or provided for herein or in connection herewith, except for its own gross negligence or willful misconduct. The Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact it selects with reasonable care. Subject to the foregoing, to Article XII and to the provisions of any intercreditor agreement among the Lenders in effect from time to time, the Agent shall, on behalf of the Lenders, (a) hold and apply any and all Collateral, and the proceeds thereof, at any time received by it, in accordance with the provisions of the Security Documents and this Agreement; (b) exercise any and all rights, powers and remedies of the Lenders under this Agreement or any of the Security Documents, including the giving of any consent or waiver or the entering into of any amendment, subject to the provisions of
Article XII; (c) execute, deliver and file UCC Financing Statements, mortgages, deeds of trust, lease assignments and other such agreements, and possess instruments on behalf of any or all of the Lenders; and (d) in the event of acceleration of the Borrower's Indebtedness hereunder, sell or otherwise liquidate or dispose of any portion of the Collateral held by it and otherwise exercise the rights of the Lenders hereunder and under the Security Documents.

       Section 10.02. Reliance by Agent. The Agent shall be entitled to rely upon any certification, notice or other communication (including any communication by telephone, telex, telegram or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by the Agent. As to any matters not expressly provided for by this Agreement, the Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder in accordance with instructions signed by the Required Lenders or the Lenders, as the case may be, and such instructions and any action taken or failure to act pursuant thereto shall be binding on the Lenders.

       Section 10.03. Events of Default. The Agent shall not be deemed to have knowledge of the occurrence of an Event of Default (other than the non-payment of principal of or interest on the Notes) unless such Agent has received written notice from any Lender or the Borrower specifying such Event of Default and stating that such notice is a "Notice of Default". In the event that the Agent receives such a notice of the occurrence of an Event of Default, the Agent shall give prompt notice thereof to the Lenders (and shall give each Lender prompt notice of each such non-payment). The Agent shall (subject to Section 10.07) take such action with respect to such Event of Default as shall be directed by the Required Lenders, as provided under Article XII, provided that, unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action on behalf of the Lenders, or refrain from taking such action, with respect to such Event of Default as it shall deem advisable in the best interest of the Lenders.

       Section 10.04. Rights as a Lender. With respect to its Commitment and the Advances made by CIBC hereunder, CIBC shall have the same rights and powers hereunder as any other Lenders and may exercise the same as though its Affiliate, Canadian Imperial Bank of Commerce, New York Agency, were not acting as the Agent. The Agent and its affiliates (including CIBC) may, without having to account therefor to the Lenders and without giving rise to any fiduciary or other similar duty to any Lender, accept deposits from, lend money to and generally engage in any kind of banking, trust or other business with the Borrower and any of their Affiliates as if it were not acting as an Agent and as if CIBC were not a Lender, and the Agent may accept fees and other consideration from any Company for services in connection with this Agreement or otherwise without having to account for the same to the Lenders.

       Section 10.05. Indemnification. The Lenders agree to indemnify the Agent (to the extent not reimbursed under Section l4.02, but without limiting the obligations of the Borrower under such Section l4.02), ratably in accordance with the aggregate principal amount of the Notes held by the Lenders (or, if no such principal or interest is at the time outstanding, ratably in accordance with their respective Commitments), for any and all liabilities, obligations, losses, damages, penalties, action, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of this Agreement or any Security Document or any other document contemplated by or referred to herein or the transactions contemplated by or referred to herein or therein (including, without limitation, the costs and expenses which the Borrower is obligated to pay under Section 14.02) or the enforcement of any of the terms of this Agreement or of any Security Document or of any such other documents, provided that no Lender shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the party to be indemnified.

       Section 10.06. Non-Reliance on Agent and other Lenders. Each Lender agrees that it has, independently and without reliance on the Agent or any other Lenders, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Companies and its own decision to enter into this Agreement and that it will, independently and without reliance upon the Agent or any other Lenders, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement. The Agent shall not be required to keep itself informed as to the performance or observance by the Companies of this Agreement or any other document referred to or provided for herein or to inspect the properties or books of the Companies. Except for notices, reports and other documents and information expressly required to be furnished to the Lenders by the Agent hereunder, the Agent shall have no duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial condition or businesses of the Companies (or any of their Affiliates) which may come into the possession of the Agent or any of its Affiliates. Notwithstanding the foregoing, the Agent will provide to the Lenders any and all information reasonably requested by them and reasonably available to the Agent promptly upon such request.

       Section 10.07. Failure to Act. Except for action expressly required of the Agent hereunder, the Agent shall in all cases be fully justified in failing or refusing to act hereunder unless it shall be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.

       Section 10.08. Resignation or Removal of Agent. Canadian Imperial Bank of Commerce, New York Agency (or any other Agent hereunder), may resign as the Agent at any time by giving ten (10) days' prior written notice thereof to the Lenders and the Borrower. Any such resignation shall take effect at the end of such ten (10) day period or upon the earlier appointment of a successor Agent by the Required Lenders as provided below. Upon any resignation of Canadian Imperial Bank of Commerce, New York Agency (or any other Agent hereunder), and subject to the Borrower's approval (which approval shall not be unreasonably withheld or delayed and shall not be required with respect to any such appointment made during the existence of any Event of Default) the Required Lenders shall appoint a successor agent from among the Lenders or, if such appointment is deemed inadvisable or impractical by the Required Lenders, another financial institution with a combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Agent hereunder by such successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent. After the effective date of the resignation of an Agent hereunder, the retiring Agent shall be discharged from its duties and obligations hereunder, provided that the provisions of this Article X shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Agent. In the event that there shall not be a duly appointed and acting Agent, the Borrower agrees to make each payment due to the Agent hereunder and under the Notes, if any, directly to each Lender entitled thereto, pursuant to written instructions provided by the retiring Agent, and to provide copies of each certificate or other document required to be furnished to the Agent hereunder, if any, directly to each Lender.

       Section 10.09. Cooperation of Lenders. Each Lender shall (a) promptly notify the other Lenders and the Agent of any Event of Default known to such Lender under this Agreement and not reasonably believed to have been previously disclosed to the other Lenders; (b) provide the other Lenders and the Agent with such information and documentation as such other Lenders or the Agent shall reasonably request in the performance of their respective duties hereunder, including, without limitation, all information relative to the outstanding balance of principal, interest and other sums owed to such Lender by the Borrower; and (c) cooperate with the Agent with respect to any and all collections and/or foreclosure procedures at any time commenced against the Borrower or otherwise in respect of the Collateral by the Agent in the name and on behalf of the Lenders.

       XI.  DEFINITIONS

       As used herein the following terms have the following respective meanings:

       Accountants.  See Section 6.05.

       Acquisition. The San German Acquisition, the Harron Acquisition and any Permitted Acquisition.

       Acquisition Agreements. (a) With respect to San German Acquisition, the San German Acquisition Agreement and (b) with respect to any Permitted Acquisition, the respective acquisition, purchase or other agreement which sets forth the terms and conditions of such acquisition.

       Adjusted Operating Cash Flow. For any period of twelve (12) consecutive months or four (4) consecutive fiscal quarters, Operating Cash Flow for such period, adjusted as follows:

       (a) to reflect any Disposition or Acquisition permitted under Section
       7.03 or 7.04, as the case may be, by an amount determined by the Required Lenders and the Borrower to be appropriate to reflect the effect of all such Dispositions and Acquisitions during such period, provided that (i) Operating Cash Flow shall be determined on a pro forma basis for such period as if any such Dispositions and Acquisitions were consummated on the first day of such period and (ii) adjustments for acquisitions will include the addition of non-recurring expenses deducted in computing Operating Cash Flow, subject to the approval of the Required Lenders, in their sole and absolute discretion; and

       (b) by calculating that portion of Operating Cash Flow attributable to DBS operations (including the pro forma results of acquired DBS rights) based on the most recently ended three (3) month period or fiscal quarter, as the case may be, multiplied by four (4).

       Advance(s).  See Section 1.02(c).

       Affiliate(s). Any Person that directly or indirectly controls, or is under common control with, or is controlled by, the Borrower and, if such Person is an individual, any member of the immediate family (including parents, spouse, children and siblings) of such individual and any trust whose principal beneficiary is such individual or one or more members of such immediate family and any Person who is controlled by any such member or trust. As used in this definition, "control", including, its correlative meanings, "controlled by" and "under common control with", shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership or securities or partnership or other ownership interests, by contract or otherwise), provided that, in any event, any Person that owns directly or indirectly securities having ten percent (10%) or more of the voting power for the election of directors or other governing body of a corporation or ten percent (10%) or more of the partnership or other ownership interests of any other Person (other than as a limited partner of such other Person) will be deemed to control such corporation or other Person. Notwithstanding the foregoing, no individual shall be an Affiliate solely by reason of his or her being a director, officer or employee of the Borrower or any Subsidiary.

       Affiliate Subordination Agreements.  See Section 2.01(b).

       Agent.  See the Preamble.

       Applicable Margin.  See Section 1.03.

       Assignment and Acceptance.  See Article XIII.

       Audited Financial Statements.  See Section 1.03.

       Available Commitments. The aggregate Available Reducing Revolver Commitments and Available Revolving Credit Commitments.

       Available Reducing Revolver Commitments.  See Section 1.01(b).

       Available Revolving Credit Commitments.  See Section 1.02(b).

       Borrower.  See the Preamble.

       Borrowing Date. With respect to any Advances requested hereunder, the date such Advances are to be made.

       Budget.  See Section 6.05(e).

       Business Day. (a) For all purposes other than as provided in clause (b) below, any day other than a Saturday, Sunday or legal holiday on which banks in New York, New York are open for the transaction of a substantial part of their commercial banking business; and (b) with respect to all notices and determinations in connection with, and payments of principal and interest on, LIBOR Loans, any day that is a Business Day described in clause (a) and that is also a day for trading by and between banks in U.S. Dollar deposits in the London interbank market.

       Capital Expenditures. For any period, expenditures, (including, without duplication, the aggregate amount of Capital Lease Obligations incurred during such period) made by the Borrower and the Restricted Subsidiaries to acquire or construct fixed assets, plant or equipment (including renewals, improvements and replacements, but excluding repairs and acquisitions permitted hereunder) during such period, computed in accordance with GAAP.

       Capital Lease. Any lease of property (real, personal or mixed) which, in accordance with GAAP and Statement No. 13 of the Financial Accounting Standards Board, would be permitted or required to be capitalized on the lessee's balance sheet.

       Capital Lease Obligations. All obligations of the Borrower and the Restricted Subsidiaries to pay rent or other amounts under a lease of (or other agreement conveying the right to use) property (real, personal or mixed) to the extent such obligations are required to be classified and accounted for as a capital lease on any such Company's balance sheet under GAAP, and, for purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP.

       Casualty Event. Any loss of, or damages to, or any condemnation or other taking of any assets or property of the Borrower or any Operating Company for which the Borrower or any Operating Company receives insurance proceeds, proceeds of a condemnation award or other compensation.

       CERCLA. The Comprehensive Environmental Response, Compensation and Liability Act of 1989 (42 USC 9601, et. seq.).

       CIBC.  See the Preamble.

       Closing Date. The date on which this Agreement becomes effective and the first Advances are made.

       Code. The Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

       Collateral. Collectively, any and all collateral referred to herein and in the Security Documents.

       Collateral Account. The "Collateral Account", as defined in the Security Agreement.

       Commitment Reduction Notice.  See Section 1.06.

       Commitment Fee.  See Section 1.08.

       Commitments. Collectively, the Reducing Revolver Commitments and the Revolving Credit Commitments.

       Companies. Collectively, the Borrower, the Operating Companies, the Unrestricted Subsidiaries and the Parent.

       Contemplated DBS Acquisition. The acquisition by the Parent or a Subsidiary of the Parent (other than the Borrower or any of the Operating Companies) of direct broadcast satellite rights pursuant to the Harron Acquisition or the Horizon Acquisition for cash using the proceeds of the Offering and using no funds or credit of the Borrower or any Operating Company and the subsequent contribution of the acquired assets (or all of the capital stock of the purchasing entity, provided that such entity has no Indebtedness after giving effect to said contribution) to the Borrower such that all of such purchased direct broadcast satellite rights and related assets are held by one or more of the Restricted Subsidiaries.

       Controlled Group. All trades or businesses (whether or not incorporated) under common control that, together with the Borrower, are treated as a single employer under Section 414(b) or 414(c) of the Code or Section 40001 of ERISA.

       Copyright Office. The United States Copyright and Trademark Office or any other federal government agency which may hereafter perform its functions.

       DBS Agreements. The DIRECTV Agreements, the Dealer Agreement and any and all other agreements entered into by the Borrower or any of the Operating Companies from time to time, with the Lenders' consent, if required under this Agreement, to license the right to deliver direct broadcast service.

       DBS Rights. Any and all rights owned by the Borrower or any of the Operating Companies to market, sell, deliver and retain revenues from direct broadcast television programming initially transmitted over satellite frequencies, including without limitation PST's rights under the DIRECTV Agreements.

       Dealer Agreement. The Dealer Agreement between Hughes Communications Galaxy, Inc. and PST, as originally executed and delivered and as amended in accordance with Section 7.12.

       Default. An Event of Default or event or condition that, but for the requirement that time elapse or notice be given, or both, would constitute an Event of Default.

       DIRECTV. The video, audio and data services provided over satellite frequencies by DIRECTV Enterprises, Inc., an affiliate of Hughes Communications Galaxy, Inc.

       DIRECTV Agreements. The NRTC/Member Agreement for Marketing and Distribution of DBS Services between PST, as assignee of Pegasus Cable Associates, Ltd., and the National Rural Telecommunications Cooperative, a District of Columbia corporation, dated as of June 24, 1993, as amended through the date hereof, providing for the delivery of direct broadcast service by PST to certain households in the Counties or Metropolitan Statistical Areas of Dutchess, New York; Berkshire, Barnstable, Dukes, Franklin, Hampshire and Worcester, Massachusetts; Belknap, Carroll, Grafton and Merrimack, New Hampshire; and Litchfield, Connecticut; as originally executed and delivered and as amended in accordance with
       Section 7.12, pursuant to which PST holds the exclusive rights to provide cable programming services and all other video, audio and data packages transmitted by Hughes Communications Galaxy, Inc. over the HCG frequencies (as defined therein) to residential and commercial subscribers in specified service areas.

       Disposition.  See Section 7.03.

       Dollars and $.  Lawful money of the United States of America.

       Enhanced Yield Balances.  See Section 1.03.

       Environmental Laws. Any and all present and future Federal, state, local and foreign laws, rules or regulations, and any orders or decrees, in each case as now or hereafter in effect, relating to the regulation or protection of human health, safety or the environment or to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals or toxic or hazardous substances or wastes into the indoor or outdoor environment, including, without limitation, ambient air, soil, surface water, ground water, wetlands, land or subsurface strata, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, chemicals or toxic or hazardous substances or wastes.

       Environmental Site Assessments.  See Section 4.23.

       ERISA.  The Employee Retirement Security Act of 1974, as amended.

       Excess Cash Flow. For any period, Operating Cash Flow for such period minus (a) the lesser of actual or permitted Fixed Charges (other than Capital Expenditures) for such period, (b) Capital Expenditures permitted for such period under Section 5.05, without regard to the amount of permitted Capital Expenditures carried over from the prior year, and (c) voluntary prepayments of the Notes made in connection with voluntary reductions of the Commitments during such period, as provided in Section 1.06(a).

       Expiration Date.  See Section 1.01.

       Event of Default.  See Article VIII.

       FAA. The Federal Aviation Administration or any other federal governmental agency which may hereafter perform its functions.

       FCC. The Federal Communications Commission or any other federal governmental agency which may hereafter perform its functions.

       FCC Licenses.  Any Licenses issued by the FCC.

       Federal Funds Rate. For any period, a fluctuating interest rate per annum (based on a 365 or 366 day year, as the case may be) equal for each day during such period to the weighted average of the rates of interest charged on overnight federal funds transactions with member banks of the Federal Reserve System arranged by Federal funds brokers on such day, as published for any day which is a Business Day by the Federal Reserve Bank of New York (or, in the absence of such publication, as reasonably determined by the Agent).

       Fee Letter. The letter agreement dated as of the date of this Agreement between the Borrower, CIBC and the Agent with respect to the payment of certain fees.

       Financial Statements.  See Section 4.01.

       Fixed Charges. For any fiscal period, the sum of (a) Total Debt Service for such period; (b) Capital Expenditures made by the Borrower, the Operating Companies and the Unrestricted Subsidiaries during such period; and (c) taxes paid or payable by the Borrower, the Operating Companies and the Unrestricted Subsidiaries during such period in respect of income and profits (other than taxes in respect of gains excluded from Net Income in the calculation of Operating Cash Flow).

       Franchises. All franchises, licenses, authorizations or rights by contract or otherwise to construct, own, operate, promote, extend and/or otherwise exploit any System operated or granted by any state, county, city, town, village or other local or state government authority or by the FCC. The term "Franchise" shall include each of the Franchises set forth on Schedule 4.07(a).

       Franchise Areas.  The communities listed in Schedule 4.07(a).

       GAAP. Generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other entity as may be approved by a significant segment of the accounting profession, as in effect on December 31, 1995, applied on a basis consistent with (a) the application of the same in prior fiscal periods,
       (b) that employed by the Accountants in preparing the financial statements referred to in Section 6.05(a) and (c) the accounting principles generally utilized in the broadcast radio, television industry or cable television, as the case may be.

       Governmental Authority. Any nation or government, any state or other political subdivision thereof and any entity exercising any executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, government.

       Harron Acquisition. The acquisition of the rights as exclusive provider of DIRECTV services in certain rural areas of Texas and Michigan pursuant to the Harron Acquisition Agreement.

       Harron Acquisition Agreement. The Contribution and Exchange Agreement dated as of May 30, 1996 between Holdings and the Harron Seller.

       Harron Seller.  Harron Communications Corp., a New York corporation.

       Hazardous Materials. (a) any petroleum or petroleum products, flammable materials, explosives, radioactive materials, asbestos, urea formaldehyde foam insulation, and transformers or other equipment that contain polychlorinated biphenyls ("PCB's"), (b) any chemicals or other materials or substances that are now or hereafter become defined as or included in the definition of "hazardous substances", "hazardous wasters", "hazardous materials", "extremely hazardous wastes", "restricted Hazardous wastes", "toxic substances", "toxic pollutants", "contaminants", "pollutants" or words of similar import under any Environmental Law and (c) any other chemical or other material or substance, exposure to which is now or hereafter prohibited, limited or regulated under any Environmental Law.

       Headend Site Leases.  See Section 4.12.

       Holdings.  See the Preamble.

       Horizon Acquisition. The acquisition of direct broadcast satellite rights and related assets in Ohio from Horizon Infotech, Inc. pursuant to a Letter of Intent dated July 8, 1996, as amended as of August 20, 1996.

       IBJ Schroder.  IBJ Schroder Bank and Trust Company.

       Improvements. Any construction of plant or other improvements relating to the Systems.

       Inactive Subsidiaries. Pegasus Cable Television of Anasco, Inc., Pegasus Anasco Holdings, Inc. and PP Broadcast, Inc.

       Indebtedness or indebtedness. As applied to any Person, (a) all items (except items of capital stock, capital or paid-in surplus or of retained earnings) which, in accordance with GAAP, would be included in determining total liabilities as shown on the liability side of a balance sheet of such Person as at the date as of which Indebtedness is to be determined, including Capital Lease Obligations but excluding Indebtedness of the Companies with respect to trade obligations and other normal accruals in the ordinary course of business not yet due and payable or not more than ninety (90) days in arrears measured from the date of billing; (b) all indebtedness secured by any mortgage, pledge, lien or conditional sale or other title retention agreement to which any property or asset owned or held by such Person is subject, whether or not the indebtedness secured thereby shall have been assumed; and (c) all indebtedness of others which such Person has directly or indirectly guaranteed, endorsed (otherwise than for collection or deposit in the ordinary course of business), discounted or sold with recourse or agreed (contingently or otherwise) to purchase or repurchase or otherwise acquire, or in respect of which such Person has agreed to supply or advance funds (whether by way of loan, stock or equity purchase, capital contribution, makewell or otherwise) or otherwise to become directly or indirectly liable.

       Interest Adjustment Date.  See Section 1.03.

       Interest Adjustment Period.  See Section 1.03.

       Interest Expense. For any period, the aggregate amount (determined on a consolidated or combined basis, as appropriate, after eliminating intercompany items, in accordance with GAAP) of interest accrued (whether or not paid) during such period (including the interest component of Capital Lease Obligations but excluding interest in respect of overdue trade payables) by the Companies in respect of all Indebtedness for borrowed money.

       Interest Period. With respect to each LIBOR Loan, the period commencing on the date such Loan is made or converted from a Prime Rate Loan, or the last day of the immediately preceding Interest Period, as to LIBOR Loans being continued as such, and ending one (1), two (2), three (3) or six
       (6) months thereafter, as the Borrower may elect in the applicable Request for Advances or Interest Rate Option Notice, provided that:

                (i) any Interest Period (other than an Interest Period determined pursuant to clause (iv) below) that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in the next calendar month, in which case such Interest Period shall end on the immediately preceding Business Day;

                (ii) if the Borrower shall fail to give notice as provided in
       Section 1.04, the Borrower shall be deemed to have requested a conversion of the affected LIBOR Loan to a Prime Rate Loan on the last day of the then current Interest Period with respect thereto;

                (iii) any Interest Period relating to a LIBOR Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (iv) below, end on the last Business Day of a calendar month;

                (iv) any Interest Period related to a LIBOR Loan that would otherwise end after the final maturity date of the Loans shall end on such final maturity date;

                (v) no Interest Period shall include a principal repayment date for the Loans unless an aggregate principal amount of Loans at least equal to the principal amount due on such principal repayment date shall be Prime Rate Loans or LIBOR Loans having Interest Periods ending on or before such date; and

                (vi) notwithstanding clauses (iv) and (v) above, no Interest Period shall have a duration of less than one (1) month.

       Interest Rate Option Notice. A notice given by the Borrower to the Agent of the Borrower's election to convert Loans to a different type or continue Loans as the same type, in accordance with Section 1.04(a).

       Lenders.  See the Preamble.

       LIBOR Base Rate. With respect to each day during each Interest Period pertaining to any LIBOR Loans, the interest rate per annum (rounded upward, if necessary, to the nearest 1/16th of 1%) at which the Agent is offered deposits in U.S. Dollars at or about 11:00 A.M. (London Time), two (2) Business Days prior to the beginning of such Interest Period in the London interbank market for delivery on the first day of such Interest Period, for the number of days comprised therein and in an amount comparable to the amount of the LIBOR Loans to be outstanding during such Interest Period.

       LIBOR Loans. Loans bearing interest at a rate determined on the basis of the LIBOR Rate.

       LIBOR Rate. With respect to each day during each Interest Period pertaining to a LIBOR Loan, a rate per annum determined for such day in accordance with the following formula (rounded upward, if necessary, to the nearest 1/16th of 1%):

                                  LIBOR Base Rate
                         1.00 - LIBOR Reserve Requirements

       LIBOR Reserve Requirements. For any day as applied to a LIBOR Loan, the aggregate (without duplication) of the rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including without limitation basic, supplemental, marginal and emergency reserves) under any regulations of the Board of Governors of the Federal Reserve System (or other Governmental Authority having jurisdiction with respect thereto) prescribed for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of such Board) maintained by a member bank of the Federal Reserve System.

       License Agreements. The several Operating Agreements dated as of October 31, 1994 between PBT and each of the License Subsidiaries, as the same are in effect as of the date hereof.

       Licenses. A license, authorization or permit to construct, own or operate any Station granted by the FCC or any other Governmental Authority. The term "License" shall include each of the Licenses set forth on Schedule 4.07(b).

       License Subsidiaries. WDBD License Corp., WDSI License Corp., Pegasus Broadcast Associates, L.P., and WOLF License Corp., each a Subsidiary of PBT formed for the sole purpose of owning one or more FCC Licenses, and HMW, Inc., a Subsidiary of the Parent formed solely for such purpose.

       Liens.  See Section 4.12.

       LMA. A local marketing agreement, program service agreement or time brokerage agreement between a broadcaster and a television station licensee pursuant to which the broadcaster provides programming to, and retains the advertising revenues of, such station in exchange for fees paid to licensee.

       Loan Documents. This Agreement, the Notes, the Security Documents and all other agreements, instruments and certificates contemplated hereby and thereby, including without limitation any Rate Hedging Agreements entered into with any of the Lenders or their Affiliates.

       Loans.  The Advances.

       Management Agreement. The Management Agreement dated July 7, 1995, between the Manager and the Borrower, as originally executed and delivered and as amended in compliance with Section 7.12.

       Management Fees. Amounts due and payable to the Manager in accordance with the provisions of Section 3 of the Management Agreement.

       Manager.  BDI Associates L.P., a Delaware limited partnership.

       Margin Stock.  See Section 4.16.

       Material Adverse Effect. Any circumstance or event which, individually or in the aggregate with other such circumstances or events, (i) has had, or could reasonably be expected to have, an adverse effect on the validity or enforceability of this Agreement or the other Loan Documents in any material respect, (ii) has had, or could reasonably be expected to have, an adverse effect on the condition (financial or other), business, results of operations, prospects or properties of the Borrower and the Operating Companies, taken as a whole, in any material respect or (iii) has impaired, or could reasonably be expected to impair, the ability of the Companies to fulfill their obligations under this Agreement or any other Loan Document to which any Company is a party, in any material respect.

       MCT. MCT Cablevision Limited Partnership, a Delaware limited partnership.

       MCT Note Documents. The $15,000,000 Second Amended and Restated Promissory Note dated March 12, 1993, issued to Philips Credit Corporation by MCT; endorsed by Philips to Borrower and by Borrower to CIBC; the $9,074,135.13 Second Amended and Restated Promissory Note dated March 12, 1993, issued to Philips Credit Corporation by MCT, endorsed by Philips to Borrower and by Borrower to CIBC; and any and all other instruments,documents, certificates and agreements executed and delivered in connection therewith.

       MCT Systems. The Systems serving Mayaguez, Puerto Rico and certain contiguous communities and owned and operated by MCT.

       Monthly Subscriber Reports. See Section 6.05(g).

       Net Cash Proceeds. With respect to any Disposition, the aggregate amount of all cash payments received by (a) any Company or (b) any Qualified Intermediary, as defined in the United States Treasury Regulations promulgated under Section 1031 of the Code and as used in connection with a like-kind exchange under such Section 1031, directly or indirectly, in connection with such Disposition, whether at the time thereof or after such Disposition under deferred payment arrangements or investments entered into or received in connection with such Disposition, minus the aggregate amount of any legal, accounting, regulatory, title and recording tax expenses, commissions and other fees and expenses paid by any Company in connection with such Disposition, and minus any income taxes payable by any Company in connection with such Disposition.

       New England Systems. The Systems located in Connecticut, Massachusetts and New Hampshire.

       Net Income. For any period, net income of the Borrower and the Operating Companies from their respective operations, after deducting all operating expenses, provisions for all taxes and reserves (including reserves for deferred income taxes) and all other proper deductions (including Interest Expense), all determined on a consolidated or combined basis, as applicable, after eliminating intercompany items, in accordance with GAAP, but excluding Trades.

       Notes.  See Section 1.02.

       Obligations. The Loans and the other obligations of the Companies under this Agreement and the other Loan Documents, including without limitation any and all future loans, advances, debts, liabilities, obligations, covenants and duties owing by the Companies to the Agent and the Lenders, or any of them, of any kind or nature, whether or not evidenced by any note, mortgage or other instrument, whether arising by reason of an extension of credit, loan, guarantee, indemnification or in any other manner, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising and however acquired. The term "Obligations" also includes, without limitation, all interest, charges, expenses, fees (including attorneys', accountants', appraisers', consultants' and other fees) and any other sums chargeable to the Companies under this Agreement or any other Loan Documents.

       Offering. The transactions in which (a) PCC offers and sells to the public shares of its Class A Common Stock substantially as described in the Registration Statement and (b) simultaneously with or immediately prior to the consummation of such sale of Class A. Common Stock, Holdings contributes all of its capital stock in the Borrower to PCC, as a result of which the Borrower becomes a subsidiary of PCC.

       Opening Balance Sheet.  See Section 4.01.

       Operating Cash Flow. For any period, Net Income for such period, minus
       (i) actual cash payments made in respect of film and other broadcast contract rights and (ii) any extraordinary or unusual gains and gains derived from any sales of assets made during each period to the extent such gains are properly includable in the determination of Net Income for said period, but after restoring thereto amounts deducted for (a) depreciation; (b) amortization; (c) taxes in respect of income and profits paid during such period; (d) Interest Expense; (e) losses derived from any sales of assets made during such period; (f) other non-cash expenses (including without limitation the recognition of expenses related to the amortization of program license and rental fees); (g) Transaction Costs; and (h) extraordinary or unusual expenses incurred during such period, but only to the extent such expenses are properly includable in the determination of Net Income for such period; all determined on a consolidated or combined basis, as applicable, after eliminating intercompany items, in accordance with GAAP.

       Operating Companies. Collectively, the Restricted Subsidiaries and the Parent Subsidiaries.

       Parent. (a) Holdings, until the consummation of the Offering, and (b) thereafter, PCC.

       Parent Subsidiaries. Bride Communications, Inc., a Delaware corporation, HMW, Inc. a Maine corporation, and BT Satellite, Inc., a Maine corporation, each a subsidiary of the Parent.

       PBT. Pegasus Broadcast Television, Inc., a Pennsylvania corporation.

       PCC. Pegasus Communications Corporation, a Delaware corporation and the wholly owned subsidiary of Holdings as of the date of this Agreement.

       PCT.  Pegasus Cable Television, Inc., a Massachusetts corporation.

       PCT-CONN. Pegasus Cable Television of Connecticut, Inc., a Connecticut corporation.

       PCT-CONN Note Documents. The following documents, each dated as of February 18, 1993 and amended as of August 29, 1996, between PCT and PCT-CONN: Promissory Note and Loan Agreement, Security Agreement; Mortgage Deed and Collateral Assignment of Tenant's Interest in Leases of Real Property.

       Pegasus San German. Pegasus Cable Television of San German, Inc., a Delaware corporation.

       Permitted Acquisitions. The acquisition by the Borrower or any Restricted Subsidiary, whether by way of the purchase of assets or stock, by merger or consolidation or otherwise, of substantially all of the assets of or ownership interest in a television broadcast property, cable television property, or exclusive DBS Rights, which acquisition either constitutes a Contemplated DBS Acquisition or shall have been approved in writing by the Required Lenders in their sole and absolute discretion. Without in any way limiting the discretion of the Required Lenders, at a minimum, all Permitted Acquisitions (including Contemplated DBS Acquisitions) will be subject to the fulfillment of the following conditions:

       (a) If such acquisition involves the purchase of stock or other ownership interest, the same shall be effected in such a manner as to assure that the acquired entity becomes a wholly owned Restricted Subsidiary of the Borrower;

       (b) No later than (1) thirty (30) days prior to the consummation of any such acquisition or, if earlier, ten (10) business days after the execution and delivery of the related Acquisition Agreement, the Borrower shall have delivered to the Agent (in sufficient copies for all the Lenders) copies of executed counterparts of such Acquisition Agreement, together with all Schedules thereto, the forms of any additional agreements or instruments to be executed at the closing thereunder (to the extent available), and all applicable financial information, including new Projections, updated to reflect such acquisition and any related transactions, (2) promptly following a request therefor, copies of such other information or documents relating to such acquisition as any Lender shall have reasonably requested, and (3) promptly following the consummation of such acquisition, certified copies of the agreements, instruments and documents referred to above to the extent the same has been executed and delivered at the closing under such Acquisition Agreement;

       (c) The aggregate amount of all consideration payable by the Borrower or any Restricted Subsidiary or Subsidiaries in connection with such acquisition (other than earn-outs and customary post-closing adjustments, escrows, holdbacks and indemnities and indebtedness permitted under
       Section 7.01) shall be payable on the date of such acquisition;

       (d) Neither the Borrower nor any Restricted Subsidiary shall, in connection with any such acquisition, assume or remain liable with respect to any indebtedness (including any material tax or ERISA liability) of the related seller, except (i) to the extent permitted under Section 7.01 and (ii) obligations of the Seller incurred in the ordinary course of business and necessary or desirable to the continued operation of the underlying properties, and any other such liabilities or obligations not permitted to be assumed or otherwise supported by any of the Companies hereunder shall be paid in full or released as to the assets being so acquired on or before the consummation of such acquisition;

       (e) All other assets and properties acquired in connection with any such acquisition shall be free and clear of any liens, charges and other encumbrances other than permitted under Section 7.02;

       (f) The Borrower shall have complied as applicable with all of the provisions in Section 2.01, including the execution and delivery of such additional agreements, instruments, certificates, documents, consents, environmental site assessments, opinions and other papers as the Required Lenders may require;

       (g) Immediately prior to any such acquisition and after giving effect thereto no Default shall have occurred or be continued; and

       (h) Without limiting the generality of the foregoing, after giving effect to such acquisition the Borrower shall be in compliance with the provisions of Article V, (i) calculated on a pro forma basis as of the end of and for the period of twelve (12) consecutive months most recently ended prior to the date of such acquisition for which financial statements are required to be provided (and have been so delivered) under
       Section 6.05 and (ii) under the Borrower's updated Projections referred to above. The Borrower shall provide to the Agent a certificate signed on behalf of the Borrower by its Chief Financial Officer demonstrating such compliance in reasonable detail.

       Permitted Investments. (a) Investments in property to be used by the Restricted Subsidiaries in the ordinary course of business; (b) current assets arising from the sale of goods and services in the ordinary course of business; (c) investments (of one year or less) in direct or guaranteed obligations of the United States, or any agency thereof; (d) investments (of 90 days or less) in certificates of deposit of the Lenders or any other domestic commercial bank of recognized standing having capital, surplus and undivided profits in excess of $100,000,000, membership in the Federal Deposit Insurance Corporation ("FDIC") and senior debt rated carrying one of the two highest ratings of Standard & Poor's Ratings Service, A Division of McGraw Hill, Inc., or Moody's Investors Service, Inc. (an "Approved Institution"); (e) investments (of 90 days or less) in commercial paper given one of the two highest ratings by Standard and Poor's Ratings Service, A Division of McGraw Hill, Inc., or by Moody's Investors Service, Inc.; (f) investments redeemable at any time without penalty in money market instruments placed through the Lenders or Approved Institutions; (g) existing investments by the Companies in Subsidiaries; (h) repurchase agreements fully collateralized by United States government securities; (i) deposits fully insured by the FDIC; (j) short-term loans to employees and advances to employees in the ordinary course of business for the payment of bona fide, properly documented, business expenses to be incurred on behalf of the Companies, provided that the aggregate outstanding amount of all such loans and advances shall not exceed $50,000 in the aggregate at any time; (k) investments made in connection with acquisitions permitted hereunder; and
       (l) investments in Unrestricted Subsidiaries formed after the date of this Agreement, provided that (i) such investments do not exceed $500,000 in aggregate amount as to all Unrestricted Subsidiaries as a group, (ii) at the time any such investment is made and after giving effect thereto, there exists no Default, (iii) after giving effect to all such investments, the ratio of Total Funded Debt as of the date of such investment to Adjusted Operating Cash Flow for the then most recently ended period of four (4) consecutive fiscal quarters is less than 6.50:1.00, and (iv) notwithstanding the satisfaction of all of the foregoing criteria, the Required Lenders have consented thereto in writing, in their sole and absolute discretion.

       Permitted LMA. An LMA which meets the following criteria:

       (a) The LMA is entered into between a Restricted Subsidiary formed for the sole purpose of executing, and operating under, the LMA.

       (b) The maximum amount of scheduled payments under the LMA which are made (or required to be made) or guaranteed by the Borrower or any Restricted Subsidiary shall not exceed $500,000 in any fiscal year.

       (c) No further payments, such as revenue sharing distributions, shall be permitted under any LMA unless, after giving effect to such proposed payment, each of the Restricted Subsidiaries bound under an LMA has demonstrated positive Operating Cash Flow for the period of twelve (12) consecutive months ending on the last day of the month for which financial statements are required to be delivered (and have been so delivered) under Section 6.05.

       (d) Excess Cash Flow of each such Restricted Subsidiary shall be dividended to the Borrower on a periodic basis as reasonably required by the Agent, but, in any event, at least once in each fiscal year.

       (e) No LMA shall bind any Company to purchase the broadcast station or assets subject thereto (unless such acquisition is otherwise permitted hereunder) or to incur any other material liability or obligation other than scheduled any customary payments referred to in paragraphs (b) and
       (c) above.

       (f) No LMA shall be permitted other than with respect to broadcast properties located in markets in which one or more of the Restricted Subsidiaries already owns broadcast properties.

       (g) The Borrower will provide to the Agent at least ten (10) Business Days' notice prior to the execution and delivery of any LMA entered into after the date hereof, together with updated Projections showing calculations of covenant ratios and demonstrating compliance therewith, and any other information or documents reasonably requested by the Agent or any Lender.

       Person or person. Any individual, corporation, partnership, joint venture, trust, business unit, unincorporated organization, or other organization, whether or not a legal entity, or any government or any agency or political subdivision thereof.

       Prime Rate. As of any date, the fluctuating interest rate per annum equal to the greater of (a) the rate established by Canadian Imperial Bank of Commerce from time to time at its office in New York City as its "Base Rate" for commercial loans in United States Dollars, and (b) the Federal Funds Rate plus 1.00%; in each case, including any applicable adjustments for reserves or Federal Deposit Insurance Corporation requirements. The Prime Rate is not necessarily intended to be the lowest rate of interest determined by Canadian Imperial Bank of Commerce in connection with extensions of credit.

       Prime Rate Loans. Loans bearing interest at a rate determined on the basis of the Prime Rate.

       Pro Forma Debt Service. For any period, Total Debt Service for such period, provided that (a) the interest rate or rates applicable to any Indebtedness shall be determined based upon the rate or rates in effect on the date of such computation and (b) for purposes of calculating Total Debt Service for any period commencing after June 30, 2002, the principal balance of the Revolving Credit Notes during such period shall be excluded.

       Projections.  See Section 4.20.

       Properties.  See Section 4.23.
       PST. Pegasus Satellite Television, Inc., a Delaware corporation.

       Quarterly Dates.  See Section 1.03.

       Rate Hedging Agreements. Any written agreements evidencing Rate Hedging Obligations, including without limitation the LIBOR provisions of this Agreement.

       Rate Hedging Obligations. Any and all obligations of the Borrower, whether direct or indirect and whether absolute or contingent, at any time created, arising, evidenced or acquired (including all renewals, extensions, modifications and amendments thereof and all substitutions therefor), in respect of: (a) any and all agreements, arrangements, devices and instruments designed or intended to protect at least one of the parties thereto from the fluctuations of interest rates, exchange rates or forward rates applicable to such party's assets, liabilities or exchange transactions, including without limitation dollar-denominated or cross currency interest rate exchange agreements, forward currency exchange agreements, interest rate cap or collar protection agreements, forward rate currency or interest rate options, puts and warrants and so-called "rate swap" agreements; and (b) any and all cancellations, buy-backs, reversals, terminations or assignments of any of the foregoing.

       Rate Regulation Act.  See Section 4.09.

       Rate Regulation Rules.  See Section 4.09.

       Reducing Revolvers.  See Section 1.01.

       Reducing Revolving Commitments.  See Section 1.01.

       Reducing Revolver Notes.  See Section 1.01.

       Registration Statement. PCC's registration statement (No. 333-5057) under the Securities Act of 1933 relating to the Offering, as heretofore amended and hereafter amended from time to time in a manner reasonably satisfactory to the Required Lenders or in a manner which does not materially alter the terms or nature of the contemplated offering.

       Regulatory Change. With respect to any Lender, any change after the date of this Agreement in any law, rule or regulation (including without limitation Regulation D) of the United States, any state or any other nation or political subdivision thereof, including without limitation the issuance of any final regulations or guidelines, or the adoption or making after the date of this Agreement of any interpretation, directive or request, applying to a class of banks in which such Lender is included under any such law, rule or regulation (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) by any court or governmental or monetary authority charged with the interpretation thereof.

       Regulation D. Regulation D of the Board of Governors of the Federal Reserve System, as the same may be amended or supplemented from time to time.

       Remedial Work. All activities, including, without limitation, cleanup design and implementation, removal activities, investigation, field and laboratory testing and analysis, monitoring and other remedial and response actions, taken or to be taken, arising out of or in connection with Hazardous Materials, including without limitation all activities included within the meaning of the terms "removal," "remedial action" or "response," as defined in 42 U.S.C. Section 9601(23), (24) and (25). Request for Advances. See Section 1.04.

       Required Financial Statements.  See Section 1.03.

       Required Lenders. Lenders holding at least two-thirds of the sum of (a) the aggregate outstanding principal amount of the Loans and (b) the aggregate amount of the unused Commitments; provided, however, that, so long as the number of Lenders does not exceed two (2) the "Required Lenders" shall mean both Lenders.

       Reserved Commitment Amount.  See Section 1.01(b).

       Restricted Payment. Any distribution or payment of cash or property, or both, directly or indirectly (a) in respect of any Subordinated Debt, (b) to any Unrestricted Subsidiary or (c) to any partner or stockholder of any of the Companies or of any of their respective Affiliates for any reason whatsoever, including without limitation, salaries, loans, debt repayment, consulting fees, Management Fees, expense reimbursements and dividends, distributions, put, call or redemption payments and any other payments in respect of capital stock or partnership interests; provided, however, that Restricted Payments shall not include:

       (i) payments made to the WTLH License Companies to retire the WTLH Debt, but only if, concurrently therewith, the WTLH License Companies become Operating Companies hereunder and Restricted Subsidiaries under the Subordinated Indenture;

       (ii) reasonable Transaction Costs;

       (iii) payments under the Tax Sharing Agreement;

       (iv) transactions that comply with Section 7.12; and

       (v) any Permitted Investments described in clause (l) of the definition thereof set forth above.

       Restricted Subsidiaries. At any time, all of the Borrower's Subsidiaries other than the Unrestricted Subsidiaries.

       Revolving Lines of Credit.  See Section 1.02.

       Revolving Credit Commitments.  See Section 1.02.

       Revolving Credit Notes.  See Section 1.02.

       San German Acquisition.  See the Recitals.

       San German Acquisition Agreement.  See the Recitals.

       San German Sellers.        See the Recitals.

       San German Systems.  See the Recitals.

       Scheduled Principal Payments. For any fiscal period, (a) the aggregate principal amount of Advances outstanding on the first day of such period minus (b) the aggregate Commitments at the close of business on the first Business Day following the end of such period, as reduced as provided under Section 1.06(b), but in no event less than -0-.

       SEC.  See Section 6.05.

       Security Agreement. The Security and Pledge Agreement signed by each of the Borrower and the Operating Companies as of the Closing Date.

       Security Document(s).  See Section 2.01(c).

       Seller. (a) With respect to the Harron Acquisition, the Harron Seller,
       (b) with respect to the San German Acquisition, the San German Sellers and (c) with respect to any acquisition permitted hereunder, the owner of the stock (or other ownership interest) to be acquired, or the entity the assets and properties of which are to be acquired by the related respective Company pursuant to such acquisition.

       Senior Funded Debt. At any time, all outstanding Indebtedness of the Borrower, the Operating Companies and the Unrestricted Subsidiaries for borrowed money, for the purchase of property and under Capital Leases, other than Subordinated Debt.

       Significant Franchise.  See paragraph (f) of Article VIII.

       Stations. All of the television stations owned or managed by the Borrower and the Operating Companies, where each such station consists of all of the properties and operating rights constituting a complete, fully integrated system for transmitting broadcast television signals from a transmitter licensed by the FCC, together with any subsystem ancillary thereto, without payment of any fee by the Persons receiving such signals.

       Subordinated Debt. (a) Indebtedness of the Borrower and any of its Subsidiaries to the Subordinated Noteholders under the Subordinated Indenture and (b) any Indebtedness which is subject to an Affiliate Subordination Agreement.

       Subordinated Debt Documents. The Subordinated Indenture, the Subordinated Notes, the Subsidiary Guarantees executed as required under the Subordinated Indenture, the Stockholders Agreement executed by the Subordinated Noteholders in connection with the issuance to them of 8,500 shares of the Borrower's Class B Common Stock and any and all other agreements and instruments executed pursuant thereto.

       Subordinated Indenture. The Indenture dated as of July 7, 1995 among the Borrower, as Issuer, the Restricted Subsidiaries, as Guarantors, and First Union National Bank (successor to First Fidelity Bank, National Association), as Trustee, providing for the issuance of the Subordinated Notes.

       Subordinated Indenture Default. Any "Event of Default", as defined in the Subordinated Indenture.

       Subordinated Notes. The 12 1/2% Series B Senior Subordinated Notes due 2005 of the Borrower, in the aggregate principal amount of $85,000,000, issued to the Subordinated Noteholders under the Subordinated Indenture on November 14, 1995, in exchange for the 12 1/2% Series A Senior Subordinated Note due 2005 of the Borrower in the same aggregate principal amount issued under the Subordinated Indenture on July 7, 1995.

       Subordinated Noteholders. The registered holders from time to time of the Subordinated Notes.

       Subsidiary. (a) Any corporation, association, joint stock company, business trust or other similar organization of which more than 50% of the ordinary voting power for the election of a majority of the members of the board of directors or other governing body of such entity is held or controlled by the Borrower or a Subsidiary of the Borrower; (b) any other such organization the management of which is directly or indirectly controlled by the Borrower or a Subsidiary of the Borrower through the exercise of voting power or otherwise; or (c) any joint venture, association, partnership or other entity in which the Borrower or a Subsidiary of the Borrower has a 50% equity interest. All of the Borrower's Subsidiaries as of the date hereof are listed on Schedule 4.02.

       Systems. All of the cable television systems owned or managed by the Borrower and the Operating Companies, where each such system consists of a cable distribution system that receives broadcast signals by antennae, microwave transmissions, satellite transmission or any other form of transmission and that amplifies such signals and distributes them to Persons who pay to receive such signals.

       Tax Sharing Agreement. The Tax Sharing Agreement dated as of July 7, 1995, among Holdings and its Subsidiaries.

       Taxes.  See Section 1.11.

       Total Debt Service. For any period, the aggregate amount (determined on a combined or consolidated basis, as appropriate after eliminating intercompany items, in accordance with GAAP) of principal and premium, if any, and cash interest, commitment fees and agency fees and other amounts required to be paid during such period in respect of Total Funded Debt. For purposes of this definition, the aggregate amount of all principal required to be paid in respect of the Advances shall be limited to Scheduled Principal Payments.

       Total Funded Debt. At any time, all outstanding Indebtedness of the Borrower the Operating Companies and the Unrestricted Subsidiaries for borrowed money, for the purchase of property and under Capital Leases, determined on a consolidated or combined basis, as applicable, after eliminating intercompany items, in accordance with GAAP.

       Total Interest Expense. For any period, Interest Expense for such period which is payable, or currently paid, in cash.

       Tower Site Leases.  See Section 4.12.

       Trades. Those items of income and expense of the Companies which do not represent the right to receive payment in cash or the obligation to make payment in cash and which arise pursuant to so-called trade or barter transactions.

       Transaction Costs. For any period, nonrecurring out-of-pocket expenses (including attorneys' fees, investment banking fees and facility fees) accrued by (or by the Parent on behalf of) the Borrower and the Operating Companies to Persons who are not Affiliates of any Company during such period in connection with the closing of the transactions under this Agreement, any Permitted Acquisition and any other transactions occurring after the Closing Date which are consented to by the Required Lenders.

       Transaction Documents.  See Section 4.03.

       Unrestricted Subsidiaries. The WTLH License Subsidiaries and all other Subsidiaries, if any, formed after the date of this Agreement as permitted hereunder (a) if and so long as each such Subsidiary is an "Unrestricted Subsidiary" under the terms of the Subordinated Indenture and (b) provided that the Agent has received written notice from the Borrower of each such Subsidiary's designation as an Unrestricted Subsidiary.

       WTLH License Companies. WTLH, Inc. and WTLH License Corp., but only so long as (a) they remain "Unrestricted Subsidiaries" under the terms of the Subordinated Indenture and (b) their existing Indebtedness to General Management Consultants, Inc. and its Affiliates in the approximate principal amount of $3,050,000 remains outstanding.

       WTLH Debt.  See the definition of WTLH Companies.

       XII. ENTIRE AGREEMENT; AMENDMENTS AND WAIVERS; SEPARATE ACTIONS BY THE LENDERS.

       (a) This Agreement (including the Schedules hereto) and the other Loan Documents constitute the entire agreement of the parties herein and supersede any and all prior agreements, written or oral, as to the matters contained herein, and no modification or waiver of any provision hereof or of the Notes or any other Loan Document, nor consent to the departure by any Company therefrom, shall be effective unless the same is in writing, and then such waiver or consent shall be effective only in the specific instance, and for the purpose, for which given. Except as hereafter provided, the consent of the Required Lenders shall be required and sufficient (i) to amend, with the consent of the Borrower, any term of this Agreement, the Notes or any other Loan Document or to waive the observance of any such term (either generally or in a particular instance or either retroactively or prospectively); (ii) to take or refrain from taking any action under this Agreement, the Notes, any other Loan Document or applicable law, including, without limitation, (A) the acceleration of the payment of the Notes, (B) the termination of the Commitments, (C) the exercise of the Agent's and the Lenders' remedies hereunder and under the Security Documents and (D) the giving of any approvals, consents, directions or instructions required under this Agreement or the Security Documents; provided that no such amendment, waiver or consent shall, without the prior written consent of all of the Lenders or the holders of all of the Notes at the time outstanding, (1) extend the fixed maturity or reduce the principal amount of, or reduce the amount or extend the time of payment of any principal of, or interest on, any Note (other than mandatory prepayments of the Notes out of Excess Cash Flow required under Section 1.06(d)), (2) increase or extend any Commitment of any Lender or extend the Expiration Date (it being understood that waivers or modifications of conditions precedent, covenants, Defaults or Events of Default shall not constitute any such increase or extension), (3) release any guaranties or any Collateral, unless such release of Collateral is in connection with a sale of Collateral to which any required consent of the Required Lenders has been given and substantially all of the Net Cash Proceeds of such sale are used to repay the Borrower's indebtedness to the Lenders hereunder or otherwise used in a manner permitted hereunder, (4) change the percentage referred to in the definition of "Required Lenders" contained in Article XI, or (5) amend the provisions of this Article XII; and provided, further, that neither notice to, nor the consent of, the Borrower shall be required for any modification, amendment or waiver of the provisions of this Article XII governing the number of Lenders required to consent to any act or omission under the Loan Documents or, subject to Article XIII, of the definition of "Required Lenders".

       (b) Any amendment or waiver effected in accordance with this Article XII shall be binding upon each holder of any Note at the time outstanding, each future holder of any Note and the Borrower. The Lenders' failure to insist (directly or through the Agent) upon the strict performance of any term, condition or other provision of this Agreement, any Note, or any of the Security Documents, or to exercise any right or remedy hereunder or thereunder, shall not constitute a waiver by the Lenders of any such term, condition or other provision or default or Event of Default in connection therewith, nor shall a single or partial exercise of any such right or remedy preclude any other or future exercise, or the exercise of any other right or remedy; and any waiver of any such term condition or other provision or of any such default or Event of Default shall not affect or alter this Agreement, any Note or any of the Security Documents, and each and every term, condition and other provision of this Agreement, the Notes and the Security Documents shall, in such event, continue in full force and effect and shall be operative with respect to any other then existing or subsequent default or Event of Default in connection therewith. An Event of Default hereunder and a default under any Note or under any of the Security Documents shall be deemed to be continuing unless and until cured or waived in writing by the Required Lenders or all of the Lenders, as provided in paragraph (a) above.

       XIII.  BENEFIT OF AGREEMENT; ASSIGNMENTS AND PARTICIPATIONS

       (a) This Agreement shall be binding upon and inure to the benefit of the Borrower, the Lenders and the Agent and their respective successors and assigns, and all subsequent holders of any of the Notes or any portion hereof.

       (b) Each Lender may assign its rights and interests under this Agreement, the Notes and the Security Documents and/or delegate its obligations hereunder and thereunder, in whole or in part, and sell participations in the Notes and the Security Documents as security therefor, provided as follows:

                (i) No Lender shall make any assignment, other than to a separately organized branch or an Affiliate of the same Lender, if, after giving effect thereto, such Lender would hold less than $5,000,000 of the then aggregate outstanding principal amount of the Notes.

                (ii) Any such assignment made other than to a separately organized branch, or an Affiliate of, a Lender shall reflect an assignment of such assigning Lender's Notes and Commitments which is in an aggregate principal amount of at least $5,000,000, and if greater, shall be an integral multiple of $1,000,000.

                (iii) Notwithstanding any provision of this Agreement to the contrary, each Lender may at any time assign all or any portion of its rights under this Agreement and each of the other Loan Documents, including, without limitation, the Notes held by such Lender, to a Federal Reserve Bank (or equivalent thereof in the case of Lenders chartered outside of the United States); provided that no such assignment shall release a Lender from any of its obligations and liabilities under the Loan Documents. Any Federal Reserve Bank (or equivalent thereof) which receives such an assignment from any Lender may make further assignments of such rights in accordance with the provisions of this Section.

                (iv) Any assignments and/or delegations made hereunder shall be pursuant to an instrument of assignment and acceptance (the "Assignment and Acceptance") substantially in the form of Schedule 13(b)(iv) and the parties to each such assignment shall execute and deliver to the Agent for its acceptance the Assignment and Acceptance together with any Note or Notes subject thereto. Upon such execution and delivery, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five (5) Business Days after the execution thereof, (A) the assignee thereunder shall become a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder with Commitments as set forth therein and (B) the assigning Lender thereunder shall, to the extent provided in such assignment, be released from its obligations under this Agreement as to that portion of its obligation being so assigned and delegated. The Assignment and Acceptance shall be deemed to amend this Agreement to the extent, and only to the extent, necessary to reflect the addition of the assignee as a Lender and the resulting adjustment of Commitments arising from the purchase by and delegation to such assignee of all or a portion of the rights and obligations of such assigning Lender under this Agreement.

                (v) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and the assignee together with the Note or Notes subject to such assignment and payment by the assignee to the Agent of a registration and processing fee of $3,000, the Agent shall accept such Assignment and Acceptance. Promptly upon delivering such Assignment and Acceptance to the Agent, the assigning Lender shall give notice thereof to the Borrower and the other Lenders pursuant to a Notice of Assignment and Acceptance substantially in the form of Schedule 13(b)(v). Within five (5) Business Days after receipt of such notice, the Borrower shall execute and deliver to the Agent in exchange for each such surrendered Note a new Note payable to the order of such assignee in an amount equal to the portion of the applicable Commitment(s) assumed by such assignee pursuant to such Assignment and Acceptance and a new Note payable to the order of the assigning Lender in an amount equal to the portion of the applicable Commitment(s) retained by it hereunder. Such new Notes shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form provided in Section 1.01. Canceled Notes shall be returned to the Borrower upon the execution and delivery of such new Notes.

                (vi) Each Lender may sell participations in all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment and the Notes held by it); provided, however, that, (A) the selling Lender shall remain obligated under this Agreement to the extent as it would if it had not sold such participation, (B) the selling Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (C) at no time shall the selling Lender agree with such participant to take or refrain from taking any action hereunder or under any other Loan Document, except that the selling Lender may agree not to consent, without such participant's consent, to any of the actions referred to
       Article XII, to the extent that the same require the consent of each Lender hereunder, (D) all amounts payable by the Borrower hereunder shall be determined as if such Lender had not sold such participation and no participant shall be entitled to receive any greater amount pursuant to this Agreement than the selling Lender would have been entitled to receive in respect of the amount of the participation transferred by such Lender to such participant had no such transfer occurred, and (E) the Borrower, the Agent and the other Lenders shall continue to deal solely and directly with the selling Lender in connection with such Lender's rights and obligations under this Agreement.

                (vii) Except for an assignment made to a separately organized branch or an Affiliate of a Lender, no assignment or participation referred to above shall be permitted without the prior written consent of the Agent, which consent shall not be unreasonably withheld or delayed.

                (viii) The Borrower may not assign any of its rights or delegate any of its duties or obligations hereunder.

                (ix) Any Lender may, in connection with any assignment or participation pursuant to this Section, disclose to the assignee or participant any information relating to the Companies furnished to such Lender by or on behalf of the Borrower and such assignee or participant shall treat such information as confidential.

       XIV.  MISCELLANEOUS

       Section 14.01. Survival. This Agreement and all covenants, agreements, representations and warranties made herein and in the certificates delivered pursuant hereto, shall survive the making by the Lenders of the Loans and shall continue in full force and effect so long as any Obligation is outstanding and unpaid or any Lender has any obligation to advance funds to the Borrower hereunder.

       Section 14.02. Fees and Expenses; Indemnity; Etc. The Borrower agrees (a) to pay or reimburse the Agent for all its reasonable out-of-pocket costs and expenses incurred in connection with the development, preparation, negotiation, interpretation and execution of, and any amendment, supplement or modification to, this Agreement, the Notes and any other Loan Documents and the consummation and administration of the transactions contemplated hereby, including without limitation the reasonable fees and disbursements of (i) counsel to the Agent, and (ii) such agents of the Agent not regularly in its employ, and accountants, other auditing services, consultants and appraisers engaged by or on behalf of the Agent or by the Borrower at the request of the Agent (collectively, "Third Parties"); (b) to pay or reimburse the Agent for all its reasonable costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the Notes and any other Loan Documents, including, without limitation, the reasonable fees and disbursements of (i) counsel to the Agent and (ii) Third Parties; (c) following the occurrence of an Event of Default hereunder, to pay or reimburse the Lenders for the reasonable fees and disbursements of counsel for the respective Lenders engaged for the preservation or enforcement of such Lender's rights under this Agreement or any other Loan Documents relating to such Event of Default; (d) to pay, indemnify, and hold each Lender and the Agent harmless from, any and all recording and filing fees and taxes, lien discharge fees and taxes, intangible taxes and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the Notes and any other Loan Documents; and (e) to pay, indemnify, and hold each Lender and the Agent (and their respective directors, officers, employees and agents) harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of, or any transaction contemplated by, any Loan Document or the use or proposed use of the proceeds of the Loans or the refinancing or restructuring of the credit arrangement provided under this Agreement in the nature of a "work-out" or any proceedings with respect to the bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation of any Company or any other party other than the Lender or Agent to any Loan Document (all the foregoing in this clause (e), collectively, the "indemnified liabilities"), provided, that the Borrower shall have no obligation hereunder to the Agent or any Lender with respect to indemnified liabilities arising from the gross negligence or willful misconduct of the Agent or any such Lender. The agreements in this Section shall survive repayment of the Notes and all other amounts payable hereunder.

       Section 14.03.  Notice.

       (a) All notices, requests, demands and other communications provided for hereunder (including without limitation Requests for Advances) shall be in writing (including telecopied communication) and mailed or telecopied or delivered to the applicable party at the addresses indicated below.

       If to the Agent:

                Canadian Imperial Bank of Commerce, New York Agency 425 Lexington Avenue
                New York, New York  10017
                Attention:  Syndications
                Telecopy No.: (212) 856-3799

and if to any Lender, at the address set forth on the appropriate signature page hereto or, with respect to any assignee of the Notes under Article XIII, at the address designated by such assignee in a written notice to the other parties hereto.;

       in each case (except for routine communications), with a copy to:

                Elizabeth H. Munnell, Esquire
                Edwards & Angell
                101 Federal Street
                Boston, Massachusetts 02110
                Telecopy No.: (617) 439-4170

       If to the Borrower:

                Marshall W. Pagon
                Pegasus Communications
                5 Radnor Corporate Center
                Suite 454
                100 Matsonford Road
                Radnor, Pennsylvania  19087
                Telecopy No.:  (610) 341-1835

       with a copy (except for routine communications) to:

                  Michael B. Jordan, Esq.
                  Drinker Biddle & Reath
                  Philadelphia National Bank Building
                  1345 Chestnut Street
                  Philadelphia, Pennsylvania  19107-3496
                  Telecopy:    (215) 988-2757

       or, as to each party, at such other address as shall be designated by such parties in a written notice to the other party complying as to delivery with the terms of this Section. All such notices, requests, demands and other communication shall be deemed given upon receipt by the party to whom such notice is directed.

       (b)  The address of the Agent for payment hereunder is as follows:

                  Morgan Guaranty Trust Company
                  60 Wall Street
                  New York, New York 10260
                  ABA:  021000238
                  Attention:  For the Account of Canadian Imperial Bank
                    of Commerce, New York Agency
                  Account No.: 630-00-480
                  For further credit to Agented Loans,
                  Account No.:  0709611
                  Re:  Pegasus Media & Communications
                  Telecopy No.: (212) 856-3799

       Section 14.04. Governing Law. This Agreement and the Notes shall be construed in accordance with and governed by the internal laws of the State of New York.

       Section 14.05.  CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL.

       (a) THE BORROWER, TO THE EXTENT THAT IT MAY LAWFULLY DO SO, HEREBY CONSENTS TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, AS WELL AS TO THE JURISDICTION OF ALL COURTS TO WHICH AN APPEAL MAY BE TAKEN FROM SUCH COURTS, FOR THE PURPOSE OF ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF ANY OF ITS OBLIGATIONS ARISING HEREUNDER OR UNDER THE NOTES OR THE SECURITY DOCUMENTS OR WITH RESPECT TO THE TRANSACTIONS CONTEMPLATED HEREBY, AND EXPRESSLY WAIVES ANY AND ALL OBJECTIONS IT MAY HAVE AS TO VENUE, INCLUDING, WITHOUT LIMITATION, THE INCONVENIENCE OF SUCH FORUM, IN ANY OF SUCH COURTS. IN ADDITION, TO THE EXTENT THAT IT MAY LAWFULLY DO SO, THE BORROWER CONSENTS TO THE SERVICE OF PROCESS BY PERSONAL SERVICE OR U.S. CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, ADDRESSED TO THE BORROWER AT THE ADDRESS PROVIDED HEREIN. TO THE EXTENT THAT THE BORROWER HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, THE BORROWER HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

       (b) WAIVER OF JURY TRIAL. THE BORROWER HEREBY VOLUNTARILY AND IRREVOCABLY WAIVES TRIAL BY JURY IN ANY ACTION BROUGHT ON OR WITH RESPECT TO THIS AGREEMENT, THE NOTES, THE SECURITY DOCUMENTS OR ANY OTHER AGREEMENTS EXECUTED IN CONNECTION HEREWITH.

       Section 14.06. Severability. Any provision of this Agreement, the Notes or any of the Security Documents which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

       Section 14.07. Section Headings, Etc. Any Article and Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

       Section 14.08. Several Nature of Lenders' Obligations. Notwithstanding anything in this Agreement, the Notes or any of the Security Documents to the contrary, all obligations of the Lenders hereunder shall be several and not joint in nature, and in the event any Lender fails to perform any of its obligations hereunder, the Borrower shall have no recourse against any other Lender(s) who has (have) performed its (their) obligations hereunder. The amounts payable at any time hereunder to each Lender shall be a separate and independent debt, and each Lender shall be entitled to protect and enforce its rights arising out of this Agreement, subject to the provisions of Article XII, and it shall not be necessary for any other Lender to be joined as an additional party in any proceeding for such purpose.

       Section 14.09. Counterparts. This Agreement may be executed in several counterparts, each of which shall be an original and all of which shall constitute one and the same Agreement.

       Section l4.10. Knowledge and Discovery. All references in this Agreement to "knowledge" of, or "discovery" by, the Borrower shall be deemed to include, without limitation, any such knowledge of, or discovery by, the Borrower or any executive officer of the Borrower.

       Section 14.11. Amendment of Other Agreements. All references in this Agreement to other documents and agreements to which the Lenders are not parties (including without limitation the Acquisition Agreements, the Subordinated Debt Documents, the Management Agreement, the DBS Agreements and the Operating Agreements) shall be deemed to refer to such documents and agreements as presently constituted and, except for any amendments and modifications not prohibited under Section 7.12, not as hereafter amended or modified unless the Lenders shall have expressly consented in writing to such amendment(s) or modification(s).

       Section 14.12. FCC and Municipal Approvals. Notwithstanding anything herein or in any of the Security Documents to the contrary, but without limiting or waiving in any way the Borrower's obligations under Section 2.01, the Agent's and the Lenders' rights hereunder and under the Security Documents are subject to all applicable rules and regulations of the FCC and all municipal ordinances and state law by which any Franchise is created or granted. The Agent and the Lenders will not take any action pursuant to this Agreement or the Security Documents which would constitute or result in any assignment or transfer control of an y FCC License, whether de jure or de facto, if such assignment or transfer of control would require under then existing law (including the written rules and regulations promulgated by the FCC), the prior approval of the FCC, without first obtaining such approval. The Agent and the Lenders specifically agree that
(a) voting rights in the capital stock of the Companies will remain with the holders thereof even in an Event of Default unless any required prior consent of the FCC shall be obtained to the transfer of such voting rights; (b) in an Event of Default, there will be either a private or public sale of the capital stock of the Companies; and (c) prior to the exercise of stockholder or other equityholder rights by a purchaser at such sale, the prior consent of the FCC, pursuant to 47 U.S.C. ss. 310(d), in each case only if required, will be obtained prior to such exercise. The Borrower agrees to take any action which the Agent or any Lender may reasonably request in order to obtain and enjoy the full rights and benefits granted to the Agent and the Lenders by this Agreement and the Security Documents, including specifically, at the cost and expense of the Borrower, the use of its best efforts to assist in obtaining approval of the FCC or any state or municipality or other governmental authority for any action or transaction contemplated by this Agreement or any Security Document which is then required by law, and specifically, without limitation, upon request following an Event of Default, to prepare, sign and file (or cause to be filed) with the FCC or such state or municipality or other governmental authority the assignor's, transferor's or controlling person's portion of any application or applications for consent to (i) the assignment of any FCC License or Franchise or transfer of control thereof, (ii) any sale or sales of property constituting any Collateral by or on behalf of the Lenders or (iii) any assumption by the Agent or the Lenders or their designees of voting rights or management rights in property constituting any Collateral effected in accordance with the terms of this Agreement.

       Section 14.13. Disclaimer of Reliance. The Borrower has not relied on any oral representations concerning any of the terms or conditions of the Loans, the Notes, this Agreement or any of the Security Documents in entering into the same. The Borrower acknowledges and agrees that none of the officers of the Agent or any Lender has made any representations that are inconsistent with the terms and provisions of this Agreement, the Notes and the Security Documents, and neither the Borrower nor any of its Affiliates has relied on any oral promises or representations in connection therewith.

       Section 14.14. Environmental Indemnification. Without limiting the generality of Section 14.02, in consideration of the execution and delivery of this Agreement by the Lenders and the making of the Loans, the Borrower hereby indemnifies, exonerates and holds the Lenders and each of their respective officers, directors, employees and agents (collectively, the "Indemnified Parties") free and harmless from and against any and all actions, causes of action, suits, losses, costs, liabilities and damages, and expenses incurred in connection therewith (irrespective of whether any such Indemnified Party is a party to the action for which indemnification hereunder is sought), including reasonable attorneys' fees and disbursements (collectively, the "Indemnified Liabilities"), incurred by the Indemnified Parties or any of them as a result of, or arising out of, or relating to:

       (a) any investigation, litigation or proceeding related to any environmental cleanup, audit, compliance or other matter relating to the protection of the environment or the release by any Company of any Hazardous Material; or

       (b) the presence on or under, or the escape, seepage, leakage, spillage, discharge, emission, discharging or releases from, any real property owned or operated by any Company of any Hazardous Material (including any losses, liabilities, damages, injuries, costs, expense or claims asserted or arising under any Environmental Law), regardless of whether caused by, or within the control of, any Company; except for any such Indemnified Liabilities arising for the account of a particular Indemnified Party by reason of the relevant Indemnified Party's negligence or misconduct, and if and to the extent that the foregoing undertaking may be unenforceable for any reason, the Borrower agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. Notwithstanding anything to the contrary herein contained, the obligations and liabilities under this Section shall survive and continue in full force and effect and shall not be terminated, discharged or released in whole or in part irrespective of whether all the Obligations have been paid in full or the Commitments have been terminated and irrespective of any foreclosure of any mortgage, deed of trust or collateral assignment on any real property or acceptance by any Lender of a deed or assignment in lieu of foreclosure.

       Section 14.15. Designation of Senior Debt. The Borrower hereby designates all of the Obligations as Designated Senior Debt, as such term is defined in the Subordinated Indenture, and in accordance with the terms thereof.

       IN WITNESS WHEREOF, the Agent, the Lenders and the Borrower have caused this Agreement to be duly executed by their duly authorized representatives, as a sealed instrument, all as of the day and year first above written.

                                 BORROWER:



                                 PEGASUS MEDIA & COMMUNICATIONS, INC.


                                 By
                                   -----------------------------------------
                                     Its:
                                         -----------------------------------



                                 AGENT:

                                 CANADIAN IMPERIAL BANK OF
                                   COMMERCE, NEW YORK AGENCY


                                 By
                                   -------------------------------------------
                                     Harold F. Birk, Director, CIBC Wood Gundy
                                     Securities Corp., as agent


                                 LENDER:

                                 CIBC INC.


                                 By:
                                    ------------------------------------------
                                     Harold F. Birk, Director, CIBC Wood Gundy
                                     Securities Corp., as agent

                                 Address for Notices to CIBC Inc.:

                                 CIBC Inc.
                                 425 Lexington Avenue
                                 New York, New York  10017
                                 Telecopy:  (212) 856-3558
                                 Attention: Harold F. Birk, Director

                         REDUCING REVOLVING CREDIT NOTE

                                                            New York, New York
$_____________                                          ____       _____, 1996



       FOR VALUE RECEIVED, the undersigned, PEGASUS MEDIA & COMMUNICATIONS, INC. (the "Maker"), hereby promises to pay to the order of _______, having an address at ________________________ (the "Bank"), the principal sum of _________
_______________ Dollars ($__________) or, if less, the aggregate unpaid principal amount of Advances hereunder made by the Bank to the Maker pursuant to that certain Credit Agreement dated as of _______, 1996, as the same may be amended, supplemented, replaced or otherwise modified from time to time hereafter (the "Credit Agreement"), by and among the Maker, the Bank, the other Lenders referred to therein, Canadian Imperial Bank of Commerce, New York Agency, as Agent for the Lenders (with its successors and assigns in such capacity, the "Agent"), together with interest on any and all principal remaining unpaid hereunder from the date hereof until payment in full, payable on the dates and at the interest rate or rates specified in the Credit Agreement. Capitalized terms used in this Note without definition have the meanings assigned to them in the Credit Agreement.

       The aggregate principal amount outstanding hereunder shall be payable as provided in the Credit Agreement. This Note may be prepaid in accordance with the terms and provisions of the Credit Agreement without penalty or premium (other than certain indemnification payments under Section 1.11 of the Credit Agreement). This Note is also subject to mandatory prepayment in certain circumstances as provided in the Credit Agreement.

       All principal and interest hereunder are payable in lawful money of the United States of America to the Agent at its address specified in the Credit Agreement in immediately available funds as provided in the Credit Agreement on the date on which such payment shall become due. Payments of principal and interest hereunder which are not made by such date may be made by debiting any deposit account(s), if any, in the name of the Maker with the Agent. The Maker hereby irrevocably authorizes the Agent to so debit such deposit account(s).

       The Maker, for itself and its legal representatives, successors and assigns, to the extent it may lawfully do so, hereby expressly waives presentment, demand, protest, notice of protest, presentment for the purpose of accelerating maturity, diligence in collection, and the benefit of any exemption under the homestead exemption laws, if any, or any other exemption or insolvency laws, and consents that the Agent or the Lenders may release or surrender, exchange or substitute any personal property or other collateral security now held or which may hereafter be held as security for the payment of this Note, and may extend the time for payment or otherwise modify the terms of payment of any part or the whole of the debt evidenced hereby to the extent provided in the Credit Agreement without in any way affecting the liability of the Maker; provided that such modifications do not increase the obligations hereunder.

       This Note is one of the "Reducing Revolving Credit Notes" or "Notes" referred to in and is entitled to the benefits of the Credit Agreement (including Schedules thereto) and all other instruments and agreements evidencing and/or securing the indebtedness hereunder, which Credit Agreement and other instruments and agreements are hereby made part of this Note and are deemed incorporated herein in full. The occurrence or existence of an Event of Default shall constitute a default under this Note and shall, subject to the provisions of the Credit Agreement, entitle the Bank to accelerate the entire indebtedness hereunder and to take such other action as may be provided for in the Credit Agreement or any other instrument or agreement evidencing and/or securing this Note, all in accordance with the terms of the Credit Agreement.

       All agreements between or among the Maker, the Agent and any Lender are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration of maturity of the indebtedness or otherwise, shall the amount paid or agreed to be paid for the use or forbearance of the indebtedness evidenced hereby exceed the maximum amount which the Bank or any Lender is permitted to receive under applicable law. If, from any circumstances whatsoever, fulfillment of any provision hereof or of the Credit Agreement, at the time performance of such provision shall be due, shall involve exceeding such amount, then the obligation to be fulfilled shall automatically be reduced to the limit of such validity and if, from any circumstances, the Bank or any Lender should ever receive as interest an amount which would exceed such maximum amount, such amount which would be excessive interest shall be applied to the reduction of the principal balance evidenced hereby and not to the payment of interest. As used herein, the term "applicable law" shall mean the law in effect as of the date hereof, provided, however, that in the event there is a change in the law which results in a higher permissible rate of interest, then this Note shall be governed by such new law as of its effective date. This provision shall control every other provision of all agreements between or among the Maker, the Agents and any Lender.

       This Note and all transactions hereunder and/or evidenced herein shall be governed by, and construed and enforced in accordance with, the laws of The State of New York.

       If this Note shall not be paid when due and shall be placed by the holder hereof in the hands of any attorney for collection, through legal proceedings or otherwise, the Maker will pay reasonable attorneys' fees to the holder hereof together with reasonable costs and expenses of collection, including, without limitation, any such attorneys' fees, costs and expenses relating to any proceedings with respect to the bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation of any of the Maker or any party (other than the Bank or any other Lender) to any instrument or agreement securing this Note.

       IN WITNESS WHEREOF, the Maker has caused this Note to be executed under seal by its duly authorized representative as of the date first above written.



                                      PEGASUS MEDIA & COMMUNICATIONS, INC.


                                      By
                                        --------------------------------------
                                          Its:
                                              --------------------------------

                              REVOLVING CREDIT NOTE

                                                            New York, New York
$_____________                                                 _________, 1996


       FOR VALUE RECEIVED, the undersigned, PEGASUS MEDIA & COMMUNICATIONS, INC. (the "Maker"), hereby promises to pay to the order of _______, having an address at ________________________ (the "Bank"), the principal sum of _________
_______________ Dollars ($__________) or, if less, the aggregate unpaid principal amount of Advances hereunder made by the Bank to the Maker pursuant to that certain Credit Agreement dated as of _______, 1996, as the same may be amended, supplemented, replaced or otherwise modified from time to time hereafter (the "Credit Agreement"), by and among the Maker, the Bank, the other Lenders referred to therein, Canadian Imperial Bank of Commerce, New York Agency, as Agent for the Lenders (with its successors and assigns in such capacity, the "Agent"), together with interest on any and all principal remaining unpaid hereunder from the date hereof until payment in full, payable on the dates and at the interest rate or rates specified in the Credit Agreement. Capitalized terms used in this Note without definition have the meanings assigned to them in the Credit Agreement.

       The aggregate principal amount outstanding hereunder shall be payable as provided in the Credit Agreement. This Note may be prepaid in accordance with the terms and provisions of the Credit Agreement without penalty or premium (other than certain indemnification payments under Section 1.11 of the Credit Agreement). This Note is also subject to mandatory prepayment in certain circumstances as provided in the Credit Agreement.

       All principal and interest hereunder are payable in lawful money of the United States of America to the Agent at its address specified in the Credit Agreement in immediately available funds as provided in the Credit Agreement on the date on which such payment shall become due. Payments of principal and interest hereunder which are not made by such date may be made by debiting any deposit account(s), if any, in the name of the Maker with the Agent. The Maker hereby irrevocably authorizes the Agent to so debit such deposit account(s).

       The Maker, for itself and its legal representatives, successors and assigns, to the extent it may lawfully do so, hereby expressly waives presentment, demand, protest, notice of protest, presentment for the purpose of accelerating maturity, diligence in collection, and the benefit of any exemption under the homestead exemption laws, if any, or any other exemption or insolvency laws, and consents that the Agent or the Lenders may release or surrender, exchange or substitute any personal property or other collateral security now held or which may hereafter be held as security for the payment of this Note, and may extend the time for payment or otherwise modify the terms of payment of any part or the whole of the debt evidenced hereby to the extent provided in the Credit Agreement without in any way affecting the liability of the Maker; provided that such modifications do not increase the obligations hereunder.

       This Note is one of the "Revolving Credit Notes" or "Notes" referred to in and is entitled to the benefits of the Credit Agreement (including Schedules thereto) and all other instruments and agreements evidencing and/or securing the indebtedness hereunder, which Credit Agreement and other instruments and agreements are hereby made part of this Note and are deemed incorporated herein in full. The occurrence or existence of an Event of Default shall constitute a default under this Note and shall, subject to the provisions of the Credit Agreement, entitle the Bank to accelerate the entire indebtedness hereunder and to take such other action as may be provided for in the Credit Agreement or any other instrument or agreement evidencing and/or securing this Note, all in accordance with the terms of the Credit Agreement.

       All agreements between or among the Maker, the Agent and any Lender are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration of maturity of the indebtedness or otherwise, shall the amount paid or agreed to be paid for the use or forbearance of the indebtedness evidenced hereby exceed the maximum amount which the Bank or any Lender is permitted to receive under applicable law. If, from any circumstances whatsoever, fulfillment of any provision hereof or of the Credit Agreement, at the time performance of such provision shall be due, shall involve exceeding such amount, then the obligation to be fulfilled shall automatically be reduced to the limit of such validity and if, from any circumstances, the Bank or any Lender should ever receive as interest an amount which would exceed such maximum amount, such amount which would be excessive interest shall be applied to the reduction of the principal balance evidenced hereby and not to the payment of interest. As used herein, the term "applicable law" shall mean the law in effect as of the date hereof, provided, however, that in the event there is a change in the law which results in a higher permissible rate of interest, then this Note shall be governed by such new law as of its effective date. This provision shall control every other provision of all agreements between or among the Maker, the Agents and any Lender.

       This Note and all transactions hereunder and/or evidenced herein shall be governed by, and construed and enforced in accordance with, the laws of The State of New York.

       If this Note shall not be paid when due and shall be placed by the holder hereof in the hands of any attorney for collection, through legal proceedings or otherwise, the Maker will pay reasonable attorneys' fees to the holder hereof together with reasonable costs and expenses of collection, including, without limitation, any such attorneys' fees, costs and expenses relating to any proceedings with respect to the bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation of any of the Maker or any party (other than the Bank or any other Lender) to any instrument or agreement securing this Note.

       IN WITNESS WHEREOF, the Maker has caused this Note to be executed under seal by its duly authorized representative as of the date first above written.



                                          PEGASUS MEDIA & COMMUNICATIONS, INC.


                                          By
                                            ---------------------------------
                                              Its:
                                                  ---------------------------

                                                                Schedule 1.04(a)



                              REQUEST FOR ADVANCES



                                                     _________, __199__
Canadian Imperial Bank of  Commerce,
 New York Agency, as Agent
425 Lexington Avenue
New York, New York  10017
Attention:  Syndications


       Re: Request for Advances under Credit Agreement dated as of August 29, 1996 (the "Credit Agreement")

Ladies and Gentlemen:

       This letter shall serve as a Request for Advances to be made by the Lenders in the aggregate principal amount of $_____ , which Advances shall be [LIBOR/Prime Rate] Loans [with an Interest Period commencing__________________ ______ and ending___________]. The Borrowing Date of such Advances should be _____________. Capitalized terms used herein shall have the meanings assigned to them in the Credit Agreement.

       The undersigned hereby certifies that such Advances, to the extent not applied for working capital purposes of the Borrower, will be used for the following purposes:
[   ]

       The undersigned hereby further certifies as follows:

       1. The representations and warranties contained in the Credit Agreement are or will be, if qualified by a reference to materiality, true and correct in all material respects as of the Borrowing Date of such Advances, and if not so qualified, are or will be true and correct in all respects as of the Borrowing Date with the same effect as if made at and as of such time, except as may have been disclosed to the Lenders by the Borrower and to which the Lenders have consented and to the extent that (a) such representations and warranties expressly relate to an earlier specified date or (b) the facts upon which such representations and warranties are based may in the ordinary course be changed by transactions or events permitted the Credit Agreement.

         2. Since the date of the Credit Agreement, there has been no change in the business condition, performance, prospects, properties or financial condition of the Companies that, individually or in the aggregate, has had or reasonably could be expected to have a Material Adverse Effect.

         3. The Borrower has performed and complied in all material respects with all terms and conditions herein required to be performed or complied with by it prior to or on the Borrowing Date, and on the Borrowing Date, after giving effect to the proposed Advances on the Borrowing Date and, on a pro forma basis, as of the last day of the most recently ended month for which financial statements are available, there exists no Event of Default or condition which would, with notice or the lapse of time or both, result in an Event of Default.


         4. All of the Obligations constitute "Senior Debt" and, with the exception of Rate Hedging Obligations to the Lenders, "Designated Senior Debt" under the Subordinated Indenture.

         5. The Calculation of Leverage Ratio attached hereto as Exhibit A correctly applies the provisions of the Subordinated Indenture to the appropriate financial statements and books and records of the Borrower and its Subsidiaries and accurately calculates the Indebtedness to Adjusted Operating Cash Flow Ratio (as defined in the Subordinated Indenture) as of the Borrowing Date. After giving effect to the requested Advances, including the uses of the proceeds thereof, the Indebtedness to Adjusted Operating Cash Flow Ratio will not exceed 6.50 to 1.00, and the Borrower will be in full compliance with
Section 4.09 of the Subordinated Indenture.

                                         Very truly yours,

                                         PEGASUS MEDIA & COMMUNICATIONS, INC.


                                         By
                                           -----------------------------------
                                             Its:
                                                 -----------------------------


Borrower will use form comparable to Schedule 4.26 and otherwise satisfactory to the Lenders.

                                                                Schedule 1.04(d)



                           INTEREST RATE OPTION NOTICE



                                                            ________, 19__


Canadian Imperial Bank of  Commerce,
New York Agency, as Agent
425 Lexington Avenue
New York, New York  10017
Attention:  Harold F. Birk


       Re:    Credit Agreement dated as of ______ 1996 (the "Credit Agreement")

Ladies and Gentlemen:

       Pursuant to Section 1.04 of the Credit Agreement, the Borrower hereby [confirms its request made on [ ] to have] [request that] the interest rate on the outstanding [LIBOR/Prime Rate] Loans made on [ ] in the amount of $[ ] be [converted to/continued at] the [Prime/LIBOR] Rate plus the Applicable Margin. [The Borrower hereby further [confirms its request] [requests] that the Interest Period beginning on such date and applicable to such LIBOR Loan end [ ] months thereafter or earlier, if otherwise required by the Credit Agreement.]

       The undersigned hereby certifies that (a) the representations and warranties contained in the Credit Agreement are true and accurate on and as of the effective date of such Loans as though made at and as of such date (except to the extent that such representations and warranties expressly relate to an earlier date); and (b) there exists no Event of Default or condition which would, with notice or the lapse of time or both, result in an Event of Default, nor would any such Event of Default result from such conversion or continuance.



                                       Very truly yours,

                                       PEGASUS MEDIA & COMMUNICATIONS, INC.


                                       By
                                         -----------------------------------
                                           Its:
                                               -----------------------------

                                                             Schedule 13(b)(iii)



                            ASSIGNMENT AND ACCEPTANCE


       THIS ASSIGNMENT AND ACCEPTANCE ("this Agreement") is made this day ____ of_______, ______, by and between ("Assignor"), and __________________ ("Assignee").

       1. Recitals. (a) Assignor is a party to the Credit Agreement dated as of _______, 1996 (which, as the same has been and may from time to time be amended, modified, renewed, extended or restated, is hereinafter called the "Credit Agreement") among PEGASUS MEDIA & COMMUNICATIONS, INC. (the "Borrower"), certain persons named therein as "Lenders" and CANADIAN IMPERIAL BANK OF COMMERCE, NEW YORK AGENCY, as Agent for the Lenders (the "Agent").

       (b) Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

       (c) Immediately prior to the assignment and assumption provided herein, Assignor's Commitments and its outstanding Loans are as specified in Schedule A attached hereto. Assignor desires to assign and delegate to Assignee, and Assignee desires to acquire and assume from Assignor, a portion (the "Purchased Percentage") of Assignor's [Reducing Revolving Commitment/ Revolving Credit Commitment/ outstanding Loans] and all related claims for interest and fees after the Effective Date (as defined below).

       2. Assignment. For and in consideration of the assumption of obligations by Assignee set forth in Section 3 hereof and the other consideration set forth herein, and effective as of_______, which date is at least five (5) Business Days following the execution hereof (the "Effective Date"), Assignor does hereby sell, assign, transfer and convey all of its right, title and interest in and to, and does hereby delegate its obligations in respect of, the Purchased Percentage of the [Reducing Revolver Commitment/ Revolving Credit Commitment] of Assignor (as in effect on the Effective Date) and all Loans made by Assignor and outstanding on the Effective Date and the Credit Agreement and the other Transaction Documents. Pursuant to Article XII of the Credit Agreement, on and after the Effective Date, Assignee shall have the rights, benefits and obligations of a Lender under the Loan Documents with respect to the Purchased Percentage of the Loan Documents. After giving effect to the assignment and delegation provided herein, the respective Commitments and outstanding Loans of the parties hereto shall be as set forth on Schedule A hereto, which Schedule also contains certain additional information with respect to Assignee.

       3. Assumption. For and in consideration of the assignment of rights by Assignor set forth in Section 2 hereof and the other consideration set forth herein, and effective as of the Effective Date, Assignee does hereby accept the foregoing assignment of rights and delegation of obligations, and does hereby assume and covenant and agree fully, completely and timely to perform, comply with and discharge, each and all of the obligations, duties and liabilities of Assignor under the Credit Agreement, which are assigned to Assignee hereunder, which assumption includes, without limitation, the obligation to fund the unfunded portion of the Purchased Percentage of the Assignor's Commitments in accordance with the provisions set forth in the Credit Agreement. Assignee agrees to be bound by all provisions relating to the Lenders under, and as defined in, the Credit Agreement, including, without limitation, provisions relating to the dissemination of information and the payment of indemnification.

From and after the Effective Date, Assignor is released from Assignor's obligations with the respect to the Purchased Percentage.

       4. Fees; Etc. Assignor and Assignee have made arrangements with respect to (a) the portion, if any, to be paid, and the date or dates for payment, by Assignor to Assignee of any fees heretofore received by Assignor pursuant to the Credit Agreement prior to the Effective Date and (b) the portion, if any, to be paid, and the date or dates for payment, by Assignee to Assignor of fees or interest received by Assignee pursuant to the Credit Agreement from and after the Effective Date.

      5. Payment Obligations. On and after the Effective Date, Assignee shall be entitled to receive from Agent all payments of principal, interest and fees with respect to the Purchased Percentage of Assignor's Commitments and Loans. Assignee shall advance funds directly to the Agent with respect to all Loans made on or after the Effective Date. In consideration for the sale and assignment of Loans hereunder, (i) on the date of execution hereof, Assignee shall pay to the Agent the registration and processing fee referred to in paragraph (b)(iv) of Article XII of the Credit Agreement, and (ii) on the Effective Date, Assignee shall pay Assignor an amount equal to the Purchased Percentage of all Loans made by Assignor outstanding on the Effective Date or such other purchase price for the Purchased Percentage agreed to by Assignor and Assignee. On and after the Effective Date, Assignee will also remit to Assignor any amounts of interest on Loans and fees received from Agent which relate to the Purchased Percentage of Loans made by Assignor accrued for periods prior to the Effective Date. In the event that either party hereto receives any payment to which the other party hereto is entitled under this Agreement, then the party receiving such amount shall promptly remit it to the other party hereto.

      6.      Representations and Certain Agreements.

       (a) Assignee's Representations, Warranties and Agreements. Assignee represents, warrants and agrees to and with Assignor as follows:

              (i) Assignee has full power and authority, and has taken all action necessary, to execute and deliver this Agreement and to fulfill its obligations under, and consummate the transactions contemplated by, this Agreement;

              (ii) the making and performance by Assignee of this Agreement and all documents required to be executed and delivered by it hereunder do not and will not violate any law or regulation of the jurisdiction of its organization or any other law or regulation applicable to it;

              (iii) this Agreement has been duly executed and delivered by it and constitutes the legal, valid and binding obligations of the Assignee, enforceable against it in accordance with its terms;

              (iv) all approvals and authorizations of, all filings with and all actions by any governmental or other administrative or judicial authority necessary for the validity or enforceability of Assignee's obligations under this Agreement have been obtained;

              (v) Assignee has received a copy of the Credit Agreement and the other Loan Documents, together with copies of the most recent financial statements delivered pursuant to Sections 6.06(a), (b) and (c) thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement;

            (vi) Assignee appoints and authorizes Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Loan Documents as are delegated to Agent by the terms thereof, together with such powers as are reasonably incidental thereto; and

              (vii) Assignee agrees that it will perform in accordance with their terms all the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender, including, without limitation, obligations to make Loans to the full amount of the portion of the Commitments acquired by Assignee.

              (b) Assignor's Representations and Warranties. Assignor represents and warrants to Assignee as follows:

              (i) Assignor has full power and authority, and has taken all action necessary, to execute and deliver this Agreement and to fulfill its obligations under, and consummate the transactions contemplated by, this Agreement;

              (ii) the making and performance by Assignor of this Agreement and all documents required to be executed and delivered by it hereunder do not and will not violate any law or regulation of the jurisdiction of its organization or any other law or regulation applicable to it;

              (iii) this Agreement has been duly executed and delivered by it and constitutes the legal, valid and binding obligations of Assignor, enforceable against it in accordance with its terms;

              (iv) all approvals and authorizations of, all filings with and all actions by any governmental or other administrative or judicial authority necessary for the validity or enforceability of Assignor's obligations under this Agreement have been obtained;

              (v) the amounts of Assignor's respective Commitments and the aggregate outstanding principal amount of the Loans held by the Assignor are, on and as of the date of this Agreement (immediately prior to giving effect to the sale, assignment and transfer contemplated by Section 2), correctly set forth in Schedule A hereto; and

              (vi) immediately prior to giving effect to the sale, assignment and transfer contemplated by Section 2, the Assignor has good title to, and is the sole legal and beneficial owner of, the Purchased Percentage, free and clear of all liens, security interests, participations and other encumbrances.

              7. Credit Determination; Limitations on Assignor's Liability. It is understood and agreed that Assignee has independently made its own credit determinations and analysis based upon such information as Assignee deems sufficient to enter into the transaction contemplated hereby and not based on any statements or representations by Assignor and that it will, independently and without reliance upon Assignor, any other Lender or Agent and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement. It is understood and agreed that the assignment and assumption hereunder are made WITHOUT RECOURSE to Assignor and that Assignor makes no representation or warranty of any kind to Assignee (except as set forth in Section 5(b) above) and shall not be responsible for (i) the due execution, legality, validity, enforceability, genuineness, sufficiency, value or collectibility of the Credit Agreement or any other Loan Document, including without limitation, documents granting the Assignor and other Lenders a security interest in assets of the Borrower , any of its Subsidiaries or the Parent, (ii) any representation, warranty or statement made in or in connection with any of the Loan Documents, (iii) the financial condition or creditworthiness of the Borrower, any of its Subsidiaries or the Parent, (iv) the performance or compliance with any of the terms or provisions of any of the Loan Documents, (v) inspecting any of the property, books or records of the Borrower or (vi) the validity, enforceability, perfection, priority, condition, value or sufficiency of any collateral securing or purporting to secure the Loans. Neither Assignor nor any of its officers, directors, employees, agents or attorneys shall be liable for any mistake, error of judgment, or action taken or omitted to be taken in connection with the Loans or the Loan Documents, except for its or their own gross negligence or willful misconduct.

              8. Indemnity. Assignee agrees to indemnify and to hold harmless Assignor from and against any and all losses, costs, damages, expenses (including, without limitation, reasonable attorneys' fees) and liabilities incurred by Assignor in connection with or arising in any manner from Assignee's performance or nonperformance of obligations assumed under this Agreement.

              9. Subsequent Assignments. After the Effective Date, Assignee shall have the right to assign the rights which are assigned to Assignee hereunder to any entity or person, provided that (a) any such subsequent assignment does not violate any of the terms and conditions of the Loan Documents or any law, rule, regulation, order, writ, judgment, injunction or decree and that any consent required under the terms of the Loan Documents has been obtained and (b) Assignee is not thereby released from any of its obligations to Assignor hereunder.

              10. Governing Law. This Agreement shall be governed by the internal law, and not the law of conflicts, of the State of New York.

              11. Notices. Notices shall be given under this Agreement in the manner set forth in the Credit Agreement. For the purpose hereof, the addresses of the parties hereto (until notice of a change is delivered) shall be the addresses set forth under the parties' respective name(s) on the signature pages hereto.

              12. Further Assurances. Assignor and Assignee hereby agree to execute and deliver such other instruments, and take such other actions, as either party may reasonably request in connection with the transaction contemplated by this Agreement.

              13. Expenses. Each party hereto shall bear its own expenses in connection with the execution, delivery and performance of this Agreement.

              14. Amendment, Modification or Waiver. No provision of this Agreement may be amended, modified or waived except by an instrument in writing signed by Assignor and Assignee.

              15. Jurisdiction; Venue. Each of the parties hereto hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York state court for the purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, any objective which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

              16. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

              17. Counterparts. This Agreement may be executed in counterparts, each of which shall be identical and all of which, taken together, shall constitute one instrument.

              IN WITNESS WHEREOF, the parties hereto have executed this Agreement by their duly authorized officers as of the date first above written.

                                           ---------------------------------


                                           By:
                                              ------------------------------
                                           Title:
                                                 ---------------------------

                                           Address:
                                           Telephone:
                                           Telecopy:




                                           ---------------------------------


                                           By:
                                              ------------------------------
                                           Title:
                                                 ---------------------------


                                           Address:
                                           Telephone:
                                           Telecopy:

ACCEPTED:

CANADIAN IMPERIAL BANK OF COMMERCE,
NEW YORK AGENCY,  AS AGENT

By:
   ----------------------------------------
Title:
      -------------------------------------

                                                       SCHEDULE A
                                                       TO ASSIGNMENT AND
                                                       ACCEPTANCE AGREEMENT


                       LIST OF LENDING OFFICES, ADDRESSES
                   FOR NOTICES AND COMMITMENT AND LOAN AMOUNTS


ASSIGNOR:

[Insert Name of Assignor]

----------------------------------------------------------------------------------------------------------

                                                         Reducing Revolver          Revolving Credit
                                     Loans                   Commitment                Commitment
----------------------------------------------------------------------------------------------------------

Original Amount                  $__________               $__________               $__________

Original Percentage                   ______%                   ______%                    _____%
----------------------------------------------------------------------------------------------------------



       Following assignment of the Purchased Percentage, Assignor's portions of the Commitment and outstanding Loans will be as follows:

----------------------------------------------------------------------------------------------------------

                                                         Reducing Revolver          Revolving Credit
                                     Loans                   Commitment                Commitment
----------------------------------------------------------------------------------------------------------

Revised Amount                    $__________               $__________               $__________

Revised Percentage                     ______%                   ______%                    _____%
----------------------------------------------------------------------------------------------------------

ASSIGNEE:

[Insert Name of Assignee]

----------------------------------------------------------------------------------------------------------

                                                         Reducing Revolver          Revolving Credit
                                     Loans                   Commitment                Commitment
----------------------------------------------------------------------------------------------------------

Original                         $__________          $__________                    $__________
  Amount, if any

Original
Percentage, if  any              $__________          $__________                    $__________

                                 ______%               _____%                        ______%
----------------------------------------------------------------------------------------------------------


       Following assignment of the Purchased Percentage, Assignee's portions of the Commitments and outstanding Loans will be as follows:

----------------------------------------------------------------------------------------------------------

                                                         Reducing Revolver          Revolving Credit
                                     Loans                   Commitment                Commitment
----------------------------------------------------------------------------------------------------------

New Amount                       $__________               $__________               $__________

New Percentage                        ______%                    _____%                   ______%
----------------------------------------------------------------------------------------------------------

Address for Notices:

[Address]
Attention:_______________
Telephone:_______________
Telecopy:________________
Telephone:_______________
Confirmation:____________


LIBOR/Eurodollar Lending Office:


_____________
_____________
_____________



Domestic Lending Office:

_____________
_____________
_____________

                                                              Schedule 13(b)(iv)



                              NOTICE OF ASSIGNMENT
                                 AND ACCEPTANCE


To:      Pegasus Media & Communications, Inc.
         5 Radnor Corporate Center, Suite 454
         100 Matsonford Road
         Radnor, Pennsylvania  19087
         Attention:  Marshall W. Pagon

        [List Lenders and addresses]

From:   [Name of Assignor] ("Assignor")
        [Name of Assignee] ("Assignee")

                                                             ______ , __

       1. We refer to the Credit Agreement, dated as of ______, 1996, as it may be amended, modified, renewed or extended from time to time, is herein called the "Credit Agreement") among PEGASUS MEDIA & COMMUNICATIONS, INC. ( the "Borrower"), certain banks party thereto (each a "Lender" and collectively the "Lenders"), the above-referenced Assignor and CANADIAN IMPERIAL BANK OF COMMERCE, NEW YORK AGENCY, in its separate capacity as Agent for the Lenders. Capitalized terms used herein without definition have the meanings assigned to them in the Credit Agreement.

       2. This Notice of Assignment and Acceptance (this "Notice") is given and delivered to the Borrower, the Lenders and the Agent pursuant to Article XII of the Credit Agreement.

       3.Assignor and the above-referenced Assignee have entered into an Assignment and Acceptance, dated as of_______,__ (the "Assignment Agreement"), pursuant to which, among other things, Assignor has sold, assigned, delegated and transferred to Assignee, and Assignee has purchased, accepted and assumed from Assignor, a portion of Assignor's rights and obligations under the Credit Agreement and the other Loan Documents such that Assignee's percentage of the aggregate Commitments and the outstanding Loans shall be as set forth in Schedule A to the Assignment Agreement enclosed herewith (which Schedule also sets forth Assignor's percentage of the Commitments and outstanding Loans prior to such transfer), effective as of the Effective Date. The Effective Date shall be______, ___, provided that the Effective Date shall not occur if any condition precedent explicitly agreed to in writing by Assignor and Assignee has not been satisfied.

       4. Assignor and Assignee hereby give to the Borrower, the other Lenders and the Agent notice of the assignment and delegation referred to herein [ must be at least one (1) Business Day's notice] and enclose a fully executed counterpart of the Assignment Agreement. Assignor will confer with the Agent before_____, __ to determine if the assignment will become effective on such date pursuant to Section 3 hereof, and will confer with the Agent to determine the Effective Date pursuant to Section 3 hereof if it occurs thereafter. Assignor shall notify the Agent if the assignment does not become effective on any proposed Effective Date as a result of the failure to satisfy the conditions precedent explicitly agreed to in writing by Assignor and Assignee. At the request of the Agent, Assignor will give the Agent written confirmation of the occurrence of the Effective Date.

       5. Assignee hereby confirms its acceptance and assumption of the assignment and delegation referred to herein and agrees as of the Effective Date
(a) to perform fully all of the obligations under the Credit Agreement which it has assumed pursuant to the Assignment Agreement and (b) to be bound by the terms and conditions of the Credit Agreement as a "Lender".

       6. Assignor and Assignee request and agree that any payments to be made by the Agent to Assignor on and after the Effective Date shall, to the extent of the assignment referred to herein, be made entirely to Assignee, it being understood that Assignor and Assignee shall make between themselves any desired allocations.

       7. Assignor hereby agrees to deliver to the Agent on or before the Effective Date its original Note[s] subject to the assignment contemplated by the Assignment Agreement. Assignor and Assignee hereby request that the Borrower deliver to the Agent on or before the Effective Date the following new Notes payable in accordance with paragraph (b)(iv) of Article XII of the Credit Agreement.

       [Describe each new Note for Assignor and Assignee with principal amount and payee.]

       8. Assignee advises the Agent and the other Lenders that its address for notice purposes, as well as certain other relevant information, is set forth in Schedule A to the Assignment Agreement.


[Assignor]                                [Assignee]


By:                                       By:
  ---------------------------------         ---------------------------------
Title:                                    Title:
      -----------------------------             -----------------------------